Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Exhibit 10.1

EXECUTION VERSION

CREDIT CARD PROGRAM AGREEMENT
by and between
COLDWATER CREEK U.S. INC.
and
COMENITY BANK

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8.2 POS Terminals	38
8.3 Settlement Procedures	38
8.4 Bank's Right to Charge Back	39
8.5 Exercise of Chargeback	39
8.6 No Merchant Discount	39

ARTICLE IX PROGRAM ECONOMICS	40
9.1 Company Compensation	40
9.2 Dispute Resolution	40
9.3 Bank's Responsibility for Program Operation	40

ARTICLE X INTELLECTUAL PROPERTY	40
10.1 Licensed Marks	40
10.2 Termination; Ownership; and Infringement	41
10.3 Intellectual Property	42

ARTICLE XI REPRESENTATIONS, WARRANTIES AND COVENANTS	42
11.1 General Representations and Warranties of the Company	42
11.2 General Representations and Warranties of the Bank	43
11.3 No other Representations or Warranties	45
11.4 General Covenants of the Company	45
11.5 General Covenants of the Bank	45

ARTICLE XII ACCESS, AUDIT AND DISPUTE RESOLUTION	47
12.1 Access to Books and Records	47
12.2 Audit Rights	47
12.3 Accounting Dispute Resolution	48
12.4 Dispute Resolution	48
12.5 Regulatory Audit of Company	49

ARTICLE XIII CONFIDENTIALITY	50
13.1 General Confidentiality	50
13.2 Use and Disclosure of Confidential Information	51
13.3 Unauthorized Use or Disclosure of Confidential Information	51
13.4 Return or Destruction of Confidential Information	51

ARTICLE XIV RETAIL PORTFOLIO ACQUISITIONS AND DISPOSITIONS	51
14.1 Retailer that Operates a Credit Card Business	51
14.2 Conversion of Purchased Accounts	52
14.3 No Other Company Obligations	53
14.4 Retail Portfolio Dispositions	53

ARTICLE XV EVENTS OF DEFAULT; RIGHTS AND REMEDIES	53
15.1 Events of Default	53
15.2 Defaults by the Bank	53
15.3 Defaults by the Company	54
15.4 Remedies for Events of Default	54

ARTICLE XVI TERM/TERMINATION	55
16.1 Term	55
16.2 Termination by the Company Prior to the End of the Initial Term or a Renewal Term	55
16.3 Termination by the Bank Prior to the End of the Initial Term or a Renewal Term	56

ARTICLE XVII EFFECTS OF TERMINATION	56
17.1 General Effects	56

ii

17.2 The Company's Option to Purchase the Program Assets	56
17.3 Fair Market Value	58
17.4 Rights of the Bank if Purchase Option Not Exercised	58

ARTICLE XVIII INDEMNIFICATION	59
18.1 Company Indemnification of the Bank	59
18.2 Bank Indemnification of the Company	59
18.3 Procedures	60
18.4 Notice and Additional Rights and Limitations	61

ARTICLE XIX MISCELLANEOUS	61
19.1 Securitization	61
19.2 Assignment	62
19.3 Sale or Transfer of Accounts	62
19.4 Subcontracting	62
19.5 Amendment	62
19.6 Non-Waiver	62
19.7 Severability	62
19.8 Waiver of Jury Trial and Venue	62
19.9 Governing Law	62
19.10 Specific Performance	63
19.11 Notices	63
19.12 Further Assurances	63
19.13 No Joint Venture	63
19.14 Press Releases	64
19.15 No Set-Off	64
19.16 Third Parties	64
19.17 Force Majeure	64
19.18 Entire Agreement	64
19.19 Binding Effect	64
19.20 Counterparts/Facsimiles	65
19.21 Survival	65
19.22 Captions	65

iii

CREDIT CARD PROGRAM AGREEMENT
This Credit Card Program Agreement is made as of the 26th day of July, 2013, by and between Coldwater Creek U.S. Inc., a Delaware corporation (the “Company”) and Comenity Bank, a bank organized under the laws of the State of Delaware (the “Bank”).
WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, the Bank and The Chase Manhattan Bank USA, National Association, are in negotiations with respect to the execution and delivery of a purchase and sale agreement (the “Chase Purchase Agreement”) pursuant to which the Bank shall purchase the Chase Program Assets (as defined below) currently governed by the Chase Program Agreement (as defined below) and shall assume certain liabilities related thereto;
WHEREAS, the Company has requested that the Bank establish a program pursuant to which, following the Effective Date of this Agreement, the Bank shall issue Company Credit Cards (as defined below) to be serviced, marketed and promoted in accordance with the terms hereof; and
WHEREAS, the Parties hereto agree that the goodwill associated with the Company Licensed Marks (as defined below) contemplated for use hereunder are of substantial value that is dependent upon the maintenance of high quality services and appropriate use of the Company Licensed Marks pursuant to this Agreement.
NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

1.1    Generally. The following terms shall have the following meanings when used in this Agreement:

“Account” means any unsecured, open-end line of credit account established by the Bank in favor of a Cardholder pursuant to a Credit Card Agreement (or acquired by Bank pursuant to the Chase Purchase Agreement) which may be used by a Cardholder (a) to finance purchases, (b) with respect to Co-Branded Accounts only, for cash advances, convenience check or balance transfer transactions and (c) for such other purposes as may be agreed by the Parties. For the avoidance of doubt, the term Account shall include the accounts constituting part of the Chase Program Assets, the Private Label Accounts and the Co-Branded Accounts.
“Account Documentation” means, with respect to an Account, any and all documentation relating to that Account, including Credit Card Documentation, checks or other forms of payment with respect to an Account, notices to Cardholders, credit bureau reports (to the extent not prohibited from transfer by contract with the credit bureau), adverse action notices, change of terms notices, other notices, correspondence, memoranda, documents, stubs, instruments, certificates, agreements, magnetic tapes, disks, hard copy formats or other computer-readable data transmissions, any microfilm, electronic or other copy of any of the foregoing, and any other written, electronic or other records or materials of whatever form or nature, including tangible and intangible information, arising from or relating or pertaining to any of the foregoing to the extent related to the Program; provided that Account Documentation shall not include the Company's or any of its Affiliates' register tapes, invoices, sales or shipping slips, delivery or other receipts or other indicia of the sale of Goods and Services, any reports, analyses or other documentation prepared by the Company or its Affiliates for use in the retail business operated by the Company and its Affiliates, regardless of whether derived in whole or in part from the Account Documentation; provided, further,

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that notwithstanding that certain information included in the Account Documentation might also constitute Shopper Data, nothing in this definition shall limit the Company's rights in and to the Shopper Data as set forth in Section 6.3.
“Accountants” has the meaning set forth in Section 12.3 hereof.
“Affiliate” means, with respect to any Person, each Person that controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Credit Card Program Agreement, together with all of its schedules and exhibits, as amended, supplemented or otherwise modified from time to time.
“Applicable Law” means, with respect to any Party, any United States federal, state or local law (including common law), statute, rule or regulation, or any written interpretation of a Governmental Authority thereunder applicable to or binding upon such Party, or any Applicable Order with respect to such Party, as the foregoing may be amended and in effect from time to time during the Term, including (i) the Truth in Lending Act and Regulation Z; (ii) the Equal Credit Opportunity Act and Regulation B; (iii) the Fair Debt Collection Practices Act; (iv) the Fair Credit Reporting Act; (v) the Gramm-Leach-Bliley Act; (vii) the USA PATRIOT Act; and (vii) the Unfair and Deceptive Trade Practices Act, and, in each case, any implementing regulations or written interpretations issued thereunder.
“Applicable Order” means, with respect to any Person, a judgment, injunction, writ, decree or order of any Governmental Authority, in each case legally binding on that Person.
“Applicant” means an individual that has submitted an Application under the Program.
“Application” means the credit application that must be completed and submitted in order to establish an Account (including any such application submitted at the POS (whether through Instant Credit procedures or in paper form), by phone, by mail or via the internet).
“Approved Ancillary Products” means the products listed on Schedule 1.1(a) and any other Credit Card enhancement products (other than the Company Credit Cards) approved by the Operating Committee for offering to Cardholders under the Program from time to time.
“Bank” has the meaning set forth in the preamble hereof.
“Bank Designee” has the meaning set forth in Section 3.2(b) hereof.
“Bank Event of Default” means the occurrence of any one of the events listed in Section 15.2 hereof or an Event of Default where the Bank is the defaulting Party.
“Bank Licensed Marks” means those trademarks, trade names, service marks, logos, trade dress, internet domain names, corporate names and other source indicators and proprietary designations of the Bank that are listed on Schedule 1.1(b), as such schedule may be amended from time to time by the Bank.
“Bank Material Adverse Effect” means any change, circumstance, occurrence, event or effect that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect upon the financial condition of Bank Parent or the Bank, the Program or the Accounts taken as a whole or the ability of the Bank to perform its obligations pursuant to this Agreement.
“Bank Matters” has the meaning set forth in Section 3.2(f) hereof.

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“Bank Parent” means Alliance Data Systems Corporation, a Delaware corporation.
“Bank Prospects” has the meaning set forth in Section 5.8 hereof.
“Bank Systems” means Systems owned, leased or licensed by and operated by or on behalf of the Bank or any of its Affiliates.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any other applicable state or federal bankruptcy, insolvency, moratorium or other similar law and all laws relating thereto.
“Batch Prescreen” shall mean a process where the Bank's offer of credit is made to certain customers prequalified by Bank (per its criteria), in a batch mode (often but not exclusively within a direct to consumer environment).
“Billing Cycle” means the interval of time between regular periodic Billing Dates for an Account.
“Billing Date” means, for any Account, the day as of when the Account is billed.
“Billing Statement” means a summary of Account credit and debit transactions for a Billing Cycle including a descriptive statement covering purchases, charges, past due account information and Loyalty Program information.
“Business Day” means any day, other than a Saturday or Sunday, on which both of the Bank and the Company are open for business at their respective U.S. headquarters.
“Card Association” means a card association or card network (which may be Visa, MasterCard, American Express, Discover or any successor thereto or any other card association or card network from time to time) to the extent that the Company has approved the issuance pursuant hereto of Co-Branded Credit Cards bearing the mark of such card association or card network.
“Cardholder” means an individual who has been issued a Company Credit Card (including, as applicable in accordance with the context of the reference herein, any guarantor of the Account related to such Company Credit Card and any authorized user(s) of such Accounts).
“Cardholder Data” means all personally identifiable information about a Cardholder (A) received by or on behalf of the Bank from the Cardholder in connection with the Cardholder's application for or use of a Company Credit Card or Account or (B) otherwise obtained by or on behalf of the Bank (other than from Company or its Affiliates) for inclusion in its database of Cardholder information. For clarity, to the extent any particular data that is Cardholder Data also constitutes Shopper Data hereunder, such data may be used and disclosed by Company in accordance with the provisions hereof applicable to Shopper Data and without regard to any additional restrictions that may be applicable to Cardholder Data.
“Cardholder Indebtedness” means all amounts charged and owing to the Bank by Cardholders with respect to Accounts (including (a) principal balances from outstanding charges, (b) charges for Approved Ancillary Products, (c) with respect to Co-Branded Accounts only, balance transfers, convenience checks, cash advances, (d) finance charges, late charges, pay-by-phone fees and (e) any other fees and charges, whether or not billed), less the amount of any credit balances owing by the Bank to Cardholders (including in respect of any payments and any credits associated with returns of goods and/or services and other credits and similar adjustments, whether or not billed).
“Cardholder List” means any list (whether in hardcopy, magnetic tape, electronic or other form) that identifies Cardholders, including any such listing that sets forth the names, addresses, email addresses (as available), telephone numbers or social security numbers of any or all Cardholders.

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“Change of Control” means, with respect to any Person (the “subject Person”):
(i) a Person or group (other than one or more wholly-owned subsidiaries of such Person's ultimate parent entity prior to the transaction) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (except that a Person or group shall be deemed to own all securities it has the right to acquire)), directly or indirectly, of more than fifty percent (50%) of the total voting power of the subject Person or of any Person of which the subject Person is a subsidiary;
(ii) such subject Person (or any Person of which such subject Person is a subsidiary) merges, consolidates, acquires, is acquired by, or otherwise combines with any other Person (other than a wholly-owned subsidiary of such Person's ultimate parent entity prior to the transaction) in a transaction in which the subject Person (or such Person of which such subject Person is a subsidiary) is not the surviving entity or which constitutes a “merger of equals”, it being understood that a Person shall not be considered the “surviving entity” of a transaction if either (A) the members of the board of directors of the Person immediately prior to the transaction constitute less than a majority of the members of the board of directors of the ultimate parent entity of the entity surviving or resulting from the transaction or (B) securities of such Person that are outstanding immediately prior to the transaction (or securities into which such securities are converted in the transaction) represent less than fifty percent (50%) of the total voting power of the ultimate parent entity of the entity surviving or resulting from the transaction;
(iii) the subject Person sells all or substantially all of its assets to a Person that is not a wholly-owned subsidiary of the ultimate parent entity of such subject Person prior to such transaction; or
(iv) if the subject Person is the Bank, the subject Person (or any Affiliate thereof) (1) sells, transfers, conveys, assigns to a Person that is not a wholly-owned subsidiary of Bank Parent or terminates all or a substantial part of the Bank's Credit Card business or (other than as permitted pursuant to Section 19.1) any portion thereof that includes all or any portion of the Accounts or that services the Accounts, (2) enters into any definitive agreement (whether or not subject to conditions) that would upon consummation in accordance with its terms (and assuming the receipt of all approvals and satisfaction of all conditions contemplated thereby) result in any such sale, transfer, conveyance, assignment or termination; or (3) enters into any other transaction, whether through a subcontracting arrangement, change in directorships or otherwise, which has the purpose or effect of changing the Persons entitled to direct the affairs of such subject Person or any parent entity thereof or the operations relating to the conduct of the Programs to any Person other than the ultimate parent entity of Bank prior to such transaction or any wholly-owned Subsidiary thereof.
“Charge Transaction Data” means the transaction information (in the form of electronic information) submitted to the Bank with regard to a charge on a Private Label Account with respect to each purchase of Goods and Services or Approved Ancillary Products by a Cardholder on credit and each return of Goods and Services or Approved Ancillary Products for credit.
“Chase” means The Chase Manhattan Bank USA, National Association.
“Chase Closing Date” means the date on which the closing of the purchase and sale of the Chase Program Assets is consummated under the Chase Purchase Agreement.
“Chase Program Agreement” means the Bankcard Joint Marketing Agreement, dated as of November 9, 2004, between the Company and The Chase Manhattan Bank USA, National Association, as amended, supplemented or otherwise modified from time to time.
“Chase Program Assets” means the “Accounts”, as defined in the Chase Program Agreement, and all associated account balances and account information, documents, and files maintained by Chase in connection therewith, with the exception of any such Accounts: (1) that are charged-off or should be charged-off in accordance with Chase's policies for reasons such as delinquency, fraud, bankruptcy and deceased cardholder; or (2) as to which the Account holder has a mailing address outside of the United States or one of its territories (with the exception of APO and AFO addresses).

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“Chase Purchase Agreement” has the meaning set forth in the recitals hereof.
“Co-Branded Account” means an Account linked to any Co-Branded Credit Card and usable for the purpose of financing (i) purchases (and all fees and charges relating thereto) of goods and services, including Goods and Services.
“Co-Branded Credit Card” means a Credit Card that (i) bears a Company Licensed Mark and a trademark, tradename, service mark, logo or other proprietary designation of a Card Association and (ii) is linked to a Co-Branded Account.
“Company” has the meaning set forth in the preamble hereof.
“Company Channels” means (i) all retail establishments owned or operated by the Company or its Affiliates(including Licensee departments therein), (ii) all websites owned or operated by the Company or its Affiliates or their Licensees, and (iii) all mail order, catalog and other direct access media (including all mobile media, whether or not accessible through a website) that are owned or operated by the Company or its Affiliates or their Licensees.
“Company Credit Card” means a Co-Branded Credit Card or a Private Label Credit Card.
“Company Designee” has the meaning set forth in Section 3.2(b) hereof.
“Company Event of Default” means the occurrence of any one of the events listed in Section 15.3 hereof or an Event of Default where the Company is the defaulting Party.
“Company Licensed Marks” means those trademarks, trade names, service marks, logos, trade dress, internet domain names, corporate names and other source indicators and proprietary designations of the Company that are listed on Schedule 1.1(c), as such schedule may be amended from time to time by the Company.
“Company Material Adverse Effect” means any change, circumstance, occurrence, event or effect that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect upon the financial condition of the Company, the Program or the Accounts taken as a whole or the ability of the Company to perform its obligations pursuant to this Agreement.
“Company Matters” has the meaning set forth in Section 3.2(e) hereof.
“Company Systems” means Systems owned, leased or licensed by and operated by, or on behalf of, the Company or its Affiliates.
“Comparable Partner Programs” means from time to time other major Credit Card programs of the Bank or any of its Affiliates that are comparable to the Program in terms of program size, public profile, brand image or cardholder profile, as relevant in the particular context. As of the date hereof, the “Comparable Partner Programs” include those listed on Schedule 1.1(d). For the avoidance of doubt, if the Bank becomes the Credit Card issuer for any Competing Retail Programs , such Competing Retail Program shall become a Comparable Partner Program.
“Competing Retail Programs” means from time to time Credit Card programs, whether or not the Bank or any of its Affiliates participate therein, of retailer institution competitors of the Company. As of the date hereof, the “Competing Retail Programs” include those listed on Schedule 1.1(e).
“Competitive” with respect to any feature or aspect of the Program, means that such feature or aspect is both (i) no less favorable to the Company than comparable aspects and features of the Comparable Partner Programs and (ii) consistent and competitive with the comparable aspects and features of the Competing Retail Programs (to the extent publicly known in the case of Competing Retail Programs in which neither of the Parties or their respective Affiliates are participants).

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“Confidential Information” has the meaning set forth in Section 13.1 hereof.
“Credit Card” means a credit card pursuant to which the cardholder or authorized user may (i) purchase goods and services, and (ii) with respect to Co-Branded Credit Cards only, obtain cash advances or convenience checks, and transfer balances, in each case through open-end revolving credit; and for the avoidance of doubt the term does not include: (i) any gift card; (ii) any debit card, smart card, stored value card, electronic or digital cash card or any other card that does not provide the holder thereof with the ability to obtain credit other than through an overdraft line or similar feature; (iii) any secured card, including any card secured by a lien on real or other property or by a deposit; (iv) any card issued to the holder of a securities brokerage account that allows the holder to obtain credit through a margin account or (v) any purchasing or travel and entertainment card issued to any employee of the Company.
“Credit Card Agreement” means the agreement between the Bank (including as assignee of Chase or any predecessor issuer thereto) and a Cardholder (and any replacement of such agreement), governing the use of an Account, together with any amendments, modifications or supplements thereto (including through issuance of a change in terms notice).
“Credit Card Documentation” means, with respect to the Accounts, all Applications, Credit Card Agreements, Company Credit Cards, Billing Statements, POS brochures, welcome brochures and new Account membership kits relating to such Accounts, in each case, in every form, whether printed, mobile or online.
“Disclosing Party” has the meaning set forth in Section 13.1(d) hereof.
“Effective Date” means the date as mutually agreed to by the Parties on which the Bank starts issuing Company Credit Cards pursuant to this Agreement, which for the avoidance of doubt shall occur no later than the Chase Closing Date.
“Employee Fraud” means an instance in which an employee of the Company or its Subsidiaries has committed fraud as evidenced by (i) a written or email admission of guilt by the relevant employee, (ii) a conviction of such employee for fraud in a court of law, (iii) the written determination of both the Company's and the Bank's loss prevention teams agreeing that the instance involved fraud by such an employee or (iv) determination of such fraud by the Operating Committee.
“Event of Default” means the occurrence of any one of the events listed in Section 15.1 hereof.
“Existing Receivables” means as of any day, the gross receivables purchased by the Bank on the Chase Closing Date pursuant to the Chase Purchase Agreement that remain outstanding.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Funds Rate” means the offered rate as reported in The Wall Street Journal in the “Money Rates” section for reserves traded among commercial banks for overnight use in amounts of one million dollars ($1,000,000) or more or, if no such rate is published for a day, the rate published for the preceding Business Day, calculated on a daily basis based on a 365 day year.
“Fiscal Month” means each four (4) or five (5) week period designated as such in the calendar published by the National Retail Federation for retailers on a Fiscal Year-reporting basis; provided that the Fiscal Month in which the Effective Date occurs shall be deemed to begin on the Effective Date and end on the last Saturday of that Fiscal Month.
“Fiscal Year” means the fiscal year set forth in the calendar published by the National Retail Federation setting forth the fiscal year for retailers on a 52/53 week fiscal year ending on the Saturday closest to January 31; provided that the first Fiscal Year under this Program shall be the period beginning on the Effective Date and ending on the Saturday closest to January 31, 2015.

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“Force Majeure Event” has the meaning set forth in Section 19.17 hereof.
“GAAP” means United States generally accepted accounting principles, consistently applied, provided that to the extent any calculation pursuant to Article IX hereof shall be made in accordance with GAAP, unless otherwise agreed by the Parties, such calculation shall be made in accordance with GAAP as in effect on the date hereof, as consistently applied.
“Goods and Services” means the products and services sold, charged or offered by or through Company Channels, including accessories, delivery services, protection agreements, gift cards, shipping and handling, and work or labor to be performed for the benefit of customers of the Company Channels.
“Governmental Authority” means any United States federal, state or local governmental or regulatory authority, agency, court, tribunal, commission or other entity exercising executive, legislative or judicial functions of or pertaining to government in the United States.
“Indemnified Party” has the meaning set forth in Section 18.3 hereof.
“Indemnifying Party” has the meaning set forth in Section 18.3 hereof.
“Independent Appraiser” means a nationally recognized investment banking firm, valuation firm or firm of independent certified public accountants of recognized standing that is experienced in the business of appraising credit card businesses or receivables, and that is not an Affiliate of the Company or the Bank, as applicable, and that is not either Party's principal auditor.
“Industry Standards” means all procedures, rules and regulations of the credit card industry, including, at a minimum, the Payment Credit Industry Data Security Standards maintained by the PCI Security Standards Council, LLC or any successor organization or entity.
“Initial Term” has the meaning set forth in Section 16.1 hereof.
“Inserts” has the meaning set forth in Section 5.3(a) hereof.
“Instant Credit” means an Application procedure designed to open Accounts as expeditiously as possible at POS, whereby the Application information is communicated to the Bank systemically at POS or during the order entry process and without a paper Application being completed by an Applicant, through the electronic submission by the Applicant of a credit card or other Bank-approved identification to facilitate the necessary credit analysis required by the Risk Management Policies.
“Intellectual Property” means, on a worldwide basis, all intellectual property, including (i) copyrights, copyrighted works and works of authorship including software; (ii) trade secrets and know-how; (iii) patents, designs, inventions, algorithms and other industrial property rights; (iv) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (v) applications, registrations, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing) but excluding trademarks, service marks, trade dress, logos, trade names, internet domain names, corporate names and other source indicators and proprietary designations.
“Interchange Fees” means the interchange fees or interchange reimbursement fees paid or payable to the Bank by the Card Association with respect to the Accounts, in the Bank's capacity as a Credit Card issuer, and in connection with Cardholder usage of the Accounts.
“Knowledge” means, (i) with respect to the Company, the actual knowledge of the Chief Executive Officer of the Company or the Company's Manager and (ii) with respect to the Bank, the actual knowledge of the President of the Bank or the Bank's Manager.

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“Licensee” means any Person authorized by the Company or any of its Subsidiaries to operate in and sell Goods and Services from the Company Channels or under the Company Licensed Marks, solely with respect to such Person's or any of its Subsidiaries' operation in and sale of Goods and Services from the Company Channels or under the Company Licensed Marks.
“Loyalty Program” means the program as initially described in Schedule 4.10, as such program may be modified by the Company from time to time, or any other points-based or other program that rewards Credit Card usage or other Credit Card-related metrics with points or other credits that may be redeemed for goods and/or services. For the avoidance of doubt, the “Loyalty Program” shall not refer to any loyalty or reward program that Company or its Affiliates may adopt that is not tied to the Program or the Company Credit Cards.
“Manager” has the meaning set forth in Section 3.3(a) hereof.
“Marketing Commitment” means the obligation of the Bank to fund the amount per Fiscal Month set forth on Schedule 5.2(b) for the purposes set forth in Section 5.2(b).
“Marketing Fund” means an accounting entry on the books of the Bank representing the unused portion of the Marketing Commitment, as set forth in Section 5.2(a).
“Marketing Plan” means the document that outlines the objectives, strategies and tactics, including marketing and promotional programs, including with respect to new Account solicitation, usage and awareness programs for the applicable Fiscal Year.
“Net Credit Sales” means, for any date or measurement period, an amount equal to (A) gross credit sales on Accounts (including gift card sales, sales tax, delivery charges, Licensee sales and any other amount included in the full amount charged by Cardholders) charged by Cardholders in respect of any Account since the Retail Day preceding such date or the beginning of such measurement period, minus (B) the sum of credits for returned goods and cancelled services and other credits on Accounts reflected in the Charge Transaction Data since the Retail Day preceding such date or the beginning of such measurement period.
“New Portfolio” has the meaning set forth in Section 14.1 hereof
“Nominated Purchaser” has the meaning set forth in Section 17.2(a) hereof.
“Operating Committee” has the meaning set forth in Section 3.2(a) hereof.
“Operating Procedures” means the operating procedures for the Program in effect from time to time in accordance with Section 4.1(a) hereof.
“Parties” means the collective reference to the Company and the Bank.
“Person” means any individual, corporation, business trust, partnership, association, limited liability company or similar organization, or any Governmental Authority.
“POS” means point of sale.
“Previously Disclosed” means a disclosure in writing setting forth an exception to the representations and warranties of the Company or the Bank, as applicable, in each case as set forth in the corresponding Schedule to this Agreement, which Schedules are being delivered by the Company and the Bank concurrently with the execution and delivery of this Agreement by the Parties.
“Privacy Policy” means the privacy policy and associated disclosures to be provided by the Bank to Cardholders in connection with the Program, which shall initially be in the form set forth in Schedule 6.2(b), as the same may be modified from time to time in accordance with this Agreement.

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“Private Label Accounts” means the Accounts linked to Private Label Credit Cards and usable solely for the purpose of financing the purchase of Goods and Services (and all fees and charges relating thereto) through any Company Channel.
“Private Label Credit Card” means a Credit Card that bears a Company Licensed Mark and may be used solely to finance purchases of Goods and Services through any Company Channel.
“Private Label Launch Date” means a date to be mutually agreed upon by the Parties to launch the Private Label Credit Card program, but in absence of any such agreement shall be July 1, 2014.
“Program” means the Co-Branded Credit Card and Private Label Credit Card program established pursuant to this Agreement.
“Program Assets” means the Accounts (including written off Accounts), Account Documentation, Cardholder List, Cardholder Data, all Cardholder Indebtedness, and all rights, claims, credits, causes of action and rights of set-off against third parties to the extent relating to the foregoing (in each case, whether held by the Bank or a third party). Program Assets shall not include the Shopper Data or the Solicitation Material, which shall be and remain the property of the Company at all times.
“Program Objectives” has the meaning set forth in Section 3.1 hereof.
“Program Purchase Date” has the meaning set forth in Section 17.2(c) hereof.
“Program Website” has the meaning set forth in Section 4.8(a) hereof.
“Program Year” shall mean (i) the period from the Effective Date until the first anniversary of the Chase Closing Date (or if the Chase Closing Date is not the first day of a calendar month, the first day of the first full calendar month following the Chase Closing Date) and (ii) each consecutive twelve (12) month period commencing on the day following the last day of the first Program Year and each anniversary of such last day.
“Purchase Notice” has the meaning set forth in Section 17.2(b) hereof.
“Real-Time Prescreen” means a process where a Bank's offer of credit is made to certain customers pre-qualified by the Bank (per its criteria), in a real-time pre-approved manner, at the POS in any Company Channel at the time of a transaction.
“Receiving Party” has the meaning set forth in Section 13.1(c) hereof.
“Renewal Term” has the meaning set forth in Section 16.1 hereof.
“Representative” means a Person's employees, officers, directors, accountants, consultants and advisors (including outside counsel).
“Retail Day” means any day on which a physical retail store owned or operated by the Company or any of its Subsidiaries is open for business.
“Retail Merchant” means the Company and any of its Affiliates or Licensees that accept the Company Credit Cards in accordance with this Agreement.
“Risk Management Policies” means the underwriting and risk management policies, procedures and practices applicable to the Program as determined and adopted by the Bank in its reasonable discretion in accordance with the terms of this Agreement, including risk management policies, procedures and practices for credit and Account openings, transaction authorization, collections, credit line assignment, increases and decreases, over-limit decisions, Account closures, payment crediting and charge-offs.

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“Sales Tax Refunds” means refunds, rebates, credits or deductions of sales and use tax by any taxing authority in respect of a Private Label Account, and all allowable interest relating thereto.
“Second Look Program” has the meaning set forth in Section 2.2(b) hereof.
“Security Incident” has the meaning set forth in Section 6.1(c) hereof.
“Service Providers” means, with respect to a Person, the vendors, service providers and subcontractors utilized by such Person in connection with the performance of services and obligations provided under this Agreement. For the avoidance of doubt, the Bank and its Affiliates and their respective Service Providers shall not be deemed to be Service Providers of the Company for purposes of this Agreement.
“Shopper” means any Person who makes purchases of Goods and Services or otherwise uses, enters or accesses Company Channels or otherwise contacts or is contacted by the Company or its Affiliates in connection with their retail operation (whether or not such Person makes any such purchases).
“Shopper Data” means (i) all personally identifiable information regarding a prospective or actual Shopper, including all transaction, search, experience and purchase information obtained in connection with (A) such Shopper using, entering or accessing Company Channels, submitting an Application or making a purchase of Goods and Services, (whether or not through use of a Company Credit Card), including all Charge Transaction Data and all transaction, search and experience information collected by or on behalf of the Company or an Affiliate thereof with respect to a Shopper and all line item purchase data and SKU level data collected about such actual or prospective purchase of Goods and Services, or (B) such Shopper applying for membership in or being a member of the Loyalty Program or any other loyalty program from time to time sponsored by the Company or its Affiliates and any transactions pursuant to the Loyalty Program or other loyalty program, in each case in clause (A) or (B), whether such information is obtained by Company and its Affiliates, from the Bank or otherwise and (ii) any personally identifiable information regarding a Shopper that is otherwise obtained by (or on behalf of) the Company or any of its Affiliates at any time (including prior to the date hereof).
“SLA” means each individual performance standard set forth on Schedule 7.2(a).
“Solicitation Materials” means works of authorship, documentation, materials, artwork, copy, brochures and any other written or recorded materials and any advertisements in any format or media (including television, radio and internet), used to promote or identify the Program to Cardholders and potential Cardholders, including direct mail solicitation materials and coupons.
“Subsidiary” when used with respect to any Person, means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or similar governing body (or if there are not such voting interests, more than fifty percent (50%) of the equity interest of which) is owned directly or indirectly by such first Person or by another Subsidiary of such Person.
“Systems” means software, databases, computer hardware, systems, networks and other computer, information technology and telecommunications assets and equipment.
“Term” means the Initial Term and each Renewal Term.
“Termination Period” means the period beginning on the earlier of the date of expiration of this Agreement or the date of any notice of termination pursuant to Article XVI and ending on either (i) the date the Program Assets are purchased pursuant to Section 16.2, if the Company or a Nominated Purchaser purchases the Program Assets, or (ii) the date that either (A) the Company delivers written notice to the Bank of its election not to purchase the Program Assets or (B) the right of the Company to purchase the Program Assets expires in accordance with the terms of this Agreement.

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“Trademark Style Guide” means any rules governing the manner of usage of trademarks, trade names, service marks, logos, trade dress, internet domain names, corporate names and other source indicators and proprietary designations.
“Transaction” means any purchase, exchange or return of Goods and Services by a Cardholder using an Account.
“Transition Plan” shall mean the transition plan as to the actions the Parties shall take to initiate the Program in accordance with this Agreement, which shall include the components set forth in Schedule 1.1(f) and such other provisions as the Parties may agree in writing prior to the Effective Date.
“Unamortized Premium” shall mean, on any date, an amount equal to (i) (1/84th) of the payments received by the Company as set forth in subsection (i) and, if the Private Label Launch Date has occurred, subsection (ii) of Schedule 9.1(b) multiplied by (ii) the number of months, if any, rounded to the nearest integer, remaining before the seventh (7th) anniversary of the Effective Date.
“Unapproved Matter” has the meaning set forth in Section 3.2(d)(ii)(B) hereof.
“Value Proposition” means any loyalty, promotional, discount or reward program offered to Cardholders in respect of Transactions.
“Year-End Settlement Sheet” has the meaning set forth in Section 7.1(b) hereof.
1.2    Miscellaneous.

(a)As used herein, references to:

(i)the preamble or the recitals, Sections or Schedules refer to the preamble, recitals, Sections or Schedules to this Agreement,

(ii)any reference to an agreement (including this Agreement) refers to the agreement as amended, modified, supplemented or replaced from time to time,

(iii)any statute or regulation refer to the statute or regulation as amended, modified, supplemented or replaced from time to time,

(iv)any Governmental Authority include any successor to the Governmental Authority; and

(v)this Agreement means this Agreement and the Schedules hereto

(vi)the plural number shall include the singular number (and vice versa);

(vii)“herein,” “hereunder,” “hereof” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement;

(viii)“include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(ix)“$” or “dollars” shall be deemed references to United States dollars.

(b)The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

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(c)Unless the context otherwise requires, the word “or” when used in this Agreement will be deemed to have the inclusive meaning represented by the phrase “and/or.”

(d)Unless otherwise explicitly set forth herein, any consent or approval that may be given by a Party hereunder may be given or withheld in such Party's sole and absolute discretion.

(e)Unless specified as Business Days, Retail Days, Fiscal Months or Fiscal Years, all references herein to days, months or years shall be deemed references to calendar days, calendar months or calendar years.

(f)Unless otherwise expressly specified herein, any document or payment that otherwise would be due on a day that is not a Business Day shall be deemed to be due on the first Business Day thereafter.

(g)This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the other.

ARTICLE II

ESTABLISHMENT OF THE PROGRAM

2.1    Credit Program.

(a)General. Beginning as of the Effective Date, the Bank shall offer and issue the Company Credit Cards. The Bank and the Company shall each use commercially reasonable efforts to cause the Effective Date to occur no later than March 1, 2014, and the Bank shall use commercially reasonable efforts to cause Real-Time Prescreen and Batch Prescreen procedures and Instant Credit to be available for use in the Program by the Effective Date. The Bank shall promptly open a new Account and issue a new Company Credit Card with respect to each Application approved in accordance with the Risk Management Policies. Prior to the Private Label Launch Date, each such new Company Credit Card issued shall be a Co-Branded Credit Card, and following the Private Label Launch Date, each such new Company Credit Card shall be a Co-Branded Credit Card or Private Label Credit Card, as determined by the Bank in accordance with Bank's best practices, provided, however, that (i) if any Applicant is qualified in accordance with the credit criteria set forth in the Risk Management Policies to receive a Co-Branded Credit Card, such applicant shall receive a Co-Branded Credit Card and (ii) notwithstanding the foregoing provisions of this Section 2.1(a) if any Applicant requests only a Co-Branded Credit Card or a Private Label Credit Card, as the case may be, and is qualified in accordance with the credit criteria set forth in the Risk Management Policies to receive such Company Credit Card, such Applicant shall be issued such Company Credit Card. Notwithstanding the foregoing provisions of this Section 2.1(a), prior to the closing of the purchase and sale pursuant to the Chase Purchase Agreement, the Bank shall not (i) directly market a Company Credit Card to any Person identified by the Company as a holder of a credit card serviced and maintained pursuant to the Chase Program Agreement or (ii) issue a Company Credit Card to any such Person identified that has been eliminated by the Bank (using commercially reasonable efforts) from the Bank's pre-screen process. Furthermore, subject to Applicable Law, the Bank shall reasonably cooperate with the Company's commercially reasonable efforts to ensure that no Person that is a holder of a credit card serviced and maintained pursuant to the Chase Program Agreement is issued a Company Credit Card, it being understood for the avoidance of doubt that the Bank shall not be required pursuant to this provision to reject any submitted Application on the basis that the relevant Applicant holds a credit card serviced and maintained pursuant to the Chase Program Agreement. To the extent approved in accordance with the terms of this Agreement, the Program shall include and the Bank shall offer such Approved Ancillary Products and other payment products as may be incorporated in the Program in the future.

(b)Notice to Cardholders. Prior to the Chase Closing Date, the Bank and the Company shall prepare jointly a form or forms of notices to each Cardholder of an Account constituting part of the Chase Program Assets to the effect that such Cardholder's Account has been acquired by the Bank and, if applicable, also containing any change of terms notices with respect to any change of terms to be implemented pursuant to Section 4.7. Such notice shall be in the form approved by both Parties, which approval will not be unreasonably withheld or delayed, and will

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comply with all requirements of Applicable Law. The Bank shall issue to existing Cardholders new Company Credit Cards in accordance with Schedule 2.1(b) andshall maintain existing Account numbers on the Accounts purchased by the Bank pursuant to the Chase Purchase Agreement to the extent technologically and operationally feasible and practicable. The costs of preparation and mailings of such notices and new Company Credit Cards shall be borne by the Bank. The mailings shall be made in such manner and at such time as the Bank and the Company may mutually agree.

2.2    Exclusivity.

(a)General. Except as otherwise provided in this Section 2.2, during the Term (excluding the Termination Period), the Company agrees that it and its Subsidiaries shall not, by themselves or in conjunction with or pursuant to agreements with any bank or other Credit Card issuer other than the Bank or its Affiliates, issue, or market the issuance of, in the United States a Credit Card bearing a Company Licensed Mark, other than through the Program; provided, however, that nothing in this Agreement shall restrict the Company or any of its Subsidiaries from negotiating and entering during the Term into an agreement with a third party to issue or market the issuance of any such Credit Card subsequent to the Term.

(b)Second-Look Credit Card Program. Notwithstanding Section 2.2(a), Company and its Affiliates shall have the right at any time during the Term to establish a program (the “Second Look Program”) for issuing Credit Cards, using the Company Licensed Marks, to customers (i) whose Applications have been declined by the Bank or (ii) whose Accounts have been closed by the Bank for any reason. Upon the request of the Company, to the extent permitted by Applicable Law, the Bank shall forward to the Company or a provider of secondary financing the Applications or Account information with respect to such customers and shall take such other actions as are reasonably requested by the Company in order to facilitate the issuance of Credit Cards to such customers pursuant to such program.

(c)Retail Portfolio Acquisition. Notwithstanding Section 2.2(a), the Bank's sole rights with respect to Credit Card portfolios acquired by the Company, its Subsidiaries or its Affiliates during the Term are set forth in Article XIV hereof.

(d)International Products. Notwithstanding Section 2.2(a), this Agreement does not restrict in any way the Company's rights with respect to (i) any Credit Card, whether or not bearing a Company Licensed Mark, in any country, territory or jurisdiction outside of the United States or (ii) any activities primarily directed at any Person whose primary residence is not in the United States.

(e)Other Products. Except to the extent expressly set forth in this Section 2.2, the Company and its Affiliates shall not be restricted in any way with respect to any activities or payment products. For the avoidance of doubt, the Company, its Subsidiaries and its Affiliates shall be free to do any of the following at any time:

(i)Issue or market the issuance of, whether itself or through an agreement with a third party, any payment products not expressly covered in Section 2.2(a) (e.g., the Company and its Affiliates shall not be restricted from issuing, marketing or otherwise taking action with respect to (A) gift cards, pre-paid cards, smartcards or stored value cards, whether or not bearing a Company Licensed Mark, (B) debit cards, or (C) payment plans, in each case, regardless of form factor (e.g., card, virtual, mobile, etc.));

(ii)accept any form of payment or payment product in any Company Channel;

(iii)participate in rewards programs and promotions by card associations or for cards not branded with any of the Company Licensed Marks (e.g., American Express Membership Rewards) including, but not limited to, general purpose Credit Cards, internet-only payment products, or internet-only or mobile payment products such as e-wallet, in any sales channel; or

(iv)modify the Loyalty Program or offer, establish, maintain or modify any other loyalty or rewards program of any type that is not related to or integrated with Company Credit Cards, so long as (A) the

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Loyalty Program is providing at least the value to the Cardholder that it was providing before the modification and (B) at all times after the Private Label Launch Date, the value of the Loyalty Program to the Cardholder is greater than the value of any other loyalty or rewards program of any type that is not related to or integrated with Company Credit Cards.

ARTICLE III

PROGRAM MANAGEMENT AND ADMINISTRATION

3.1    Program Objectives. In performing its responsibilities with respect to the management and administration of the Program, each Party shall be guided by the following Program objectives (the “Program Objectives”), which shall in no event override or limit any of the express rights or obligations of the Parties hereunder:

(a)	to drive Company retail sales and profitability;

(b)	to optimize the Company's multi-channel strategy;

(c)	to preserve and grow the Company's brand and deepen relationships with Shoppers;

(d)	to maintain and improve customer insight and analysis and enhance the Company's customer experience; and

(e)
to retain and grow Accounts and increase Company Credit Card usage to optimize Program economics for both the Company and the Bank on a basis that is in the best interest of the business of the Company and its Affiliates.

3.2    Operating Committee.

(a)Establishment of the Operating Committee. The Company and the Bank hereby establish a committee (the “Operating Committee”) to oversee and review the conduct of the Program pursuant to this Agreement and to perform any other action that, pursuant to any express provision of this Agreement, requires its action.

(b)Composition of the Operating Committee. The Operating Committee shall initially consist of six (6) members, of whom three (3) members shall be nominated by the Company (the “Company Designees”) and three (3)members shall be nominated by the Bank (the “Bank Designees”). The initial Company Designees and the Bank Designees will be the Persons specified in Schedule 3.2(b). Each of the Company and the Bank shall have the option to appoint one (1) additional Company Designee or Bank Designee, as applicable, to the Operating Committee. Each Party shall designate its Manager to serve as one of its designees on the Operating Committee. Each Party shall at all times have as one of its designees the Person with overall responsibility for the performance of the Program within his or her respective corporate organization, which in the case of the Bank, shall be the Chief Financial Officer or Chief Client Officer of the Credit Card business of the Bank, and in the case of the Company, shall be the Chief Financial Officer or the Chief Operating Officer. The Bank and the Company may each substitute its designees to the Operating Committee from time to time so long as its designees continue to satisfy the above requirements, provided that each Party shall provide the other Party with as much prior notice of any such substitution as is reasonably practicable under the circumstances. Notwithstanding the foregoing, the size of the Operating Committee may be modified as the Company and the Bank may mutually agree.

(c)Functions of the Operating Committee. The Operating Committee shall:

(i)	oversee Program marketing activities, including review and approval of the Marketing Plan;

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(ii)	review collection strategies and collection metrics;

(iii)	monitor activities of competitive programs and identify implications of market trends;

(iv)
approve the use of any third Person, other than any Affiliate of the Bank, to perform any of the obligations to be performed by the Bank under the Program that will involve direct contact between such Person and any Cardholder, customer or employee of the Company or any of the Company's Affiliates or that is material to the operation of the Program;

(v)	approve the use of any offshore location (whether owned and operated by the Bank and its Affiliates or any third Person) for the performance of any the Bank's Program servicing functions;

(vi)
evaluate and review changes to the Risk Management Policies (which shall be submitted to the Operating Committee no later than thirty (30) days prior to the date of such proposed change together with the expected pro forma effects of such changes on key performance indicators such as open-to-buy, approval rates, authorization rates, Net Credit Sales, and voluntary and involuntary Account attrition (to the extent known and based upon historical analysis and forecasts)).

(vii)	evaluate and approve any of the following:

(A)
(i) changes to the Operating Procedures set forth in Schedule 4.1(a) and (ii) any changes to the Bank's standard operating procedures that either (A) are not similarly applicable to all other Credit Card programs and portfolios of the Bank and its Affiliates or (B) would create significant impact to the Company Channels or create significant expense to the Company;

(B)	offering of new Credit Cards or Approved Ancillary Products, or other payment products, as part of the Program;

(C)	changes to the Transition Plan; and

(D)	changes to the SLAs applicable to the Program;

(viii)
evaluate all changes in Account terms and approve any material changes in Account terms, it being understood and agreed that any changes to any of the terms set forth on Schedule 4.7, and any imposition of any additional fee or cost on Cardholders in respect of the Accounts not set forth in such Schedule shall be deemed material and shall require such approval;

(ix)	approve the design of Credit Card Documentation and any changes thereto;

(x)	review customer service, collections and other servicing performance and reporting aspects of the Program against SLAs and other requirements of this Agreement;

(xi)	oversee compliance with Applicable Law, the Risk Management Policies, Operating Procedures and other Program operations and procedures; and

(xii)	carry out such other tasks as are assigned to it by this Agreement or jointly by the Parties.

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(d)Proceedings of the Operating Committee.

(i)Meetings and Procedural Matters. The Operating Committee shall meet (in person, telephonically or by video conference) not less frequently than (A) monthly during the first six months after the Effective Date and (B) quarterly after the first six months after the Effective Date, provided that unless otherwise agreed by all Operating Committee members, not less than one (1) meeting per year shall be in person or by videoconference and not less than one (1) meeting per year shall be in person at the Company's facilities. In addition, any member of the Operating Committee may call a special meeting by delivery of at least five (5) Business Days' prior notice to all of the other members of the Operating Committee, which notice shall specify the purpose for such meeting. Except to the extent expressly provided in this Agreement, the Operating Committee shall determine the frequency, place (in the case of meetings in person) and agenda for its meetings, the manner in which meetings shall be called and all procedural matters relating to the conduct of meetings and the approval or disapproval of matters thereat.

(ii)Actions.

(A)Except as provided otherwise below with respect to Company Matters and Bank Matters, all decisions of the Operating Committee shall be unanimous decisions, with each Party having one vote (which may be allocated to any Operating Committee designee of such Party (and which designee may be changed with respect to any matter under consideration without prior notice to the other Party so long as only one designee of each Party shall vote on each matter). A quorum, consisting of at least one (1) member (or permitted substitute or delegate) from each of the Bank and the Company, must be present to transact business at any meeting.

(B)If the Operating Committee fails to approve any matter by the required unanimous approval of each Party's voting Operating Committee member (an “Unapproved Matter”) within ten (10) Business Days after the relevant initial vote, then the President of the Credit Card business of the Bank and the Chief Operating Officer of the Company (or any other similarly ranking officer of the Bank or the Company, as the case may be, who is not an Operating Committee member and shall have been designated in writing by the Company or the Bank, as applicable, to the other Party) shall in good faith attempt to resolve the matter. Any such resolution by such senior officers shall be deemed to be the action and approval of the Operating Committee for purposes of this Agreement. If after ten (10) Business Days, the Unapproved Matter remains unresolved by such senior officers of the Company and the Bank, the failure to agree shall constitute a deadlock. In the event of a deadlock, the final decision shall rest with the Company in thecase of Company Matters and with the Bank in the case of Bank Matters. If a deadlock should occur with respect to a matter that is neither a Company Matter nor a Bank Matter, the matter shall be deemed rejected by the Operating Committee.

(C)Notwithstanding the foregoing, no changes to the Account terms or any other Program terms in effect immediately prior to the Effective Date, other than the initial changes to the Account terms to be made as described in Schedule 4.7 shall be made prior to the first anniversary of the Effective Date; provided, however, that if a Party concludes that such a change is required by Applicable Law, such Party may make such change without regard to this clause (C) if such Party would have final decision-making authority with respect to such change following the first anniversary of the Effective Date.

(D)Notwithstanding anything to the contrary contained herein, the Bank shall not override any vote of the Company Designees in a way that would result in any aspect of the Program being more onerous or less beneficial to the Cardholders or the Company than Comparable Partner Programs unless (i) the Bank's position on the issue is required by Applicable Law and (ii) the Bank adopts, and certifies to the Company that it has adopted, the same position with respect to each of its other Credit Card programs and portfolios that are similarly impacted by such Applicable Law or to which such Applicable Law could similarly be applied.

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(e)Company Matters. In accordance with and subject to this Section 3.2, the Company shall have the ultimate decision making authority with respect to any Unapproved Matters in respect of the following matters (the “Company Matters”):

(i)the look, feel, and marketing content and design, and changes thereto, of Company Credit Cards, Credit Card Documentation, the Program Website, any Program related social media pages or “apps,” Solicitation Materials or other communications to Cardholders (except for content thereof that is dictated by Applicable Law) and collateral aesthetics of any of the foregoing;

(ii)look, feel and content of Billing Statements, except for content that is dictated by Applicable Law;

(iii)the Marketing Plan, the marketing and promotion of the Program, and the usage of the Marketing Fund;

(iv)any capital expenditures of the Company and its Affiliates, including in connection with any proposed changes to the Company Systems (whether resulting from any change to any the Bank System or otherwise);

(v)the approval of any new Credit Card products, including Approved Ancillary Products (other than the products listed on Schedule 1.1(a) as of the date hereof, which have already been approved) or other products and services proposed to be offered to Cardholders and the approval of any compensation payable to the Company in respect thereof (provided that (i) the Company shall not receive compensation in respect of those Approved Ancillary Products listed on Schedule 1.1(a) as of the date hereof, and (ii) the economic terms and compensation arrangements related to other approved products or services must be acceptable to both Parties);

(vi)the design, implementation, modification or any changes to any terms of the Loyalty Program;

(vii)the administration of the Program in Company Channels, including the implementation of Instant Credit, Real-Time Prescreen and web applications, equipment and capabilities at POS, and determination of all marketing processes in Company Channels;

(viii)the approval of any outsourcing arrangements in which the Service Provider would have direct contact with Cardholders;

(ix)the provision of any servicing function applicable to the Program from any location other than locations of the Bank or its Affiliates (or any permitted Service Provider thereof) in the United States;

(x)communications and/or contacts with Cardholders (other than as required to comply with Applicable Law); and

(xi)any changes to the Company's privacy policies.

(f)Bank Matters. In accordance with and subject to this Section 3.2, the Bank shall have the ultimate decision making authority with respect to any Unapproved Matters in respect of the following matters (“Bank Matters”):

(i)content and application of Risk Management Policies, subject to Bank's obligations under this Agreement (including those obligations set forth in Section 4.6), and any changes to Risk Management Policies, provided that (A) the Bank shall implement such changes only in accordance with Section 4.6 and (B) the Bank shall not exercise the right to adopt any such change unless (1)(x) the change is dictated by Applicable Law or (y) the Bank has concluded such change is necessary to respond to an adverse change in the creditworthiness of the

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Company's through the door population or Cardholder base, as applicable, and (2) the Bank certifies in writing that the Bank has adopted and applies such Risk Management Policy in each of the Comparable Partner Programs and with respect to each segment of Persons in each of the Bank's other Credit Card programs and portfolios that exhibit comparable credit qualities as the Applicants and/or Cardholders affected by such change;

(ii)(A) changes in Account terms dictated by Applicable Law and (B) changes to the contract terms or legal descriptions of the Accounts but solely to the extent such changes (1) are not in conflict with the cardholder terms set forth on Schedule 4.7 and (2) do not impose any additional fee or cost on Cardholders in respect of the Accounts;

(iii)content and implementation of the Privacy Policy, provided that the Privacy Policy may not restrict the Company's access to or use of Cardholder Data or Shopper Data unless such restriction is dictated by Applicable Law and consistently applied to Bank's and its Affiliates' other Credit Card programs and portfolios; and

(iv)content of Account Documentation and Solicitation Materials that is dictated by Applicable Law.

3.3    Program Relationship Managers; Program Team.

(a)The Company and the Bank shall each appoint one full-time employee as Program relationship manager (each, a “Manager”). The Managers shall exercise day-to-day operational oversight of the Program, subject to the actions and decisions of the Operating Committee, and coordinate the partnership efforts between the Company and the Bank, shall report to the designees on the Operating Committee of the Party appointing such Manager and shall conduct their Program responsibilities in accordance with the actions and decisions of the Operating Committee. Managers will collaborate to determine regular meeting dates, reporting requirements, management processes, and critical business issues that should be brought to the Operating Committee. The Managers shall also execute the annual business plan for the Program. The Company and the Bank shall endeavor to provide stability and continuity in the Manager positions and each Party's other Program personnel.

(b)The initial Manager of the Company is set forth in Schedule 3.3(b).

(c)The initial Manager of the Bank is set forth in Schedule 3.3(c). The Bank's Manager shall report directly to the Director of Client Sales assigned to the Program. The Bank's Manager's performance-based compensation shall be tied directly to the performance of the Program. The Company shall have the right to require the reassignment of the Bank's Manager in the event that the Company is dissatisfied with the Bank's Manager's performance and in such case the Bank shall fill the vacant Bank Manager position subject to the terms of this Section 3.3(c). With respect to future the Bank Manager candidates, the Bank shall seek to propose candidates with substantial Program relevant experience, including experience with the luxury retail businesses, ecommerce initiatives, comparable customer demographics and loyalty programs, and the Company shall have the right to interview any new Manager proposed to be appointed by the Bank.

(d)The Bank shall maintain a Program team having Competitive expertise and experience commensurate with a Credit Card program of the size and nature of the Program and meeting the requirements and specifications set forth in Schedule 3.3(d). No member of the Bank's Program team shall be concurrently assigned to any program operated by the Bank or any of its Affiliates pursuant to any agreement or arrangement with any retail competitor, including those listed in Schedule 1.1(d), without the approval of the Company.

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ARTICLE IV

PROGRAM OPERATIONS

4.1    Operation of the Program.

(a)The initial Operating Procedures applicable to various aspects of the operation of the Program shall be the operating procedures attached hereto as Schedule 4.1(a). Changes to such Operating Procedures shall only be made with the approval of the Operating Committee.

(b)The Bank shall use commercially reasonable efforts to ensure that the Program's features and functionality shall be at a Competitive and industry-leading level.

4.2    Certain Responsibilities of the Company. In addition to its other obligations set forth elsewhere in this Agreement, the Company agrees that during the Term and continuing until the end of the Termination Period it shall:

(a)in accordance with the Marketing Plan, solicit new Accounts through display in Company Channels of Solicitation Materials and of Applications provided by the Bank, and, to the extent set forth herein, by providing a link to the Program Website and by implementing in-store instant credit procedures as set forth in this Agreement and otherwise administer all marketing initiatives in the Company Channels in accordance with such Marketing Plan;

(b)cooperate in the development and administration of the Marketing Plan in accordance with this Agreement;

(c)implement in a timely manner the aspects of the Transition Plan for which the Company is responsible;

(d)subject to the Bank's compliance with its training obligations pursuant to Section 5.4, integrate training with respect to the Program into the Company's schedule and materials for the training of store personnel;

(e)install and implement Instant Credit, Real-Time Prescreen and web applications, procedures, devices and/or facilities (as provided by the Bank) in physical store Company Channels at the customer service counter and/or POS locations, in each case subject to Operating Committee approval (including approval regarding testing of such installation and the extent and timing of such installation); and

(f)support the Program as set forth in Schedule 4.2(f).

4.3    Certain Responsibilities of the Bank. In addition to its other obligations set forth elsewhere in this Agreement, the Bank agrees that during the Term and continuing until the end of the Termination Period it shall:

(a)cooperate in the development, implementation and administration of the Marketing Plan, implement its obligations under the Marketing Plan in the Bank channels and fund Program expenses in accordance with this Agreement;

(b)review and process Applications in accordance herewith (including Applications submitted in each form (including paper and electronically submitted) and through each Application channel);

(c)prepare, process and deliver an adequate supply of Account Documentation in accordance with the terms of this Agreement;

(d)comply (and cause its applicable Affiliates to comply) with the terms of the Credit Card Agreements, the Privacy Policy and all Cardholder opt-ins and opt-outs;

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(e)implement pre-screened Application programs in accordance with the Marketing Plans;

(f)maintain call centers and call center personnel necessary and adequate to respond to inquiries from Cardholders, including in accordance with Section 4.11(a); address billing related claims and adjustments (including by making finance charge and late fee reversals and rebates), establishing new Accounts, authorizing transactions, and assigning, increasing and decreasing credit lines, all in accordance with the terms of this Agreement, the Risk Management Policies and the Operating Procedures;

(g)authorize or deny requests for authorization of transactions initiated with Company Credit Cards in accordance with the Risk Management Policies, including by providing the Company with Instant Credit devices and/or facilities (in the form of 2-D barcode readers) for installation in accordance with Section 4.2(e) that (i) provide for real-time, immediate Application decisioning and extension of credit to qualifying Persons for real-time purchases by such Persons and (ii) enable Cardholders and Company sales associates to access certain information relating to the Cardholder's Account (such as Loyalty Program information, Transaction information, open-to-buy limits and available rewards) at POS;

(h)extend credit on newly originated and existing Accounts in accordance with the Risk Management Policies;

(i)undertake required credit bureau reporting;

(j)implement in a timely manner the aspects of the Transition Plan for which the Bank is responsible;

(k)process remittances from Cardholders and process credit balance refunds in accordance with the Operating Procedures;

(l)maintain adequate Systems and other equipment and facilities necessary or appropriate for servicing the Program;

(m)provide training with respect to the Program as further set forth in Section 5.4 below;

(n)ensure that the Account Documentation, the Solicitation Materials and any other documentation used in connection with the Program comply with requirements of Applicable Law;

(o)provide all necessary support services to ensure the Program is fully operational in accordance with Applicable Law and the requirements of this Agreement; and

(p)handle collection and recoveryefforts in respect of Accounts and the servicing of Accounts in accordance with the Bank's policies and practices applicable to the Program from time to time, the terms of this Agreement, including the Program Objectives, and Applicable Law.

4.4    Ownership of Accounts; Account Documentation.

(a)Except to the extent of the Company's ownership of the Company Licensed Marks, and without limiting the Company's right to review and approve the form and content of the Credit Cards and Account Documentation pursuant to Section 4.5 hereof, the Bank shall be the sole and exclusive owner of all Accounts and Account Documentation and shall have all rights, powers, and privileges with respect thereto as such owner; provided that the Bank shall exercise such rights consistent with the provisions of this Agreement and Applicable Law. All purchases of Goods and Services in connection with the Accounts and the Cardholder Indebtedness shall create the relationship of debtor and creditor between the relevant Cardholder and the Bank, respectively. The Company acknowledges and agrees that (i) it has no right, title or interest (except for its right, title and interest in the Company Licensed Marks and the option to purchase the Program Assets under Section 17.2) in or to, any of the Accounts or Account Documentation or any proceeds of the foregoing, and (ii) the Bank extends credit directly to

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Cardholders. As between Company and the Bank, subject to the Bank's chargeback rights in Sections 8.4 and 8.5, all credit losses, including fraud, credit, deceased, bankruptcy, or unauthorized transactions on Accounts, shall be borne solely by the Bank without recourse to Company.

(b)Except as expressly provided herein (including in Section 9.1 and the Schedules referenced therein), the Bank shall be entitled to (i) receive all payments made by Cardholders on Accounts, (ii) retain for its account all Cardholder Indebtedness and all other fees and income authorized by the Credit Card Agreements and collected by the Bank with respect to the Accounts and Cardholder Indebtedness, and (iii) retain for its account all income from selling Approved Ancillary Products as shall have been approved by the Operating Committee in connection with the approval of the offering of such Approved Ancillary Products. For the avoidance of doubt, the Company shall retain all revenues it receives from all Inserts (other than any Inserts promoting the Company Credit Cards or Approved Ancillary Products that the Company may permit to be produced and distributed in accordance with the Marketing Plan).

(c)The Bank shall fund all Cardholder Indebtedness on the Accounts.

(d)The Bank shall have the exclusive right to effect collection of Cardholder Indebtedness and shall notify Cardholders to make payment directly to it in accordance with its instructions. The Company grants to the Bank a limited power of attorney (coupled with an interest) to sign and endorse the Company's name upon any form of payment that may have been issued in the Company's name in respect of any Account. The Bank shall, and shall ensure that any third party collectors, minimize the usage of the Company Licensed Marks or other names or Marks of the Company in any collections efforts; provided, however, that the Bank, and its third party collectors, may use the Company Licensed Marks or other names or marks of the Company in order to identify the Account.

4.5    Branding of Accounts/Company Credit Cards/Credit Card Documentation/Solicitation Materials.

(a)The Credit Card Documentation and the Solicitation Materials shall be in the design and format specified by the Company and approved by the Operating Committee; provided that the Bank shall be responsible for ensuring that the Credit Card Documentation and the Solicitation Materials comply with Applicable Law and for ensuring that the Solicitation Materials and Credit Card Documentation are in conformity with the Credit Card Agreements.

(b)The Bank shall be responsible for, and bear the cost of, the design (to the Company's specifications), development, production and delivery of the Credit Card Documentation and the Solicitation Materials, provided that the design, form and content of the Credit Card Documentation shall be subject to the approval of the Operating Committee as set forth in Article III; provided, further, that the Company may choose to design, develop and deliver any Solicitation Materials. Subject to the approval provisions of Section 5.2(c), out-of-pocket costs incurred by the Bank for the printing and delivery of Solicitation Materials (but not any costs incurred by the Bank with respect to the design and development of the Solicitation Materials, which shall be borne solely by the Bank without reimbursement) shall be reimbursed from the Marketing Fund. If a request or requirement (as applicable) of the Company with regard to any Credit Card Documentation or Solicitation Materials requires a variation from the Bank's standard specifications, and such variation causes an increase in any cost of the Bank, the Company shall bear the additional expense.

(c)Company Licensed Marks shall appear prominently on the face of the Company Credit Cards. The Company Credit Cards shall not bear the Bank's Licensed Marks; provided, however, the Bank's name will appear on the back of the card in order to identify the Bank as the credit provider under the Program, together with any other disclosures required by Applicable Law.

4.6    Underwriting and Risk Management.

(a)The Bank shall accept or reject any Application based solely upon application of the credit criteria contained in the then-current Risk Management Policies. Upon satisfaction by an Applicant of the applicable credit criteria set forth in the Risk Management Policies, the Bank shall promptly establish a Private Label Account or Co-

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Branded Account, as applicable, for such Applicant. In accordance with the Risk Management Policies, the Bank shall have the right, power and privilege to review periodically the creditworthiness of Cardholders to determine the range of credit limits to be made available to an individual Cardholder and whether or not to suspend or terminate credit privileges of such Cardholder. Underwriting and credit decision actions taken by the Bank with respect to an Applicant or Cardholder under this Program shall not be less favorable to the Company or such Applicant or Cardholder than actions the Bank would take with respect to an applicant or cardholder with the same credit characteristics for eight-five percent (85%) of credit card programs or portfolios that are subject to supervision by Bank Parent's risk management department, excluding any portfolios pursuant for which the Bank is directly compensated by its partner to apply underwriting criteria that are less stringent than Bank's standard underwriting criteria. Beginning on the Effective Date and continuing until the end of the Termination Period, the Bank shall make available to the Company Instant Credit in all Company Channels approved by the Operating Committee.

(b)The Bank shall comply with the Risk Management Policies, as such Risk Management Policies may be amended from time to time in accordance with the provisions of this Agreement. Each Party may propose modifications of any aspect of the Risk Management Policies in accordance with this Section 4.6. In connection with any proposed material change to the Risk Management Policies, the Bank shall, upon the request of the Company, offer the Company the opportunity to test such change for a limited period of time on a segment of Accounts or region of stores (as reasonably determined by the Bank in consultation with the Company to be a segment or region that is representative of the portfolio as a whole (or the portion of the portfolio to be impacted by the proposed change) but sufficiently small so as not to have an impact on overall Program performance) and evaluate the results of such test with the Bank. In addition, if the Bank proposes to make a modification to the Risk Management Policies, then, unless otherwise agreed by the Company, the Bank shall deliver all of the following information relating to such proposed modification:

(i)a reasonable description of the proposed modification and the Bank's rationale for the proposed modification;

(ii)a forecast reflecting the projected effects of the modification on key Program indicators (including approval rates for new Accounts and Transactions, open-to-buy levels, Net Credit Sales and voluntary and involuntary attrition) and estimated impact on Program profitability of such modification;

(iii)the results of any testing done with respect to, or other data or analysis supporting, the proposed modification to the Risk Management Policies; and

(iv)the criteria for applying such modification, including the targeted population segment of Cardholders or Applicants.

(c)The Bank shall not implement or require the Company to implement any significant change to the Risk Management Policies between October 1 and January 15 of any year; provided, however, that the Bank may in any event implement a change required by Applicable Law at any time such Applicable Law becomes effective (or in the case of any Applicable Law already in effect, at any time such Applicable Law is determined to be required to be applied to the Bank or the Program).

(d)If the Bank has implemented or is planning to implement a change to the Risk Management Policies as a Bank Matter, and such planned or implemented change has or is reasonably expected to have a material adverse effect on approval rates and Net Credit Sales based upon a written pro forma analysis based upon reasonable assumptions or based upon other reasonable supporting documentation delivered by the Company to the Bank, then, not later than the one hundred eightieth (180th) day following the implementation of such change to the Risk Management Policies, the Company may, by notice to the Bank, initiate a thirty (30) day negotiation period. If the Parties fail to agree to changes to the Agreement that eliminate the adverse effect in all material respects, the Company shall be entitled to terminate this Agreement.

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(e)The Bank shall perform all necessary security functions in accordance with the Risk Management Policies to minimize fraud in the Program due to lost, stolen or counterfeit cards and fraudulent applications. The Company agrees to use commercially reasonable efforts to cooperate with the Bank in such functions.

(f)The Bank shall consider and propose from time to time changes to the Risk Management Policies designed to cause the Risk Management Policies applicable to relevant Applicant and Cardholder segments of the Program to be at least as favorable to such Applicant and Cardholder segments as are the risk management policies applied to the Comparable Partner Programs.

4.7    Cardholder Terms.(a) The terms and conditions of the Accounts purchased by the Bank pursuant to the Chase Purchase Agreement shall be amended as soon as practicable following the Chase Closing Date to be, and the terms and conditions of all Accounts originated following the Effective Date shall be, as set forth on Schedule 4.7. Changes to the terms and conditions of the Accounts may be made only in accordance with the Operating Committee evaluation and approval requirements set forth in ARTICLE III.

(b)The Card Association for all Co-Branded Credit Cards shall be a Card Association specified by the Company. Except as otherwise approved by the Operating Committee, the Bank shall be, at all times during the Term, a member in good standing in such Card Association and any successor thereto. The Company shall have the right to manage the Company's relationship with the Card Association with respect to the Program, including by negotiating the level of marketing and financial support provided by the Card Association. The Bank shall reasonably cooperate with the Company in good faith in connection with the Company's efforts to obtain marketing and financial support and any other available benefits from the Card Association. Any financial, marketing or other support provided by the Card Association to Company pursuant to Company's agreement with the Card Association to use the Card Association for the Program shall belong entirely to Company. Subject to prior consultation with the Bank, the Company shall have the right to elect to change the Card Association. The Bank shall be solely responsible for all membership, transaction or other fees, assessments or charges at any time imposed by the Card Association with respect to the Program.

(c)Unless otherwise agreed by the Company, the account numbers, bank identification numbers and expiration dates of all Accounts constituting part of the Chase Program Assets shall remain the same after the Chase Closing Date.

4.8    Program Website.

(a)Development of Program Website. The Bank shall develop and maintain, at the Bank's expense, a Company-branded website providing internet services for Cardholders and potential Cardholders, with the look and feel consistent with the Company's website (“Program Website”) which Program Website shall be operational commencing with the Effective Date and shall include a mobile-optimized site for mobile and tablet devices. All written content of the Program Website (other than content thereon constituting copies of or links to Account Documentation) shall be deemed Solicitation Materials subject to review and approval of the Operating Committee in accordance with the provisions of Section 4.5. The Program Website shall be accessed solely by means of links from the Company's website and other websites as agreed upon by the Operating Committee and shall contain or otherwise be associated with only such material and links as shall be agreed by the Operating Committee from time to time. The Company will provide such links on its website to the Program Website as the Operating Committee shall determine from time to time. The Program Website shall include, at a minimum, the features and functionality set forth on Schedule 4.8 and any other features and functionality as are made available by the Bank on the program websites of any other private label or co-branded credit card programs as to which the Bank is issuer or servicer (which features and functionality shall be provided to Company as soon as reasonably practicable after becoming available to such other Programs, unless otherwise elected by Company), and such other functions as may be approved by the Operating Committee from time to time.

(i)Applications. The Program Website shall permit potential Cardholders to access an Application, to complete and submit the Application online and receive real-time approvals of such Application in accordance with the Risk Management Policies and Operating Procedures and shall be incorporated into the sales

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stream. Cardholders that submit Applications online and are not approved in accordance with the Risk Management Policies and Operating Procedures shall not receive real-time declines but shall instead be notified that their Application requires further review. The Program Website shall only make proactive offers of credit to potential Cardholders if such potential Cardholders have already been pre-approved in accordance with the Risk Management Policies through a pre-screening process, provided that the Program Website shall only make proactive offers of credit at such times and in such manner and through use of such Solicitation Materials as the Company has previously approved in writing.

(ii)Cardholder Customer Service. The Program Website shall permit Cardholders to (i) view (A) the Cardholder's Account information, Billing Statements, Transaction information, and all other information contained in such Billing Statement and (B) via a dedicated rewards summary page, Loyalty Program Information, reward status and point accumulation; (ii) view electronic copies of sales slips of the Cardholder's Transactions, including the Cardholder's signature (provided such sales slips and signatures are transferred to the Bank in a digital format); and (iii) make payments on the Cardholder's Account via automated clearing house transfer or other payment mechanism approved by the Operating Committee. The Program Website shall provide the ability to deliver customized marketing messages and targeted offers or promotions to Cardholders on the basis of criteria such as shopping behavior, customer profiles or geographic location.

(b)Performance Standards. The Bank shall provide the Program Website free from programming errors and defects in workmanship and materials that impact functionality, accuracy or security of the Program Website or the ability of Cardholders to use the Program Website and in accordance with Industry Standards. The Bank shall conform the Program Website to the performance capabilities, characteristics, specifications, functions and other standards generally applicable to leading private label or co-branded Credit Card program websites and required under this Agreement.

(c)Customer Privacy. The Bank shall ensure that the Privacy Policy is clearly and prominently posted on the pages of the Program Website.

(d)Server Condition. The Bank shall use commercially reasonable efforts to cause the server it will use to host the Program Website to (i) be in good operating condition and current with evolving technologies, (ii) contain sufficient operating capability to allow unlimited access to the Program Website, twenty-four (24) hours a day, seven (7) days a week, and (iii) operate and allow access without interruption, subject to scheduled maintenance as set forth on Schedule 7.2(a).

(e)Program Website Maintenance. During the Term of this Agreement and continuing until the end of the Termination Period, the Bank shall:

(i)ensure that the Program Website is at all times solely under the Bank's control (subject to the Company's rights under this Agreement); and

(ii)ensure that the Bank at all times owns all Systems and content used in connection with the Program Website, or has the license, right or privilege to use such Systems and content; and ensure that such Systems and content and the operation thereof do not infringe or violate any Intellectual Property or other rights of any third party.

4.9    Sales Taxes. The Company and its Subsidiaries shall promptly pay any sales taxes due and payable by them relating to the sale of any Goods and Services. The Bank shall notify the Company of any amounts written-off on Private Label Accounts by the Bank, identified by Account, and shall sign such forms and provide any such other information as requested by the Company to enable the Company to recover any Sales Tax Refunds attributable to any Private Label Account that has been written-off by the Bank. The reasonable out-of-pocket costs incurred in connection with the Company's obtaining such Sales Tax Refunds shall be borne by the Company. The Company shall be entitled to retain 100% of any recovered Sales Tax Refunds.

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4.10    Loyalty Program; Value Propositions.

(a)General. Subject to the terms and conditions hereof, the Company shall offer and fully fund the Value Proposition to Cardholders (including rewards granted under the Loyalty Program) and be responsible for the design, terms and conditions of the Value Proposition. Company shall manage and make all decisions with respect to the Value Proposition, and may make any modifications thereto as Company may determine from time to time so long as the Value Proposition is providing at least the value to the Cardholder that it was providing before the modification. For the avoidance of doubt, the Bank may not make any changes to any element of the Loyalty Program or a Value Proposition without the Company's approval.

(b)Loyalty Program. All elements of the Loyalty Program shall remain in effect and shall be honored by the Parties unless modified by the Company; provided that (i) following any such modification shall remain the primary Loyalty Program for the Company Channels, (ii) no such modification shall have a material adverse effect on the Program, and (iii) the Loyalty Program is providing at least the value to the Cardholder that it was providing before such modification. Without limiting the foregoing, as a strategic priority for the Program, the Bank shall facilitate the Company's efforts to improve the effectiveness of the Loyalty Program in driving Transactions in all Company Channels by actively proposing to the Company possible improvements in Loyalty Program features and functionality, and providing at the Bank's cost reasonable analyses of the projected effects of such proposed improvements on Net Credit Sales.

(c)Loyalty Program and Value Proposition Support. The Bank will provide the Company, at the Bank's sole cost and expense, with system functionality tied to the Accounts to support the Loyalty Program, including recording the accumulation of loyalty points, tracking, lookup/reporting, award certificate production and distribution and the other functions reasonably required to support the Loyalty Program. The Bank shall be responsible for accounting and servicing of all rewards under other Value Propositions associated with the Program, as well as value proposition testing (and reporting the results of such testing to the Company) as may be reasonably requested by the Company from time to time. In the event the Company makes modifications to the Loyalty Program or other Value Propositions, the Bank shall also provide, at its sole cost and expense, functionality to support such modifications so long as such modifications require functionality that is compatible with the Bank's existing or future capabilities available to other clients of the Bank or otherwise reasonably available to the Bank.

4.11    Program Competitiveness.

(a)Customer Experience. The Bank shall use commercially reasonable efforts to ensure that the Bank and its Affiliates perform their obligations hereunder at all times (i) in such a way as to ensure a level of customer service to Cardholders and a consumer experience to Shoppers that is (A) consistent with the Company's luxury brand, (B) commensurate with the demographic and the expectations of the Shoppers and of customers of luxury brands at retailer institution competitors of the Company and (C) competitive with the highest customer service level standards achieved by the Competing Retail Programs (to the extent publicly known). Without limiting the foregoing, the Bank shall perform its obligations hereunder (x) with no less than a reasonable degree of care and diligence, (y) with no less care and diligence than that degree of care and diligence employed by the Bank and its Affiliates with respect to its obligations relating to the Comparable Partner Programs and (z) in all events with no less than the degree of care and diligence employed by the Company prior to the Effective Date. The Bank and its Affiliates shall perform their respective obligations hereunder at all times in such a way as to not disparage or embarrass the Company or its name or brands and in a manner designed to facilitate and not impair achievement of the Program Objectives.

(b)Marketplace Developments. Not less than once every three (3) months and at such other times as the Company may request, the Bank shall present information with respect to, and the Operating Committee shall consider, features, terms, conditions, capabilities and other aspects of other Comparable Partner Programs and Competing Partner Programs (to the extent publicly known) in order to identify marketplace developments for possible inclusion in the Program to ensure that the Program remains Competitive and that the Company is offered the opportunity to incorporate enhanced Program features and capabilities as such features and capabilities become available to other retail Credit Card programs in the marketplace. If the Company reasonably believes that a feature

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or capability so available in the marketplace would enhance Program functionality or the Cardholder experience, upon request of the Company, the Operating Committee shall develop a plan to implement such feature or capability. If within a reasonable timeframe (not to exceed twelve (12) months from the date of the Company's request) the Bank is unwilling or unable or otherwise fails to develop the feature or capability or otherwise meaningfully improve and remediate the impact on the customer experience with a reasonably similar outcome to that which would be achieved through implementation of the marketplace capability, then the Company will have the right to procure such capability from sources other than the Bank.

ARTICLE V

MARKETING

5.1    Promotion of Program. In accordance with the Marketing Plan, the Company and the Bank shall cooperate with each other and actively support and promote the Program to both existing and potential Cardholders.

5.2    Marketing Commitment.

(a)On the Effective Date and no later than the first (1st) Business Day of each subsequent Fiscal Month, the Bank shall make available to the Company an amount equal to the Marketing Commitment for such Fiscal Month, which amount shall be deposited into the Marketing Fund.

(b)The Marketing Fund shall be used by the Company and its Affiliates to cover the cost (which cost may include amounts payable to Service Providers, including temporary employees or consultants engaged in marketing activities including the activities listed below) of such incremental marketing of the Company's Goods and Services, retail business, brand or the Program as the Company and its Affiliates shall elect from time to time, which incremental marketing may include the following:

(i)in-store signage;

(ii)expenses incurred by the Company and its Affiliates in connection with Program-related updates on the Company's website;

(iii)Company associate and store-level account acquisition incentive programs (including associate incentive funds);

(iv)direct mail, print media and other promotional campaigns, including for Credit Card acquisitions, activation, usage and new store openings with credit- or loyalty-related offers;

(v)internet, social media or mobile marketing and placement on Company-owned websites and “apps”;

(vi)expenses incurred by the Company and its Affiliates in connection with product and marketing research;

(vii)in-store training associated with on-going store acquisition program, training associated with program re-launch, new store, special events, and computer-based training for new store hires;

(viii)Credit Card-related media purchases;

(ix)loyalty program and rewards testing;

(x)other testing initiatives; and

(xi)other activities directed by the Operating Committee.

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(c)The Company shall deliver to the Bank within fifteen (15) days after the end of each Fiscal Month, invoices setting forth an accounting of the expenditures made by the Company or its Affiliates or their respective Service Providers to be deducted from the Marketing Fund during the Fiscal Month covered by such invoices and the Bank shall, in accordance with Article IX, reimburse the Company or any third party designated by the Company for the amounts set forth in such invoices. The reports prepared by the Bank pursuant to Section 7.1(a) shall also reflect any amounts permitted by the Operating Committee to be expended by the Bank or its Affiliates or their respective Service Providers and reimbursed from the Marketing Fund, and such amounts, to the extent so approved by the Operating Committee, shall be deducted from the Marketing Fund.

(d)To the extent that the expenditures of the Marketing Commitment in any Fiscal Month exceed the amount in the Marketing Fund, the Company shall be entitled to reimbursement from the Marketing Fund for the following Fiscal Month. Any amount in the Marketing Fund for a given Fiscal Month that is not spent in that Fiscal Month shall remain available for use during the Term and continuing until the end of the Termination Period.

5.3    Communications with Cardholders.

(a)Company Inserts. The Company and its Affiliates shall have the exclusive right to communicate with Cardholders, except for any message required by Applicable Law, through use of inserts, fillers and bangtails (which shall be included on all billing envelopes) (collectively, “Inserts”), including Inserts selectively targeted for particular segments of Cardholders, in any and all Billing Statements (including electronic Billing Statements) and envelopes, subject to production requirements contained in the Operating Procedures and Applicable Law.Except as otherwise provided in the Marketing Plan, and except for Inserts required by Applicable Law (which shall be paid for by the Bank), the Company shall be responsible for the content and look and feel of, and the cost of preparing and printing, any such Inserts. If the insertion of Inserts in particular Billing Statements would increase the postage costs for such Billing Statements, the Company agrees to either pay for the incremental postage cost (provided in proportion to the weight of such Inserts relative to the weight of all inserts in such Billing Statements) or prioritize the use of Inserts to avoid postage cost over-runs. The Bank's Manager shall provide the Company with as much advance notice as reasonably practicable regarding the inclusion of a particular Insert in particular Billing Statements. The Company shall be entitled to deliver Insert materials to the Bank no later than five (5) calendar days prior to the Bank's mailing date for inclusion in a mailing. The Company shall retain all revenues it receives from all Inserts (other than any Inserts promoting the Company Credit Cards or Approved Ancillary Products that the Company may permit to be produced and distributed in accordance with the Marketing Plan). Subject to the Company's prior written approval, the Bank may communicate with Cardholders in the Inserts about the Program as necessary for the Bank to comply with its obligations under this Agreement. For the avoidance of doubt, other than with respect to Inserts required by Applicable Law, the Bank shall have no right to communicate with Cardholders via Inserts without the prior approval of the Company; provided, however, in any given Billing Cycle in which there is additional space in the Billing Statements, Bank shall have the right to include Inserts related to Approved Ancillary Products.

(b)Billing Statement Messages. The Company and its Affiliates shall have the exclusive right to use Billing Statement (including electronic Billing Statement) messages and Billing Statement envelope and return envelope (or electronic mail) messages in each Billing Cycle to communicate with Cardholders, subject to production requirements contained in the Operating Procedures and Applicable Law. Such messages shall be included at no cost to the Company. Notwithstanding the foregoing, any message required by Applicable Law shall take precedence over the Company's and its Affiliates' messages. Subject to the Company's prior written approval, the Bank may communicate with Cardholders about the Program in the Billing Statements as necessary for the Bank to comply with its obligations under this Agreement. The Bank shall provide the ability to deliver customized Billing Statement messages (in paper and electronic Billing Statements) to Cardholders, including differentiated messages to Cardholders in the Billing Statements delivered in any single Billing Cycle on the basis of criteria such as shopping behavior, customer profiles or geographic location.

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5.4    Additional Marketing Support. (a) Upon the request of the Company from time to time, the Bank shall perform the following marketing functions at no cost or expense to the Company:

(i)use the databases, analytic tools, market research and marketing support services of the Bank and its Affiliates engaged in or supporting the Credit Card business, and provide access thereto to the Company and its Affiliates, including providing (to the extent permitted by Applicable Law and the agreements between the Bank and its Affiliates engaged in or supporting the Credit Card business and other third parties) transaction and experience information about cardholders and customers of the other Credit Card and other relevant loan programs of the Bank and its Affiliates engaged in or supporting the Credit Card business and such other information as may be relevant, to assist the Company and its Affiliates in their evaluation of the performance of the Program, the Loyalty Program, marketing campaigns and their promotion of the Company Channels, or the marketing and promotion of Goods and Services and the Company Credit Cards;

(ii)conduct mailings and other related marketing efforts on behalf of the Company and its Affiliates, which may include marketing materials promoting the Program, the Company Credit Cards, the Company Channels and/or the Goods and Services at the Company's option, based upon the customer databases and customer database analysis tools maintained by the Bank and its Affiliates, including nonpersonally identifiable transaction and experience data from the Bank's and its Affiliates' Credit Card, other consumer loan portfolio and other customer databases; provided that (unless such amounts are paid out of the Marketing Fund) the Company shall be responsible for all out-of-pocket expenses of all marketing materials and mailing services at cost;

(iii)provide such reasonable assistance to the Company and its Affiliates as the Company may request in connection with the training of personnel of the Company and its Affiliates regarding the Program, including providing training materials developed by the Bank and approved by the Operating Committee and provide such training to members of Company management in charge of conducting training of sales associates and sales representatives regarding the Program;

(iv)collaborate with the Company to identify and test marketing initiatives (using the resources of the Bank and its Affiliates engaged in or supporting the Credit Card business), including through periodic customer satisfaction surveys pursuant to Section 5.4(b);

(v)provide models and modeling support, which may include Cardholder attrition models, prospect marketing models and other tools designed to improve Program performance;

(vi)identify, and collaborate with the Company to implement, opportunities that may exist within franchises of Bank and its Affiliates engaged in or supporting the Credit Card business to promote the Company brand and the Goods and Services, subject to data confidentiality; and

(vii)as requested by the Company from time to time, provide the Company, to the extent permitted by Applicable Law, the Privacy Policy and Bank's obligations under agreements with third parties, with access and marketing rights to customers of Bank and its Affiliates engaged in or supporting the Credit Card business and meeting specified criteria, such as (1) demonstrated shopping behavior in Company Channels or other specified retailers, (2) customers with profiles similar to the customer profile in Company Channels and (3) customers within geographic proximity of actual or planned stores of the Company or any of its Affiliates.

(b)Following the Effective Date, the Bank shall, at its sole expense, conduct surveys of Cardholder perception and satisfaction on a regular, periodic basis regarding the Company Credit Cards, the Program, the Loyalty Program and the Value Proposition but in no event less frequently than annually. Such surveys shall be in a form and content and employ methodologies developed in consultation with the Company and reasonably satisfactory to the Company and shall provide for a level of information reasonably acceptable to the Company. The

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Bank shall make available to the Company the results of such surveys as well as all associated work papers promptly following completion thereof.

5.5    Approved Ancillary Products. Except for the Approved Ancillary Products and the Company Credit Cards, the Bank and its Affiliates shall not offer (except as directed by the Company) any goods or services to Cardholders or through the Program. From time to time, the Bank may propose to solicit Cardholders for products or services other than the foregoing. If the Company agrees to permit such solicitation, such solicitation shall only be permitted on the terms (including terms relating to the compensation of the Company with respect thereto; except with respect to the Approved Ancillary Products listed on Schedule 1.1(a) as of the date hereof) agreed by the Company. With respect to the Approved Ancillary Products listed on Schedule 1.1(a) as of the date hereof, the Bank shall be entitled to retain all revenues therefrom.

5.6    Marketing Plan.

(a)Promptly following the date hereof, the Company and the Bank shall jointly develop a Marketing Plan for the period from the Effective Date through the end of the first Fiscal Year of the Program. Such proposed Marketing Plan, with any modifications thereto approved by the Parties, shall be submitted for approval by the Operating Committee in accordance with Article III prior to the Effective Date, and the proposed Marketing Plan so submitted, with any modifications thereto approved by the Operating Committee pursuant to Article III, shall be the “Marketing Plan” for the first Fiscal Year of the Program. For each Fiscal Year thereafter, the Company and the Bank shall jointly develop a proposed Marketing Plan, which (together with any modifications thereto approved by the Parties) shall be submitted for approval by the Operating Committee on or before the ninetieth (90th) day prior to the end of the Fiscal Year prior to the Fiscal Year covered by the Marketing Plan, and such proposed Marketing Plan so submitted, with any modifications thereto approved by the Operating Committee pursuant to Article III, shall be the “Marketing Plan” for the Fiscal Year covered thereby. Material changes to an approved Marketing Plan shall require the approval of the Operating Committee.

(b)Each Marketing Plan shall outline, for each Company Channel, all programs, and shall include at least the following information for each program:

(i)description of offer(s) (including the cost thereof), expected response rate and other performance projections with respect thereto;

(ii)description of target audience;

(iii)planned budget for implementation of marketing initiatives, specifying the Bank's share and the Company's share (which may be funded by use of the Marketing Fund), if any;

(iv)distribution among the Company Channels and types of Accounts;

(v)target implementation date (e.g., mailing dates, calling dates, delivery dates); and

(vi)measurement criteria for program performance.

(c)Each Marketing Plan shall address development of Solicitation Materials and Account Documentation; new Account acquisition strategies, including direct mailing; preparation of unique collateral materials for the Company's employees; activation, retention and usage; statement design and messaging; advertising of the Program; and such other marketing matters as the Parties shall agree to.

(d)Each Marketing Plan shall specify which Party is responsible for each Marketing Plan item and shall contain a budget specifying the Parties' financial responsibilities during the applicable Fiscal Year and identify which items may be funded by use of the Marketing Fund.

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(e)To the extent practicable, all significant marketing initiatives developed under this Agreement shall contain unique marketing source codes to facilitate post-marketing research and analysis.

5.7    Pre-Approval Process. The Bank will at all times implement the real-time pre-approval process set forth in the Operating Procedures.

5.8    ADS Lists. The Bank shall make available to the Company, free of charge, a list of individuals who are U.S. residents eighteen (18) years of age and older and who have not notified the Bank of their election to exercise their rights under privacy opt-out, or “do-not-solicit” and “do-not-call” provisions (“Bank Prospects”), which may be used by the Company to market Company Credit Cards and Goods and Services. The Bank shall ensure that such lists delivered pursuant to this Section 5.8 shall contain a number of unique Bank Prospect names (other than names on any list delivered pursuant to this Section 5.8) of not less than three million (3,000,000) in the first Program Year and five hundred thousand (500,000) in each Program Year thereafter.

ARTICLE VI

CARDHOLDER INFORMATION

6.1    Customer Information.

(a)All sharing, use and disclosure of Cardholder Data and Shopper Data under this Agreement shall be subject to the provisions of this Article VI. The Parties acknowledge that the same or similar information may be contained in the Cardholder Data and the Shopper Data, and that each such pool of data shall therefore be considered separate information subject to the specific provisions applicable to that data hereunder. By way of example and not limitation, if a Cardholder makes a purchase of Goods and Services with a Company Credit Card, the Company may use and disclose the Shopper Data relating to that purchase for all purposes permitted with respect to Shopper Data hereunder, notwithstanding that such information may also constitute Cardholder Data.

(b)The Company and the Bank shall each establish and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the Cardholder Data and Shopper Data designed to meet all requirements of Applicable Law, including, at a minimum, maintenance of an information security program that is designed to: (i) ensure the security and confidentiality of the Cardholder Data and the Shopper Data; (ii) protect against any anticipated threats or hazards to the security or integrity of the Cardholder Data and the Shopper Data; (iii) protect against unauthorized access to or modification, destruction, disclosure or use of the Cardholder Data and the Shopper Data; and (iv) ensure the proper disposal of Cardholder Data and Shopper Data. Additionally, such security measures shall meet current Industry Standards and shall be at least as protective as those used by each Party to protect its other confidential customer information but in no event less than a reasonable standard of care. Each Party will ensure that any Cardholder Data or Shopper Data disclosed to any permitted recipient or transferee pursuant to Sections 6.2(d), 6.2(g), or 6.3(c), as the case may be, will be considered information transferred by the Party requesting or directing the transfer. The Bank shall treat Shopper Data as if it were its own “customer information” for purposes of Applicable Law or Industry Standards, and any administrative, technical and physical safeguards, and the provisions of this Section 6.1, applicable to the Cardholder Data shall be similarly applied by the Bank to the Shopper Data.

(c)In the event a Party becomes aware of any unauthorized use, modification, destruction or disclosure of, or access to, Cardholder Data, or in the event the Bank becomes aware of any unauthorized use, modification, destruction or access to, Shopper Data (any of the foregoing events or circumstances, a “Security Incident”), such Party or the Bank, as the case may be, shall immediately notify the other Party and shall cooperate with such other Party, as it deems necessary (or in the case of the Party that experienced (or whose Service Provider experienced) such Security Incident, as reasonably requested by the other Party) and as required by Applicable Law, (x) to assess the nature and scope of the Security Incident, (y) to contain and control the Security Incident to prevent further unauthorized access to or use of Cardholder Data or Shopper Data, and (z) to provide prompt notice to affected Cardholders or Shoppers to the extent required by Applicable Law or otherwise with the approval of the Operating Committee. The cost and expenses of any such notice, and any Losses arising from third party claims

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arising out of such Security Incident, shall be borne solely by the Party that experienced (or whose Service Provider experienced) the Security Incident.

(d)Each Party shall, subject to Applicable Law, promptly provide to the other Party a complete list of any Persons who have requested to be on the respective Party's “do not call” and/or “do not mail” lists (or other similar lists). Upon receipt of such lists, the Bank shall promptly comply with such requests with respect to its solicitation of Company Credit Cards and Approved Ancillary Products, and the Company shall promptly comply with such requests with respect to its telemarketing and other solicitations with respect to the Program.

(e)Each Party agrees that any unauthorized use or disclosure of Cardholder Data or Shopper Data in breach of this Article VI might cause immediate and irreparable harm to the non-breaching Party for which money damages might not constitute an adequate remedy. In that event, the Parties agree that injunctive relief may be warranted in addition to any other remedies available to the non-breaching Party.

6.2    Cardholder Data.

(a)As among the Parties hereto, the Cardholder Data shall be the property of and exclusively owned by the Bank.

(b)The Privacy Policy applicable to the Cardholder Data is attached as Schedule 6.2(b) hereto. Any modifications to the Privacy Policy shall be approved by the Operating Committee in accordance with Section 3.2 and shall comply with Applicable Law at all times.

(c)The Bank may use the Cardholder Data in compliance with Applicable Law and the Program Privacy Policy solely (i) for purposes of soliciting, marketing or servicing (in each case, solely as directed by the Company or the Operating Committee) customers listed in the Cardholder Data for Company Credit Cards, Approved Ancillary Products, and any other products and services approved by the Operating Committee, (ii) as otherwise necessary to carry out its obligations or exercise its rights hereunder, (iii) as required by Applicable Law, or (iv) for purposes of performing analysis and modeling, provided, however, that Cardholder Data used for analysis and modeling other than with respect to the Program shall be non-personally identifiable information, shall be aggregated with data from other portfolios, and shall not be used in connection with or for the benefit of any co-branded or private label credit program that is or may be offered by Bank on behalf of or in association with any retailer. The Bank has no rights to, and shall not, in any event,use the Cardholder Data for marketing or any other purposes except as expressly provided in this Section 6.2(c).

(d)The Bank shall not, directly or indirectly, disclose, sell, transfer, or rent (or permit others to do same), the Cardholder Data, except in compliance with Applicable Law and the Program Privacy Policy solely:

(i)to its Service Providers authorized in accordance with this Agreement solely on a “need to know” basis in connection with a permitted use of the Cardholder Data pursuant to Section 6.2(c), provided that each such Service Provider agrees in a written agreement to (a) maintain all such Cardholder Data as strictly confidential and not to use or disclose such information to any Person other than the Bank or the Company, except as required by Applicable Law or any Governmental Authority (after giving the Bank and the Company prior notice and an opportunity to defend against such disclosure); and (b) maintain an information security program that is designed to meet all requirements of Applicable Law, including, at a minimum, all requirements set forth in Section 6.1(b);

(ii)to its Affiliates and its and their Representatives on a “need to know” basis in connection with a permitted use of the Cardholder Data pursuant to Section 6.2(c); provided that the Bank communicates the confidential nature of the Cardholder Data to such Persons, such Persons are bound (by agreement or their professional responsibilities) to maintain the confidentiality of the Cardholder Data in accordance with the provisions of this Agreement, and the Bank shall be responsible for the compliance by each such Person with the terms of this Section 6.2;

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(iii)to any Governmental Authority with authority over the Bank (A) in connection with an examination of the Bank; or (B) pursuant to a specific requirement to provide such Cardholder Data by such Governmental Authority or pursuant to compulsory legal process; provided that the Bank seeks the full protection of confidential treatment for any disclosed Cardholder Data to the extent available under Applicable Law governing such disclosure, and with respect to clause (B), to the extent permitted by Applicable Law, the Bank (1) provides at least ten (10) Business Days' prior notice of such proposed disclosure to the Company if reasonably possible under the circumstances, and (2) seeks to redact the Cardholder Data to the fullest extent possible under Applicable Law governing such disclosure; or

(iv)to the extent permitted in the Risk Management Policies and Operating Procedures, to any consumer reporting agency in accordance with the federal Fair Credit Reporting Act.

(e)Subject to Applicable Law and the Privacy Policy, the Bank shall provide the Company with reasonable access, through the Bank's data analysts, to all Cardholder Data obtained by the Bank in connection with the Program, which includes at least the items listed below. In addition, subject to Applicable Law, and as reasonably requested by Company, the Bank shall provide Company with an updated copy of the master file or such elements thereof as may be requested by Company. Subject to Applicable Law and the Program Privacy Policy, the Bank shall transmit to the Company on a real-time basis throughout each day by a secure data feed into Company Systems designated by the Company from time to time, in formats agreed to by the Parties in advance from time to time:

(i)for any customer who has applied for a Company Credit Card, regardless of the marketing channel of such application: (A) the customer's name, address, email address, telephone number and all other information supplied on the application or prescreened response submitted by the customer; and (B) if the customer has been approved for a Company Credit Card, the Company Credit Card Account identification number issued (or to be issued) to such customer;

(ii)for each Cardholder, joint-Cardholder and authorized buyer, (1) such person's name, address, email address, telephone number and Account identification number; (2) any reported change to any of the foregoing information; (3) transaction and experience data; and (4) any such other Cardholder Data as the Company may reasonably request;

(iii)the Cardholder's name and Account identification number for any Account that has been closed;

(iv)the Cardholder Data for all categories of information available to the Company as of the date hereof prior to giving effect to this Agreement; and

(v)analytical output that the Bank or any of its Affiliates has derived or may derive from their databases that might enhance the Company's understanding of its customers and that the Company reasonably believes could be used to improve the marketing of the Company or the Program.

Notwithstanding the foregoing, no Party hereto shall be required to provide any information on a personally identifiable basis if the provision of such personally identifiable information would cause such Party to be considered a “consumer reporting agency” for purposes of the Fair Credit Reporting Act.
(f)The Bank shall cooperate with the Company to provide the Company and its Affiliates with the maximum ability permissible under Applicable Law and the Privacy Policy to receive, use and disclose the Cardholder Data, including, as necessary or appropriate, through use of consents, opt-in provisions or opt-out provisions, in each case as directed by the Company. Without limiting the foregoing, the Company and each of its Affiliates may receive, use and disclose the Cardholder Data in compliance with Applicable Law and the Privacy Policy (i) for purposes of promoting the Program or promoting Goods and Services, (ii) for all commercially reasonable purposes in the same manner as Shopper Data, (iii) as otherwise necessary to carry out its obligations under this Agreement, and (iv) as otherwise permitted by Applicable Law.

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(g)The Company may disclose the Cardholder Data in compliance with Applicable Law and the Privacy Policy solely:

(i)to its Service Providers authorized in accordance with this Agreement solely on a “need to know” basis in connection with a permitted use of the Cardholder Data pursuant to Section 6.2(f), provided that each such Service Provider agrees in a written agreement reasonably satisfactory to the Company to (a) maintain all such Cardholder Data as strictly confidential and not to use or disclose such information to any Person other than the Bank or the Company, except as required by Applicable Law or any Governmental Authority (after giving the Bank and the Company prior notice and an opportunity to defend against such disclosure); (b) maintain an information security program that is designed to meet all requirements of Applicable Law, including, at a minimum, all requirements set forth in Section 6.1(b); and (c) notify promptly the Bank and the Company of any unauthorized disclosure, use, or disposal of, or access to, Cardholder Data and to cooperate with the Bank and the Company in any investigation thereof and remedial action with respect thereto; and provided, further, that the Company shall be responsible for the compliance of each such Service Provider with the terms of this Section 6.2

(ii)to its Affiliates and its and their Representatives on a “need to know” basis in connection with a permitted use of the Cardholder Data pursuant to Section 6.2(f); provided that the Company communicates the confidential nature of the Cardholder Data to such Persons, such Persons are bound (by agreement or their professional responsibilities) to maintain the confidentiality of the Cardholder Data in accordance with the provisions of this Agreement, and the Company shall be responsible for the compliance by each such Person with the terms of this Section 6.2;

(iii)to any Governmental Authority with authority over the Company (A) in connection with an examination of the Company; or (B) pursuant to a specific requirement to provide such Cardholder Data by such Governmental Authority or pursuant to compulsory legal process; provided that the Company seeks the full protection of confidential treatment for any disclosed Cardholder Data to the extent available under Applicable Law governing such disclosure, and with respect to clause (B), to the extent permitted by Applicable Law, the Company (1) provides at least ten (10) Business Days' prior notice of such proposed disclosure to the Bank if reasonably possible under the circumstances, and (2) seeks to redact the Cardholder Data to the fullest extent possible under Applicable Law governing such disclosure; or

(iv)as otherwise permitted by Applicable Law and the Privacy Policy.

(h)With respect to the sharing, use and disclosure of the Cardholder Data following the termination of this Agreement:

(i)the rights and obligations of the Parties under this Section 6.2 shall continue through any Termination Period and, if applicable, any interim servicing period pursuant to Section 17.2(h);

(ii)if the Company exercises its purchase rights under Section 17.2, the Bank shall transfer its right, title and interest in the Cardholder Data to the Company or its Nominated Purchaser as part of such transaction, and the Bank's right to use and disclose the Cardholder Data shall terminate upon the termination of the Termination Period and, promptly following such termination of the Termination Period, the Bank shall return or destroy all Cardholder Data and shall certify such return or destruction to the Company upon request; provided, however, that, if the Bank is obligated to retain any Cardholder Data pursuant to requirements of Applicable Law or the Bank's disaster recovery plan, the Bank shall maintain the strict confidentiality and security of such Cardholder Data and shall not use such Cardholder Data for any other purpose; and

(iii)if the Company provides notice that it shall not exercise its purchase rights under Section 17.2, the Company's right to use and disclose the Cardholder Data shall terminate only to the extent required by Applicable Law, and the restrictions hereunder on the Bank's use and disclosure of Cardholder Data shall terminate, except that in no event may the Bank disclose Cardholder Data to any retailer or use Cardholder Data in any way for the benefit of any retailer or retail credit card program or in any manner inconsistent with the limitations on the

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Bank's rights to dispose of the Program Assets pursuant to Section 17.4. The foregoing provisions shall in no way be construed as to extend the Bank's rights to use the Company Licensed Marks, the Company's name or any intellectual property of the Company, all of which rights shall be expressly limited as set forth in Article X and shall terminate as set forth in Section 17.4(c).

6.3    Shopper Data.

(a)The Bank acknowledges that the Company and its Affiliates gather information about actual and prospective purchasers of Goods and Services and that the Company and its Affiliates have rights to use and disclose such Shopper Data independent of the Program, and the Company and its Affiliates shall not be subject to any limitations (including any limitations set forth in this Article VI or otherwise set forth in this Agreement) in respect of their right to use and disclose such Shopper Data notwithstanding that such Shopper Data may also include Cardholder Data or information contained in or derived therefrom. As between the Company and the Bank, all the Shopper Data shall be owned exclusively by the Company. The Bank acknowledges and agrees that it has no proprietary interest in the Shopper Data. To the extent the Bank is the direct recipient of such data, it shall provide such data to the Company in such format and at such times as shall be specified by the Company. The Bank shall cooperate in the maintenance of the Shopper Data and other data, including by incorporating in the Application and Credit Card Agreement provisions mutually agreed to by the Parties pursuant to which Applicants and Cardholders shall agree that they are providing their identifying information and all updates thereto and all transaction data from Company Channels to both the Bank and the Company and its Affiliates.For the avoidance of doubt, and without limiting any other Shopper Data that may from time to time exist, the following information shall be deemed Shopper Data:

(i)for any customer who has applied for a Company Credit Card, regardless of the channel through which such application was completed or submitted the customer's name, address, email address, telephone number and all other commercially reasonable information supplied on the application or prescreened response submitted by the customer (other than social security number);

(ii)for any Cardholder, (1) the Cardholder's name, address, email address, telephone number and Account number; (2) any reported change to any of the foregoing information; and (3) Cardholder transaction and experience data in the Company Channels at a detailed, line-item level that provides all detail provided to the Company and its Affiliates prior to the date of this Agreement; and

(iii)for any customer that accesses the Company's website or mobile Company Channels, any personally identifiable information obtained in connection with such access (including information that is obtained by utilizing the foregoing information or any other Shopper Data).

(b)The Bank shall not use, or permit to be used, directly or indirectly, the Shopper Data, except (i) to transfer such data to the Company to the extent received by the Bank, (ii) for other Bank related activities solely to support the Program and (iii) as required by Applicable Law.

(c)The Bank shall not, directly or indirectly, disclose, sell, transfer, or rent (or permit others to do same) the Shopper Data, except in compliance with Applicable Law solely:

(i)to its Service Providers authorized in accordance with this Agreement solely on a “need to know” basis in connection with a permitted use of the Shopper Data pursuant to Section 6.3(b), provided that each such authorized Service Provider agrees in a written agreement to (a) maintain all such Shopper Data as strictly confidential and not to use or disclose such information to any Person other than the Bank or the Company, except as required by Applicable Law or any Governmental Authority (after giving the Bank and the Company prior notice and an opportunity to defend against such disclosure); (b) maintain an information security program that is designed to meet all requirements of Applicable Law, including, at a minimum, all requirements set forth in Section 6.1(b); and (c) notify promptly the Bank and the Company of any unauthorized disclosure, use, or disposal of, or access to, such Shopper Data and to cooperate with the Bank and the Company in any investigation thereof and remedial action with respect thereto; and provided, further, that the Bank shall be responsible for the compliance of each such

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Service Provider with the terms of this Section 6.3;

(ii)to its Affiliates and its and their Representatives on a “need to know” basis in connection with a permitted use of the Shopper Data pursuant to Sections 6.3(b) and 5.7(b), as applicable; provided that the Bank communicates the confidential nature of the Shopper Data, such Persons are bound (by agreement or their professional responsibilities) to maintain the confidentiality of the Shopper Data in accordance with the provisions of this Agreement, and the Bank shall be responsible for the compliance by each such Person with the terms of this Section 6.3 and Section 5.7(b); or

(iii)to any Governmental Authority with authority over the Bank (A) in connection with an examination of the Bank; or (B) pursuant to a specific requirement to provide the Shopper Data by such Governmental Authority or pursuant to compulsory legal process; provided that the Bank seeks the full protection of confidential treatment for any disclosed Shopper Data, as the case may be, to the extent available under Applicable Law governing such disclosure, and with respect to clause (B), to the extent permitted by Applicable Law, the Bank (1) provides at least ten (10) Business Days' prior notice of such proposed disclosure to the Company if reasonably possible under the circumstances, and (2) seeks to redact the Shopper Data or to the fullest extent possible under Applicable Law governing such disclosure.

(d)Upon the termination of this Agreement, the Bank's rights to use and disclose the Shopper Data shall terminate. Promptly following such termination, the Bank shall return or destroy all the Shopper Data and shall certify such return or destruction to the Company upon request.

ARTICLE VII

OPERATING STANDARDS
7.1    Reports.

(a)Within fifteen (15) days after the end of each Fiscal Month or such other time as may be agreed by the Parties with respect to particular reports, the Bank shall provide to the Operating Committee and the Company the reports specified in Schedule 7.1(a)(i) (which reports shall be reported on a Fiscal Month, calendar month or cycles-basis, as agreed upon by the parties), and such other reports as may be reasonably requested by the Company from time to time. Within fifteen (15) days after the end of each Fiscal Month or such other time as may be agreed by the Parties with respect to particular reports, the Company shall provide to the Operating Committee and the Bank the reports specified in Schedule 7.1(a)(ii) (which reports shall be reported on a Fiscal Month, calendar month or cycles-basis, as agreed upon by the parties), and such other reports as may be reasonably requested by the Bank from time to time.

(b)Withinfifteen (15) days after the end of each Fiscal Year, the Bank shall deliver to the Company a statement, in the form set forth on Schedule 7.1(b), setting forth all information required to determine the payments to be made by the Parties pursuant to this Agreement in respect of such Fiscal Year, including the invoices prepared by the Company pursuant to Section 5.2(c). Each such statement shall be known as a “Year-End Settlement Sheet.”

7.2    Servicing.

(a)The Bank shall be solely responsible for customer serviceand for the administration of the Program at the Bank's expense in accordance with the terms of the Credit Card Documentation and this Agreement (including Section 4.11(a)) and the SLAs set forth in Schedule 7.2(a) (as such standards may be amended from time to time by the Operating Committee), including the following servicing and administrative functions: Application processing, customer service to Cardholders, statementing, payment processing, transaction authorization and processing, Value Proposition administration, collections and risk management.

(b)The Bank shall, directly or through an Affiliate, designate such trained personnel as are necessary or appropriate for servicing the Accounts in accordance with Schedule 7.2(a), including a management-level individual reasonably acceptable to the Company within the Bank's customer-service operation who (under the

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direction of the Bank's Manager) will act as a liaison between the Parties and respond to the Company's questions or concerns. The Bank shall, directly or through an Affiliate, maintain adequate computer and communications Systems and other equipment and facilities necessary or as appropriate for servicing the Accounts in accordance therewith. The Bank shall, directly or through an Affiliate, maintain a disaster recovery plan and have in place sufficient back-up systems, equipment, facilities and trained personnel to implement such disaster recovery plan so as to perform its obligations to Cardholders pursuant to the Credit Card Documentation and service the Accounts continuously through a disaster. The Bank shall provide the Company with written guidance regarding how the Company can facilitate implementation of the Bank's disaster recovery plan with respect to the Company. The Bank will test its disaster recovery plan annually, make the results of such test available upon request by the Company and will promptly initiate such plan upon the occurrence of a disaster or business interruption. The Bank shall give the Program no less priority in its recovery efforts than is given to any other of the Bank's other Credit Card programs or portfolios.

(c)By the Effective Date, the Bank shall establish a separate toll-free customer service telephone number,and enhanced customer service procedures for VIP shoppers to be mutually agreed by the Parties, and such toll-free number shall be part of the Program Assets. The Bank shall provide live telephonic customer service. As reasonably requested by the Company, the Bank will provide for extended hours of operation in connection with certain promotional events and requirements, such as early store openings and late store closures. A voice recognition unit shall be dedicated to the Program and be available 365 days a year, 24 hours a day. The Bank shall provide the Company with the opportunity to review and approve the content and sequence of voice recognition unit prompting. The voice recognition unit script will provide easy access to live operator support during business hours.

(d)Upon a reasonable implementation of time, customer service shall be provided by a designated group located at the Bank's Idaho call center facility, together with such other call center facilities of the Bank as may be mutually agreed upon by the Parties, with overflow calls going to the Bank's regular customer service unit. The Bank shall structure the size of such designated group with the goal that the majority of the work performed by each member of such group (e.g., customer service calls, units of correspondence) shall be in support of the Program. If the overflow calls from the designated group to the Bank's regular customer service unit for any two (2) consecutive months exceed ten percent (10%) of total Program calls for such months in the aggregate, the Bank shall increase the number of the designated group. The Bank shall ensure that at no time shall customer service representatives servicing any of the competitors of the Company set forth on Schedule 1.1(d) be located in the Bank's Idaho call center facility;provided, however, overflow calls may be serviced through the Bank's Idaho call center facility in the event and during the continuation of a Force Majeure Event in one of the Bank's other call center facilities.

(e)All customer service policies, scripts and form correspondence relating to the Program shall be subject to review by the Company, and any objection by Company with respect to any of the foregoing shall be subject to review by the Operating Committee.

(f)Subject to Section 4.4(d), customer service shall be Company branded to the extent practicable; provided, however, that the Bank shall have the right to take whatever steps and make such disclosures necessary to ensure that the Bank is understood by the Cardholders to be the creditor on the Accounts.

(g)The Bank shall permit the Company and its Representatives to visit its servicing facilities related to the Program, during normal business hours with reasonable advance notice, for the purpose of informing the Company regarding the Bank's performance of its servicing obligations hereunder, and the Bank shall use commercially reasonable efforts to facilitate the Company's review of the Bank's servicing activities, including by allowing the Company to review transcripts or recordings and conduct real-time call monitoring of customer service calls in accordance with procedures applicable to any of the Bank's other private label or co-brand Credit Card programs and portfolios, and shall make personnel of the Bank reasonably available to assist the Company and its Representatives as reasonably requested. In conducting such visits, to the extent practicable the Company shall seek to minimize interference with the Bank's normal business operations.

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(h)Notwithstanding any arrangement whereby the Bank provides services set forth herein through an Affiliate or Service Provider, the Bank shall remain obligated and liable to Company for the provision of such services without diminution of such obligation or liability by virtue of such arrangement. Schedule 7.2(h) sets forth a true and complete list of Service Providers of the Bank as of the date hereof that may perform any obligations of the Bank hereunder.

7.3    Service Level Standards.

(a)The Bank shall report to the Company monthly, in a mutually agreed upon format, the Bank's performance under each of the SLAs set forth on Schedule 7.2(a). If the Bank fails to meet any SLA, the Bank shall (i) immediately report to the Company the reasons for the SLA failure(s); and (ii) promptly take any action reasonably necessary to correct and prevent recurrence of such failure(s).

(b)The provisions of Schedule 7.2(a) shall apply in the event of a failure to meet any SLAs as set forth in Schedule 7.2(a).

7.4    Credit Systems.

(a)The Bank shall bear all Bank costs and expenses associated with the conversion of the Systems applicable to the Accounts purchased by the Bank pursuant to the Chase Purchase Agreement to the Bank Systems (whether such costs and expenses are incurred by the Bank or any of its Affiliates).

(b)The Bank shall ensure that all features and functionality available on the Company Systems prior to the Effective Date (including data gathering, interface capabilities with the Company's other Systems, Loyalty Program support and core systems/customer service functionality) or (to the extent any modifications are necessitated by the Bank's differing operating environment) substantially equivalent features and functionality providing the substantially equivalent sales associate experience and customer experience, are available to the Program through the Bank Systems as of the Effective Date and thereafter. The Bank shall ensure that the Bank Systems are compatible with those Company Systems that interface with the Bank Systems, including the POS Systems of the Company and its Affiliates.

(c)Neither Party shall make any change to any of its Systems that would render them incompatible in any material respect with the other Party's or its Affiliates' Systems or require the other Party or its Affiliates (or the Retail Merchants) to make any change to any of their Systems (including any POS terminals) or reduce or restrict interfacing or System feeds, in any such case without the prior approval of the Operating Committee; provided, however, that the Company shall be entitled to make the system modifications and upgrades set forth on Schedule 7.4(c) and the Bank shall take such actions at its own expense to ensure that all interfaces between the Bank Systems and the Company Systems shall be preserved following such modifications and upgrades, such that all features and functionality required to be in effect prior to such modifications and upgrades shall continue to remain in effect following such modifications and upgrades. Subject to the preceding sentence, and subject to such future modifications and upgrades as the Company may make from time to time and which do not introduce interfaces or protocols other than those already in use in Company Channels or in use by other retailers for whom the Bank or any of its Affiliates acts as issuer or servicer in its other retail Credit Card programs, neither Party will make any material change to its Systems with respect to the Program without the prior approval of the Operating Committee.

7.5    Systems Interface; Technical Support.

(a)Required Interfaces.

(i)The Company and the Bank shall identify, prior to the Effective Date, the Systems interfaces required to be sustained among the Company and the Bank (which interfaces shall include all interfaces to support existing credit data feeds used by the Company or any of its Affiliates prior to the Effective Date). The Company and the Bank shall maintain such interfaces and cooperate in good faith with each other in connection with any modifications to such interfaces as may be requested by either Party from time to time.

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(ii)Each of the Company and the Bank agrees to maintain at its own expense its respective Systems interfaces so that the operation of the Systems as a whole (A) at all times provides the Company and Cardholders with (1) System features and functionality (including reporting, analysis, modeling and account management features and functionality) that are at least equivalent to Systems features and functionality available to the Bank's or its Affiliates' retail partners and cardholders with respect to the Comparable Partner Programs and (2) no less functional than prior to the Effective Date. The Bank agrees to provide sufficient personnel to support the Systems interfaces required to be sustained among the Company and the Bank.

(b)Additional Interfaces; Interface Modifications. Other than the contemplated modifications and upgrades referred to in Section 7.4(c), all requests for new interfaces, modifications to existing interfaces and terminations of existing interfaces shall be presented to the Operating Committee for approval. Upon approval, the Parties shall work in good faith to establish the requested interfaces or modify or terminate the existing interfaces, as applicable, on a timely basis. Except as otherwise provided herein (including in Section 7.4), all costs and expenses with respect to any new interface or interface modification or termination shall be borne by the requesting Party unless otherwise determined by the Operating Committee.

(c)Secure Protocols. The Parties shall use secure protocols for the transmission of data from the Bank and its Affiliates, on the one hand, to the Company and its Affiliates, on the other hand, and vice versa.

ARTICLE VIII

MERCHANT SERVICES

8.1    Transmittal and Authorization of Charge Transaction Data. The Retail Merchants shall transmit Charge Transaction Data for authorization of Transactions to the Bank as provided in the Operating Procedures. The Company, on the Bank's behalf, shall authorize or decline Transactions on a real time basis as provided in the Operating Procedures, including transactions involving split-tender (i.e., a portion of the total transaction amount is billed to a Company Credit Card and the remainder is paid through one or more other forms of payment), transactions over the phone, on-line or hand keyed, as applicable, or down-payments on Goods and Services for later delivery. If any Retail Merchant is unable to obtain authorizations for Transactions for any reason, such Retail Merchant may complete such Transactions without receipt of further authorization as provided in the Operating Procedures.

8.2    POS Terminals. The Retail Merchants shall maintain POS terminals capable of processing Company Credit Cards, and Account transactions as handled as of the Effective Date. To the extent that the Retail Merchants are required (after the initial changes agreed upon by the Bank and the Company made before (i) the conversion of the Accounts purchased by the Bank pursuant to the Chase Purchase Agreement and/or (ii) the Private Label Launch Date) to make changes to any POS terminal (including hardware and software) in order to process Applications, process Transactions and transmit Charge Transaction Data under this Agreement as a result of any change or modification to any Bank System or as a result of any requirement of Applicable Law applicable to the Bank, the Bank shall pay the costs and expenses associated with such changes.

8.3    Settlement Procedures.

(a)The Retail Merchants shall transmit Charge Transaction Data to the Bank in accordance with the Operating Procedures on each Retail Day. If Charge Transaction Data is received by the Bank's processing center on or before 9:00 am (Eastern time) on any Retail Day on which the Bank is open for business, the Bank shall process the Charge Transaction Data and initiate an ACH for the payment in respect thereof before 6:00 pm (Eastern time) on the same Retail Day. If the Charge Transaction Data is received after 9:00 am (Eastern time) on any Retail Day, or at any time on a day other than a Retail Day on which the Bank is open for business, the Bank shall process the Charge Transaction Data for payment before 6:00 pm (Eastern time) on the following Business Day.

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(b)The Bank shall remit to the Company, for itself and the Retail Merchants, an amount equal to (i) the total amount of charges identified in all Charge Transaction Data not yet paid in accordance with Section 8.3(a) less (ii) the sum of (A) the total amount of any credits included in such Charge Transaction Data, plus (B) any amounts charged back to such Retail Merchants pursuant to Section 8.4.

8.4    Bank's Right to Charge Back.

The Bank shall have the right to charge back to the Company the amount of the Charge Transaction Data paid by the Bank pursuant to Section 8.3 if with respect to the related Transaction (it being understood and agreed that the provisions of this Section 8.4 shall supersede any provisions of the Operating Procedures relating to the Bank's right to charge back):
(a)the Cardholder refuses to pay the charge based on a dispute regarding the quality or delivery of Company Goods and Services representing a valid defense to payment consistent with Applicable Law; provided that any such refusal constitutes a bona fide claim presented by the Cardholder in good faith in the reasonable opinion of the Company, after consultation with the Bank;

(b)the Cardholder refuses to pay the charge based on a claim of unauthorized use of the Company Credit Card and (i) in the case of a Transaction ordered by mail, telephone or internet, the Company has no proof of delivery of the Goods and Services to the designated shipping destination provided by the Cardholder; and (ii) in the case of any Transaction, (A) the transaction at issue was a result of Employee Fraud; (B) the Company had failed to obtain a valid authorization number for the Transaction (unless the Company was permitted to effect such transaction without such authorization based on the down-time procedures in the Operating Procedures), (C) the price of the Goods and Services shown in the Charge Transaction Data exceeds the amount shown on the Cardholder's copy of the sales slip, (D) the Company is unable to fulfill a request to produce the sales slip with respect to such Transaction within thirty (30) days of the Bank's request therefor, (E) the Company had processed a return of the Goods and Services which is the subject of the Transaction, or a credit adjustment with respect thereto, and a corresponding credit was not processed to the Account, or (F) the sales slip is illegible with respect to the Charge Transaction Data disputed by the Cardholder or is missing information in any material respect; or

(c)the sales slip was submitted for payment pursuant to Section 8.3 more than once.

8.5    Exercise of Chargeback. If the Bank exercises its right of chargeback, the Bank may set off all amounts charged back against any sums due to the Company under this Agreement, or the Bank may demand payment from the Company for the full amount of such chargeback. In the event of a chargeback pursuant to this Article VIII, upon payment in full of the related amount by the Company, the Bank shall immediately assign to the Company, without any representation, warranty or recourse, all right to payments of amounts charged back in connection with such Cardholder charge. The Bank shall cooperate fully in any effort by the Company to collect the chargeback amount, including by executing and delivering any document necessary or useful to such collection efforts.

8.6    No Merchant Discount. None of the Company, its Affiliates or the Retail Merchants shall be required to pay any merchant discount rate applied against settlements due to merchants for transactions with respect to the use of a Private Label Credit Card on any Transaction. The Bank shall directly process the Transactions on Private Label Credit Cards such that the Retail Merchants do not incur any merchant acquirer/processor or similar fees (including Interchange Fees or interchange reimbursement fees).

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*** Confidential material redacted and filed separately with the Commission.

ARTICLE IX

PROGRAM ECONOMICS

9.1    Company Compensation.

(a)Payments.

(i)Not later than 5:00 pm (Eastern time) on any ***, the Bank shall pay to the Company an amount equal to the amount set forth on Schedule 9.1(a)(i).

(ii)Not later than 10:00 am (Eastern Time) on the tenth (10th) calendar day after the end of each ***, the Bank shall pay the Company the amounts set forth in Schedule 9.1(a)(ii).

(iii)Not later than 10:00 am (Eastern Time) on the tenth (10th) calendar day after the end of each ***, the Bank shall pay the Company the amounts set forth in Schedule 9.1(a)(iii).

(iv)The amounts payable pursuant to this Section 9.1 shall be paid to the Company regardless of whether any amounts are disputed by the Bank or the Company. The Bank or the Company may invoke the dispute resolution procedures set forth herein following payment of the amounts set forth above.

(b)Initial Payment. The Bank shall make the payments set forth in Schedule 9.1(b) in accordance with such Schedule.

(c)Form of Payment. All payments pursuant to this Section 9.1 shall be made by wire transfer of immediately available funds to an account designated in writing by the Company unless otherwise agreed upon by the Parties in writing.

9.2    Dispute Resolution. Any disputes regarding the amounts owed under this Agreement shall be resolved in accordance with Section 12.3 or Section 12.4, as applicable.

9.3    Bank's Responsibility for Program Operation. Except as otherwise expressly specified in this Agreement, the Bank shall be responsible for the costs of operating the Program.

ARTICLE X

INTELLECTUAL PROPERTY

10.1    Licensed Marks.

(a)Grant of License to Use the Company Licensed Marks. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Bank a non-exclusive, royalty-free, non-transferable, non-sublicensable (except as set forth herein) right and license to use the Company Licensed Marks with respect to the Program in the United States in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program. All uses of the Company Licensed Marks shall require the prior written approval of the Company and shall be in accordance with this Agreement and any Trademark Style Guide or other rules as may be delivered by the Company to the Bank from time to time. To the extent the Bank delegates any of its rights or obligations hereunder to any authorized Affiliate and/or authorized Service Provider or to the extent the services of an authorized third party are required in connection with the Bank's participation in the Program, in accordance with the terms and conditions of this Agreement, the Bank may sublicense its rights in the Company Licensed Marks hereunder to such authorized Person; provided that such Person shall agree to comply

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with all of the terms and conditions of the use of the Company Licensed Marks hereunder (and shall designate the Company as a third party beneficiary of such agreement) and the Bank shall remain liable for such Person's failure to so comply. Except as expressly set forth in this Section 10.1, the rights granted pursuant to this Section 10.1 are solely for use of the Bank and may not be sublicensed without the prior written approval of the Company.

(b)Grant of License to Use the Bank Licensed Marks. Subject to the terms and conditions of this Agreement, the Bank hereby grants to the Company a non-exclusive, royalty-free, non-transferable, non-sublicensable (except as set forth herein) right and license to use the Bank Licensed Marks with respect to the Program in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program. All uses of the Bank Licensed Marks shall require the prior written approval of the Bank and shall be in accordance with this Agreement and any Trademark Style Guide or other rules as may be delivered by the Bank to the Company from time to time. To the extent the Company delegates any of its rights or obligations hereunder to any authorized Affiliate and/or authorized third party or to the extent the services of an authorized third party are required in connection with the Company's participation in the Program, in accordance with the terms and conditions of this Agreement, the Company may sublicense its rights in the Bank Licensed Marks hereunder to such authorized Person; provided that such Person shall agree to comply with all of the terms and conditions of the use of the Bank Licensed Marks hereunder (and shall designate the Bank as a third party beneficiary of such agreement) and the Company shall remain liable for such Person's failure to so comply. Except as expressly set forth in this Section 10.1, the rights granted pursuant to this Section 10.1 are solely for use of the Company and may not be sublicensed without the prior written approval of the Bank.

10.2    Termination; Ownership; and Infringement.

(a)Termination of Licenses. The licenses granted in Section 10.1 shall terminate at the end of the Termination Period provided that (i) if the purchase option under Section 17.2 is exercised (and the Company or its Nominated Purchaser thus owns the Program Assets) then such licenses shall continue for a (6) month period following the Termination Period to the extent necessary for winding down the operation of the Program in a manner consistent with the terms of this Agreement and with past practice and (ii) if the purchase option is not exercised (and the Bank thus continues to own the Program Assets) then Section 17.4(c) shall govern the Bank's use of the Company Licensed Marks. Upon the termination of the licenses granted in Section 10.1, all rights in the Company Licensed Marks and Bank Licensed Marks granted thereunder shall revert to Company and the Bank, respectively, and each Party shall (and shall cause their authorized Affiliates, authorized third parties and permitted sublicensees to): (i) discontinue immediately all use of the other Party's trademarks or any of them, and any colorable imitation thereof; and (ii) destroy all unused Company Credit Cards, Applications, Account Documentation, Solicitation Materials, periodic statements, materials, displays, advertising and sales literature and any other items, in each case, bearing any of the other Party's trademarks. Notwithstanding anything herein, each Party shall have the right at all times after the Termination Period to use the other Party's trademarks (i) in a non-trademark or “fair use” manner (provided that such use does not convey or suggest or is not reasonably likely to suggest that the Parties are still participating in the Program) or as required by Applicable Law; or (ii) on any archival legal documents, business correspondence and similar items that are not consumer-facing.

(b)Ownership of the Licensed Marks. The Parties acknowledge that (i) each Party shall retain exclusive ownership of its trademarks, all rights therein, and the goodwill associated therewith; (ii) each Party shall neither contest nor take any other action which shall adversely affect the other Party's exclusive ownership of its trademarks or the goodwill associated therewith, and (iii) any and all goodwill arising from use of the Company Licensed Marks by the Bank or the Bank Licensed Marks by the Company shall inure to the benefit of the Company or the Bank, respectively. Nothing herein shall give the Parties any proprietary interest in or to the other Party's trademarks except as set forth in this Article X.

(c)Infringement by Third Parties. Each Party shall use reasonable efforts to notify the other Party in writing, promptly upon acquiring Knowledge of any infringing use of the other Party's trademarks that are being licensed under this Article X by any third party in the United States in the credit card field. If any of the trademarks licensed under this Article X is infringed, the owner of such trademark has the sole right (but not the obligation) to prosecute same and take whatever action it deems necessary to prevent such infringing use; provided, however, that

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if such owner fails to take reasonable steps to prevent infringement of any such trademarks by any credit provider and such infringement has an adverse effect upon the Program or the rights of the other Party hereunder, the other Party may request that such owner take action necessary to alleviate such adverse impact , and the other Party shall reasonably cooperate with and assist in such prosecution.

10.3    Intellectual Property.

(a)Each Party shall solely own all of its Intellectual Property (i) that existed as of the Effective Date and (ii) that it develops or creates independently of the other Party during the Term. Unless the Parties agree otherwise in writing, Company shall solely own all Intellectual Property rights in any creation of or improvement to the look, feel, content, design and collateral aesthetics of the Company Credit Cards, Credit Card Documentation, the Program Website, any Program related social media pages or “apps,” Solicitation Materials and any other communications to Cardholders created by either Party, except for Bank Licensed Marks that appear on any of the foregoing and any content dictated by Applicable Law, and the Bank shall own all Intellectual Property rights in any software code, proprietary systems and platforms developed by the Bank. Each Party grants and agrees to grant to the other Party a non-exclusive, royalty-free, non-transferable, non-sublicensable (except as set forth herein) license to and under all other Intellectual Property used in connection with the Program. To the extent the Parties delegate any of their rights or obligations hereunder to any authorized Affiliate and/or authorized third party or to the extent the services of an authorized third party are required in connection with the Parties' participation in the Program, in accordance with the terms and conditions of this Agreement, the Parties may sublicense their rights to and under the other Party's Intellectual Property to such authorized Person; provided that such Person shall agree to comply with all of the terms and conditions of this Section 10.3 (with the owner of the Intellectual Property a third party beneficiary of such agreement) and provided that the sublicensing Party shall remain liable for such Person's failure to so comply. The licenses granted under this Section 10.3(a) shall terminate at end of the Termination Period.

(b)Joint Intellectual Property. The Parties shall not develop or create any Intellectual Property that shall be deemed to be jointly owned unless they mutually agree in writing in advance that such Intellectual Property shall be jointly owned. Each Party shall have the right to use, license and otherwise exploit jointly owned Intellectual Property without any restriction or obligation to account to the other Party; provided, however, that (1) no such jointly owned Intellectual Property shall be used by the Bank in connection with any credit card or other credit program agreement or other joint marketing arrangement with any company engaged primarily in the marketing and/or sale of retail goods without the prior written consent of the Company and (2) for the avoidance of doubt, no trademarks, trade names, service marks, logos, trade dress, internet domain names, corporate names or other source indicators or proprietary designations of the Company shall be used by the Bank except during the term of the licenses granted in Section 10.1 and in accordance with the terms hereof.

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1    General Representations and Warranties of the Company. Except as Previously Disclosed, the Company makes the following representations and warranties to the Bank as of the date hereof:

(a)Corporate Existence. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the conduct of its business or the activities in which it is engaged makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings and registrations with, all governmental authorities having jurisdiction, to the extent required for the ownership, lease or conduct and operation of its business, except to the extent that the failure to obtain such licenses, permits, consents or approvals or to make such filings or registrations would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b)Authorization; Validity. The Company has all necessary corporate power and authority to (i) execute and enter into this Agreement, and (ii) perform the obligations required of the Company hereunder and the other documents, instruments and agreements relating to the Program and this Agreement executed by the Company pursuant hereto. The execution and delivery by the Company of this Agreement and all documents, instruments and agreements executed and delivered by the Company pursuant hereto, and the consummation by the Company of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate actions of the Company. This Agreement (i) has been duly executed and delivered by the Company, (ii) constitutes the valid and legally binding obligation of the Company, and (iii) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(c)Conflicts; Defaults; Etc. The execution, delivery and performance of this Agreement by the Company, its compliance with the terms hereof, and consummation of the transactions specified herein will not (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any contract, instrument or agreement to which `the Company or any of its Subsidiaries is a party or by which they are bound, or to which any of the assets of the Company or any of its Subsidiaries are subject; (ii) conflict with or violate the articles of incorporation or by-laws, or any other equivalent organizational document(s), of the Company or any of its Subsidiaries; (iii) breach or violate any Applicable Law or Applicable Order, in each case, applicable to the Company or any of its Subsidiaries; (iv) require the consent or approval of any other party to any contract, instrument or commitment to which the Company or any of its Subsidiaries is a Party or by which it is bound; or (v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any Governmental Authority, except, in the cases of clauses (i) and (iii)-(v), for such conflicts, breaches, defaults, violations or failures to obtain such consents or approvals or make or obtain such filings, notices, consents and approvals as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)No Litigation. No action, claim, litigation, proceeding, arbitration or investigation is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law, in equity or otherwise, by or before any Governmental Authority, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)Compliance with Laws. Except to the extent that any of the following would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is in compliance with all requirements of Applicable Law relating to the Program and neither the Company nor any of Subsidiaries is subject to any order, directive or restriction of any kind issued by any Governmental Authority that restricts in any respect the Company's ability to perform its obligations under the Program.

(f)The Company Licensed Marks. The Company has the right, power and authority to grant the rights to use the Company Licensed Marks expressly granted herein.

11.2    General Representations and Warranties of the Bank. Except as Previously Disclosed, the Bank hereby makes the following representations and warranties to the Company as of the date hereof:

(a)Corporate Existence. The Bank (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporationand (ii) is duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the conduct of the its business or the activities in which it is engaged, or proposes to engage pursuant to this Agreement, makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect. The Bank has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings and registrations with, all governmental authorities having jurisdiction, to the extent required for the ownership, lease or conduct and operation of its business pursuant to this Agreement, except to the extent that the failure to obtain such licenses, permits, consents or approvals or to make such filings or registrations would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect upon the

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Bank, the Program, the Accounts, Cardholder Indebtedness or the Bank's ability to perform its obligations under this Agreement.

(b)Authorization; Validity. The Bank has all necessary corporate or similar power and authority to (i) execute and enter into this Agreement, and (ii) perform the obligations required of the Bank hereunder and the other documents, instruments and agreements relating to the Program and this Agreement executed by the Bank pursuant hereto. The execution and delivery by the Bank of this Agreement and all documents, instruments and agreements executed and delivered by the Bank pursuant hereto, and the consummation by the Bank of the transactions specified herein, has been duly and validly authorized and approved by all necessary corporate or similar actions of the Bank. This Agreement (i) has been duly executed and delivered by the Bank, (ii) constitutes the valid and legally binding obligation of the Bank, and (iii) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(c)Conflicts; Defaults; Etc. The execution, delivery and performance of this Agreement by the Bank, its compliance with the terms hereof, and the consummation of the transactions specified herein will not (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any contract, instrument or agreement to which any of Bank Parent or any of its Subsidiaries is a party or by which they are bound, or to which any of the assets of Bank Parent or any of its Subsidiaries are subject; (ii) conflict with or violate the articles of incorporation or by-laws, or any other equivalent organizational document(s), of Bank Parent or any of its Subsidiaries; (iii) breach or violate any Applicable Law or Applicable Order, in each case, applicable to Bank Parent or any of its Subsidiaries; (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Bank Parent or any of its Subsidiaries is a Party or by which it is bound; or (v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any Governmental Authority, except, in the cases of clauses (i) and (iii)-(v), for such conflicts, breaches, defaults, violations or failures to obtain such consents or approvals or make or obtain such filings, notices, consents and approvals as would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect.

(d)No Litigation. No action, claim, litigation, proceeding, arbitration or investigation is pending or, to the Knowledge of the Bank, threatened against Bank Parent or any of its Subsidiaries, at law, in equity or otherwise, by or before any Governmental Authority, which would reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect.

(e)Compliance with Laws.
(i)Except to the extent that any of the following would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect,
(A)Bank Parent and its Subsidiaries are in compliance with all requirements of Applicable Law relating to its Credit Card business; and

(B)neither Bank Parent nor any of its Subsidiaries is subject to any capital plan or supervisory agreement, cease-and-desist or similar order or directive or memorandum of understanding between it and any Governmental Authority or issued by any Governmental Authority, nor has any of them adopted any board resolutions at the request of any Governmental Authority.

(ii)Neither Bank Parent nor any of its Subsidiaries is subject to any order, directive or restriction of any kind issued by any Governmental Authority that restricts in any respect its operation of its Credit Card business; and the Bank is not aware of any fact or circumstance that would in any way delay or impede its ability to perform all of its obligations under the Program.

(f)Servicing Qualifications. The Bank is licensed and qualified in all jurisdictions necessary to service the Accounts in accordance with all Applicable Laws, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect.

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(g)Bank Licensed Marks. The Bank has the right, power and authority to grant the rights to use the Bank Licensed Marks expressly granted herein.

(h)Card Associations. Bank is a member in good standing of the Card Association and has full authority under the by-laws and other membership and operating rules of the Card Association to issue the Co-Branded Credit Cards and otherwise perform its obligations under this Agreement.

11.3    No other Representations or Warranties. Except as expressly set forth in Sections 11.1 and 11.2, neither the Bank nor the Company has made or makes any other express or implied representations, or any express or implied warranty.

11.4    General Covenants of the Company.

(a)Litigation. The Company shall notify the Bank in writing if it receives written notice of any litigation, investigation or other claim pending or, to the Knowledge of the Company, threatened before any Governmental Authority to which the Company or any of its Subsidiaries is party that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a CompanyMaterial Adverse Effect

(b)Reports and Notices. The Company shall provide the Bank with a notice specifying the nature of any Company Event of Default, or any event which, with the giving of notice or passage of time or both, would constitute a Company Event of Default, or any development or other information with respect to the Company or its Subsidiaries which is likely to have a Company Material Adverse Effect. Notices pursuant to this Section 11.4(b) relating to Company Events of Default shall be provided within five (5) Business Days after the Company has Knowledge of the existence of such default. Notices relating to all other events or developments described in this Section 11.4(b) shall be provided promptly after the Company has Knowledge of the existence of such event or development. A failure to provide any required notice pursuant to this Section 11.4(b) shall not be considered a separate or independent Company Event of Default.

(c)Applicable Law/Operating Procedures. The Company shall at all times during the Term comply in all material respects with Applicable Law affecting its obligations under this Agreement. Notwithstanding the foregoing, the Company shall have no liability hereunder for a failure to comply with requirements of Applicable Law related to the Credit Cards or Accounts or their solicitation, associated documentation or servicing or maintenance if the Bank has not notified the Company of such requirement of Applicable Law.

(d)Disputes with Cardholders. The Company shall cooperate with the Bank in a timely manner (but in no event less promptly than required by Applicable Law) to resolve all disputes with Cardholders.

(e)Company Financial Statements. The Company shall furnish to the Bank as soon as reasonably practicable after they become available the following information (on a consolidated basis if applicable): (a) a balance sheet as of the close of each fiscal year; (b) a statement of income, retained earnings, and paid-in capital to the close of each fiscal year; (c) a statement of cash flow to the close of each such period; and (d) a copy of the opinion submitted by the Company's independent certified public accountants in connection with such of the financial statements as have been audited; provided, however, that as long as the Company's ultimate parent company is publicly traded, the Company may satisfy the foregoing requirements by the Company's ultimate parent company's filing with the SEC copies of its annual 10-K filing.

11.5    General Covenants of the Bank.

(a)Litigation. The Bank shall notify the Company in writing if it receives written notice of any litigation, investigation or other claim pending or, to the Knowledge of the Bank, threatened before any Governmental Authority to which Bank Parent or any of its Subsidiaries is party that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a BankMaterial Adverse Effect.

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(b)Reports and Notices. The Bank shall provide the Company with a written notice specifying the nature of any Bank Event of Default, or any event which, with the giving of notice or passage of time or both, would constitute a Bank Event of Default, or any development or other information which is likely to have a Bank Material Adverse Effect. Notice pursuant to this Section 11.5(b) relating to the Bank Events of Default shall be provided within five (5) Business Days after the Bank has Knowledge of the existence of such default. Notices relating to all other events or developments described in this Section 11.5(b) shall be provided promptly after the Bank obtains Knowledge of the existence of such event or development. Notwithstanding the foregoing and notwithstanding the provisions of Section 11.5(a), the Bank shall not divulge material nonpublic information with respect to the Bank or its Affiliates to the Company without the prior consent of the general counsel of the Company. In the event such consent is not granted, failure to provide written notice with respect to such matter shall not be deemed a breach of the provisions of this Section 11.5(b) and/or of Section 11.5(a), as applicable. A failure to provide any required notice pursuant to this Section 11.5(a) shall not be considered a separate or independent Bank Event of Default.

(c)Applicable Law/Operating Procedures. The Bank shall at all times during the Term and continuing until the end of the Termination Period comply in all material respects with Applicable Law affecting its obligations under this Agreement and the Operating Procedures. The Bank shall (i) identify any changes in Applicable Law and rules of the Card Association that will affect the Program or the Company's activities in connection therewith following the Closing Date and (ii) notify Company in writing of such changes in a timely manner.

(d)Books and Records. The Bank shall keep adequate records and books of account with respect to the Accounts and Cardholder Indebtedness in which proper entries, reflecting all of the Bank's financial transactions relating to the Program, are made in accordance with GAAP and the requirements of this Agreement. The Bank shall keep adequate records and books of account with respect to its activities, in which proper entries reflecting all of the Bank's financial transactions are made in accordance with GAAP. All of the Bank's records, files and books of account shall be in all material respects complete and correct and shall be maintained in accordance with good business practice and Applicable Law.

(e)Servicing Qualifications. The Bank shall at all times during the Term and continuing until the end of the Termination Period remain licensed and qualified in all jurisdictions necessary to service the Accounts in accordance with all Applicable Laws, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect.

(f)Program Support. The Bank shall not take any action that is materially inconsistent with the Program Objectives or otherwise materially adversely affects the Program or the Company's retail business or relations with its customers in any material respect.

(g)Regulatory Status. The Bank shall continue its existence as a bank duly organized under the laws of the State of Delaware.

(h)Conflicts of Interest. The Bank shall establish and maintain appropriate business standards, procedures and controls designed to ensure that the Bank shall perform and conduct its operations in a manner consistent with the Program Objectives and in such a way as not to disparage or embarrass or otherwise adversely affect the Company and its Affiliates.

(i)Card Association. The Bank is and shall be a member in good standing of the Card Association throughout the Term.

(j)Chase Purchase Agreement. The Bank shall use commercially reasonable efforts to negotiate and, no later than July 31, 2013, enter into the Chase Purchase Agreement on customary terms and providing for the purchase of the Chase Program Assets at a price equal to Fair Market Value (as defined in the Chase Program Agreement) and the assumption of liabilities arising from and after the Chase Closing Date with respect thereto. The Bank shall use commercially reasonable efforts to (i) satisfy all conditions to Chase's obligation to consummate the transaction contemplated by the Chase Purchase Agreement and (ii) consummate the transaction contemplated by

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the Chase Purchase Agreement (subject to satisfaction of all conditions to the Bank's obligation to consummate such transaction). Subject to any applicable legal privilege, the Bank shall keep the Company reasonably apprised as to the progress of the consummation of the transactions under the Chase Purchase Agreement. Without limiting the foregoing, the Bank shall file all notices, applications, requests for approvals, orders, declarations and other documents and instruments with all Governmental Authorities necessary to effectuate the purchase of the Chase Program Assets and shall use commercially reasonable efforts to promptly take all actions required in order to obtain any necessary authorization, approval, consent, order, declaration or other license or authority to effectuate such purchase. The Bank hereby represents and warrants to the Company that, to the Knowledge of the Bank, there is no fact relating to the Bank or any of its Affiliates' respective businesses, operations, financial condition or legal status, including any order, memorandum of understanding or other regulatory restriction, that would reasonably be expected to impair the Bank's ability to obtain, on a timely basis, all authorizations, approvals, consents, orders, declarations licenses and other authorities of or from all Governmental Authorities and third parties as are necessary for the consummation of the purchase of the Chase Program Assets.

(k)Bank Financial Statements. The Bank shall furnish to the Company as soon as reasonably practicable after they become available the following information (on a consolidated basis if applicable): (a) a balance sheet as of the close of each fiscal year; (b) a statement of income, retained earnings, and paid-in capital to the close of each fiscal year; (c) a statement of cash flow to the close of each such period; and (d) a copy of the opinion submitted by such party's independent certified public accountants in connection with such of the financial statements as have been audited; provided, however, that as long as Bank is a subsidiary of Alliance Data Systems Corporation (“ADSC”), and ADSC is publicly traded, Bank may satisfy the foregoing requirements by ADSC's filing with the Securities and Exchange Commission copies of its annual 10-K filing.

ARTICLE XII

ACCESS, AUDIT AND DISPUTE RESOLUTION

12.1    Access to Books and Records. Each Party shall permit the other Party and its Representatives to visit its facilities related to the Program during normal business hours with reasonable advance notice and at times and in a manner that does not unreasonably disrupt its normal business operations. Each Party shall also permit the other Party and its Representatives to review (during normal business hours) and obtain copies of the books and records relating to the Program for reasonable purposes relating to the Program; provided that neither Party shall be required to provide access to records to the extent that (a) such access is prohibited by Applicable Law, (b) such records are legally privileged, (c) such records relate to other customers of, or credit programs operated by, the Company or the Bank (except as may be necessary or appropriate in connection with any consideration of the terms and conditions of Comparable Partner Programs and other Credit Card programs as contemplated by this Agreement to the extent permitted by Bank's obligations under agreements with third parties), or (d) such access would unreasonably disrupt its normal business operations.

12.2    Audit Rights. Once per year or at any time that a Party disputes the amount of any monies owed by either Party to the other hereunder, such Party, at its sole cost and expense and upon not less than ten (10) Business Days prior notice to the other Party, may conduct (or cause a third party experienced in auditing Credit Card programs to conduct) an audit to determine whether such other Party is in compliance with all of its obligations pursuant to this Agreement; provided, however, that any such audit shall only be permitted at times and in a manner that does not unreasonably interfere with the other Party's normal business operations, including that any such audit shall be conducted during normal business hours in accordance with generally accepted auditing standards and the auditing Party shall employ such reasonable procedures and methods as necessary and appropriate in the circumstances, minimizing interference to the extent practicable with the audited Party's normal business operations. Without limiting the foregoing, neither Party shall audit the functioning of the Systems of the other Party unless such audit is necessary to verify compliance by the other Party with an express obligation of such other Party. The audited Party shall use commercially reasonable efforts to facilitate the auditing Party's review, including making reasonably available such personnel of the audited Party and its Service Providers to assist the auditing Party and its Representatives as reasonably requested. The audited Party shall deliver any document or instrument necessary for the auditing Party to obtain such records from any Person maintaining records for the audited Party and shall

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maintain records pursuant to its regular record retention policies. For purposes of this provision, the audited Party also shall be required to provide records relating to the Program held by Service Providers at the auditing Party's request. Notwithstanding the generality of the foregoing, the audited Party shall not be required to provide access to records to the extent that (a) such access is prohibited by Applicable Law, (b) such records are legally privileged, (c) such records are company planning documents of such Party or any of its Affiliates, operating budgets that are not used in calculating any amounts payable hereunder or personnel records of individual employees (provided that this clause (c) shall not preclude access to such records as are reasonably necessary to substantiate the Bank's compliance with Section 3.3), or (d) such records relate to other customers or operations of such Party other than the Program or to personnel records not normally disclosed in connection with audits.

12.3    Accounting Dispute Resolution. Any dispute with respect to amounts of $250,000 or less due or payable under this Agreement or other calculations hereunder of amounts of $250,000 or less between the Parties arising out of or relating to this Agreement shall be resolved as provided in this Section 12.3. The Parties agree to attempt in good faith to resolve any such disputes. Except with respect to any indemnification claim arising under Article XVIII, which shall not be subject to the procedures of this Section 12.3, in the event the Parties are unable to resolve any such dispute, after negotiating in good faith for a period of not less than ten (10) Business Days, either Party may request a nationally recognized firm of independent accountants mutually agreeable to the Parties (the “Accountants”) to reconcile any amounts in dispute; provided, however, that the Accountants' determination shall be limited to the amount disputed by the Parties and in no event shall such determination provide for a payment to any Party higher than the amount claimed by the Party to be owed to such Party. Any such request shall be in writing and shall specify with particularity the disputed amounts being submitted for determination. Each Party agrees to promptly and in good faith take all necessary action to designate the Accountants no later than ten (10) Business Days after a request that such a designation be made. The Parties shall cooperate fully in assisting the Accountants in their review, including by providing the Accountants full access to all files, books and records (including work papers of internal and independent accountants of the Parties) relevant thereto and providing such other information as the Accountants may reasonably request in connection with any such review. Notwithstanding the generality of the foregoing, the Parties shall not be required to provide the Accountants with access to records to the extent that (i) such access is prohibited by Applicable Law, (ii) such records are legally privileged or (iii) such records relate to other customers of, or credit programs operated by, the Party (except as may be necessary or appropriate in connection with any consideration of the terms and conditions of Comparable Partner Programs and Competing Retail Programs as contemplated by this Agreement, as permitted by applicable confidentiality restrictions). In the event the determination made by the Accountants requires either Party to make payment to the other Party of any additional amount, such Party shall make such payment no later than five (5) Business Days following receipt from the Accountants of written notice to the Parties of such determination plus interest at the Federal Funds Rate on any such amount due computed from and including the date such amount should have been paid through and excluding the date of payment. The fees and expenses of such Accountants arising out of such reviews shall be divided between the Parties in proportion to the relative amounts by which each Party's respective claim regarding the amount in dispute differed from the amount determined by the Accountants. The determination of the Accountants shall be final and binding on the Parties subject to the correction of manifest calculation errors.

12.4    Dispute Resolution.(a)    Any dispute among the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by the Company or the Bank hereunder that is not otherwise required to be submitted for resolution under Section 12.3 shall be submitted to the dispute resolution process set forth in Section 3.2(d)(ii)(B).To the extent that the subject matter of the dispute relates to a matter other than a matter as to which the Operating Committee is charged with the final decisionmaking authority hereunder pursuant to Section 3.2 (whether by virtue of the Parties' rights with respect to Company Matters or Bank Matters or with respect to matters deemed rejected upon deadlock pursuant to such Section 3.2), in the event that the Parties shall fail to resolve the dispute pursuant to Section 3.2(d)(ii)(B), the Parties shall submit the dispute to mandatory and binding arbitration pursuant to the terms and conditions of Section 12.4(b). This Section 12.4 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier than provided in the preceding sentence, to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors.

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(b)Arbitration. If the Parties are unable to resolve a dispute as provided in Section 12.4(a), then the Parties agree that such dispute shall be submitted to mandatory and binding arbitration, which shall be subject to the following conditions:

(i)The dispute shall be resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitrators are prohibited from awarding punitive damages. The terms of this Agreement, including the terms set forth in this Section 12.4(b), shall supersede any American Arbitration Association rule in conflict herewith. In addition, the arbitrators, in deciding all matters and in fashioning an appropriate remedy or relief, shall be bound to apply the substantive laws of the State of Delaware. In no event may any demand for arbitration be made on any date on or after which the institution of legal or equitable proceedings based on the applicable dispute would be barred by the applicable statute of limitations or by any provision of this Agreement.

(ii)The arbitration shall be conducted by three arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Bank, in their demand for arbitration or answering statement, as applicable, and the third of whom, who shall serve as chair, shall be appointed by the party-appointed arbitrators. All arbitrators appointed shall serve as neutrals.

(iii)The arbitration hearing shall be commenced within sixty (60) days of the Parties' demand for arbitration. The arbitrators shall control the scheduling so as to process the matter expeditiously. The times specified in this Section 12.4(b) may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause.

(iv)The arbitrators rendering judgment upon disputes between the Parties as provided in this Section 12.4(b) shall, after reaching judgment and award, prepare and distribute to the Parties within thirty (30) days after the close of hearings, or as soon thereafter as is practicable in the circumstances, a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award. The award of the arbitrator shall be reasoned, final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction.

(v)Unless otherwise mutually agreed by the Parties, the place of arbitration shall be Chicago, Illinois.

(vi)Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (to include search time and reproduction costs). The Parties shall equally split the fees of the arbitration cost, the court reporter's transcript, and the arbitrators.

(c)Nothing contained in this Section 12.4 shall limit either Party's right to obtain any provisional remedy, including, without limitation, specific performance or injunctive relief from any court of competent jurisdiction, as may be necessary, in the aggrieved Party's sole discretion, to protect its rights under this Agreement.

12.5    Regulatory Audit of Company. Until the later of the Termination Date and the date all pending matters relating to this Agreement (e.g., disputes, tax assessments or reassessments) are closed, the Company hereby agrees to allow any and all applicable Governmental Authorities that supervise Bank or its Affiliates to audit and inspect the Company's books, records, procedures and facilities to the same extent that the Bank is permitted pursuant to Section 12.2.

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ARTICLE XIII

CONFIDENTIALITY

13.1    General Confidentiality.

(a)For purposes of this Agreement, “Confidential Information” means any of the following: (i) information that is provided by or on behalf of either the Company or the Bank to the other Party or its Representatives in connection with the Program (including information provided prior to the date hereof); (ii) information about the Company or the Bank or their Affiliates, or their respective businesses or employees, that is otherwise obtained by the other Party in connection with the Program, in each case including: (A) information concerning marketing plans, objectives and financial results, business systems, methods, processes, know-how, financing data, programs and products and Value Proposition terms and features and tests thereof; (B) information regarding any products offered or proposed to be offered under the Program or the manner of offering of any such products; (C) information unrelated to the Program obtained by the Company or the Bank in connection with this Agreement, including by accessing or being present at the business location of the other Party; and (D) Intellectual Property such as proprietary technical information, including source code, developed in connection with the Program; (iii) the terms and conditions of this Agreement; and (iv) the Marketing Plan. The provisions of this Article XIII governing Confidential Information shall not govern Cardholder Data or Shopper Data, which shall be governed by the provisions of Article VI.

(b)The restrictions on disclosure of Confidential Information under this Article XIII shall not apply to information received or obtained by the Company or the Bank, as the case may be, that: (i) is or becomes generally available to the public other than as a result of disclosure in breach of this Agreement or any other confidentiality obligations; (ii) is lawfully received on a non-confidential basis from a third party authorized to disclose such information without restriction and without breach of this Agreement; (iii) is contained in, or is capable of being discovered through examination of, publicly available records or products; (iv) is required to be disclosed by Applicable Law, GAAP or applicable stock exchange rules (but only to the extent of such required disclosure); provided, that such information shall be disclosed only to the extent required by such Applicable Law, GAAP, or applicable stock exchange rules and shall otherwise remain Confidential Information; or (v) is developed by the Company or the Bank, as the case may be, without the use or knowledge of any proprietary, non-public information provided by the other Party under, or otherwise made available to such Party as a result of, this Agreement. Nothing herein shall be construed to permit the Receiving Party (as defined below) to disclose to any third party any Confidential Information that the Receiving Party is required to keep confidential under Applicable Law.

(c)The terms and conditions of this Agreement and the Marketing Plan and all of the items referred to in clauses (A) through (B) of Section 13.1(a) shall each be the Confidential Information of the Company and the Bank and each of the Parties to this Agreement shall be deemed to be a Receiving Party of each of them; provided, however, that the terms of this Agreement may be filed by either Party with any Governmental Authority (including public filings with the Securities and Exchange Commission) to the extent required by Applicable Law.

(d)If the Company, on the one hand, or the Bank, on the other hand, receives Confidential Information of the other Party (“Receiving Party”), the Receiving Party shall do the following with respect to the Confidential Information of the other Party (“Disclosing Party”): (i) keep the Confidential Information of the Disclosing Party secure and confidential; (ii) treat all Confidential Information of the Disclosing Party with the same degree of care as it accords its own Confidential Information, but in no event less than a reasonable degree of care; and (iii) implement and maintain commercially reasonable physical, electronic, administrative and procedural security measures, including commercially reasonable authentication, access controls, virus protection and intrusion detection practices and procedures.

(e)Upon reasonable request, the Company and the Bank shall have the right to review the other Party's information security standards and shall notify the other Party prior to materially modifying such procedures.

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13.2    Use and Disclosure of Confidential Information.

(a)Each Receiving Party shall use and disclose the Confidential Information of the Disclosing Party only for the purpose of performing its obligations or enforcing its rights with respect to the Program or as otherwise expressly permitted by this Agreement, and shall not accumulate in any way or make use of such Confidential Information for any other purpose.

(b)Each Receiving Party shall: (i) limit access to the Disclosing Party's Confidential Information to those Representatives, Service Providers, prospective purchasers (and their respective Representatives) who have a reasonable need to access such Confidential Information, including in connection with the Program or their conduct of their respective businesses or activities as they relate to the Program, a potential sale of Program Assets or any assets of the Company and its Affiliates, a potential merger, consolidation, acquisition or other transaction or financing arrangement involving the Company and its Affiliates, or the establishment of a new Credit Card or other program or arrangement for the Company, in each case in accordance with the terms of this Agreement, and (ii) ensure that any Person with access to the Disclosing Party's Confidential Information agrees to be bound by a confidentiality agreement consistent with the restrictions set forth in this Article XIII.

13.3    Unauthorized Use or Disclosure of Confidential Information. Each Receiving Party agrees that any unauthorized use or disclosure of Confidential Information of the Disclosing Party might cause immediate and irreparable harm to the Disclosing Party for which money damages might not constitute an adequate remedy. In that event, the Receiving Party agrees that injunctive relief may be warranted in addition to any other remedies the Disclosing Party may have. In addition, the Receiving Party agrees promptly to advise the Disclosing Party by telephone and in writing of any security breach that may have compromised any Confidential Information or of any unauthorized misappropriation, disclosure or use by any Person of the Confidential Information of the Disclosing Party which may come to its attention, and to take all steps at the Receiving Party's expense reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such breach, misappropriation, disclosure or use that resulted from the Disclosing Party's disclosure of the Confidential Information to the Receiving Party, its Service Providers or their respective Representatives.

13.4    Return or Destruction of Confidential Information. Following the end of the Termination Period (or the interim servicing period pursuant to Section 17.2(h) if applicable), the Receiving Party shall cease using and promptly, at Receiving Party's option, return to Disclosing Party or arrange for the destruction of any and all the Disclosing Party's Confidential Information (including any electronic or paper copies, reproductions, extracts or summaries thereof); provided, however, the Receiving Party in possession of tangible property containing the Disclosing Party's Confidential Information may retain, subject to the terms of this Agreement, (a) such Confidential Information as may be present in backup, recovery or similar archival or disaster recovery systems, (b) Confidential Information (i) that a Receiving Party, its Service Providers or their respective Representatives are required to retain by Applicable Law or documented, internal retention policies, or (ii) that are automatically retained as part of a computer back-up, recovery or similar archival or disaster recovery system or form; provided such copies are not intentionally accessed except where required or requested by Applicable Law or where disclosure is otherwise permitted under this Agreement, or (c) that a Receiving Party's or its Service Providers' Representatives that are accounting firms retain in accordance with policies and procedures implemented by such persons in order to comply with Applicable Law or professional rules or standards. Such return or destruction shall be certified in writing, including a statement that no copies of Confidential Information have been kept, except as provided herein.

ARTICLE XIV

RETAIL PORTFOLIO ACQUISITIONS AND DISPOSITIONS

14.1    Retailer that Operates a Credit Card Business. If the Company or any of its Subsidiaries acquires or otherwise combines with (including by merger, consolidation or other business combination) a retailer that directly or through an Affiliate or unaffiliated Person issues a Credit Card in the United States and following such acquisition such retailer will operate in the United States using one or more Company Licensed Marks (such Credit Card accounts, the “New Portfolio”), the Company shall notify the Bank of such transaction as soon as practicable,

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which may in the Company's discretion be prior to or after the Company's purchase of such retailer, and the following shall apply:

(a)Retailer that Operates a New Portfolio. If the acquired retailer owns and operates the New Portfolio itself or through an Affiliate, the Company shall grant the Bank the right (which shall be nonexclusive and may be extended to other Credit Card issuers on the same basis) to submit a bid to purchase the New Portfolio. The Bank shall be solely responsible for funding the purchase of the New Portfolio, and if acquired by the Bank, subject to any terms and conditions of such purchase, the New Portfolio shall become subject to the terms and conditions of this Agreement. The Company shall be under no obligation to accept such offer or to provide the Bank with any right to match any offer received by the Company from any third party. The Company may elect to (A) keep such New Portfolio, (B) offer such New Portfolio for sale to a third party, or (C) accept the offer made by the Bank. If the Company does not sell such New Portfolio to the Bank (whether because the Company elects to keep such New Portfolio or sell it to a third party), the restrictions of Section 2.2 shall not apply to the Credit Card business associated with such New Portfolio, including any growth thereof (including as a result of new Credit Cards by the retailer so acquired).

(b)Retailer that has a New Portfolio with another Issuer. If the New Portfolio is issued through an unaffiliated Person (other than the Bank or any of its Affiliates), (A) if the agreement governing such issuance relationship is not terminable at the election of the Company, the Bank may negotiate in good faith for the purchase of the New Portfolio from such unaffiliated issuer and (B) if such agreement is terminable in accordance with its terms, the Company shall grant the Bank the right (which shall be nonexclusive and may be extended to other Credit Card issuers on the same basis) to submit a bid to purchase the New Portfolio. Neither the Company nor such unaffiliated Person shall be under any obligation to accept such offer or to provide the Bank with any right to match any offer received by the Company or such unaffiliated Person from any third party, and in the case of clause (B) above, the Company may elect to (x) keep such New Portfolio, (y) offer such New Portfolio for sale to a third party, or (z) accept the offer made by the Bank. In the case of clause (A) above, in the event that the Bank is unsuccessful in its bid for the Credit Card portfolio within sixty (60) days, the Company shall have the right to continue to operate such Credit Card portfolio under the existing program agreement and upon expiration or termination thereof to renew such program agreement or to purchase and operate such retailer's Credit Card business itself or to engage a third party to do so. If the Company or any of its Subsidiaries, directly or with a third Person, acquires the New Portfolio pursuant to this provision, Section 2.2 shall not apply to such New Portfolio or to the associated acquired retail operations, including any growth thereof (including as a result of new Credit Cards by the retailer so acquired).

(c)Retailer that has a New Portfolio with the Bank. If the Company or any of its Subsidiaries acquires a New Portfolio issued by the Bank, the Company shall be entitled to elect whether to integrate such Credit Card portfolio with the Program as provided in Section 14.2 below or to continue operating it in accordance with its terms. The Parties shall negotiate in good faith to eliminate any such conflicts between this Agreement and the agreement with respect to the New Portfolio, and pending such elimination, the Company shall not be deemed in breach of this Agreement or the other agreement by virtue of its compliance with the terms of either such Agreement.

14.2    Conversion of Purchased Accounts. If the Bank acquires any Credit Card portfolio pursuant to Section 14.1(a) or (b), subject to the terms of any agreements entered into between the Company and the Bank pursuant to Section 14.1, the Bank shall integrate such Credit Card portfolio with the Program as follows:

(a)Private label accounts shall be converted to Private Label Accounts and co-branded accounts shall be converted to Co-Branded Accounts established under the Program, which converted Accounts shall be subject to the same terms and conditions as the Accounts and to this Agreement, and participate in the Program, as if they were originated under this Agreement.

(b)The Bank shall cover all costs related to conversions pursuant to this Section 14.2, including replacement of Credit Cards, notices to Cardholders and complying with other requirements of Applicable Law.

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14.3    No Other Company Obligations. Except as set forth in this Article XIV, the Company shall have no obligation to include in the Program any Credit Card portfolios acquired in connection with any merger, consolidation, acquisition or other transaction or otherwise cause them to be transferred to the Bank. Except to the extent included in the Program in accordance with this Article XIV, an acquired portfolio may be operated free of the exclusivity restrictions set forth in this Agreement.

14.4    Retail Portfolio Dispositions. In the event that the Company arranges for the disposition of any of its physical stores or anyCompany Channel other than its physical store channel, the Company may offer its designated purchaser the right to acquire the portion of the Program Assets related to such disposition and the Bank shall provide all cooperation necessary to consummate such disposition to the same extent as if such disposition were a transfer of Program Assets upon the expiration of this Agreement as provided in Article XVII. For purposes of this Section 14.4, the Company may deem an Account to be related to a disposition and to be a Program Asset if at least fifty percent (50%) of the purchases on such Account in the preceding twelve (12) month period occurred in such physical stores and/or non-store Company Channels, as the case may be, that are subject to such disposition.

ARTICLE XV

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

15.1    Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default by a Party hereunder:

(a)Such Party shall fail to make a payment of any amount due and payable pursuant to this Agreement (other than the settlement of amounts due in respect of Charge Transaction Data addressed in Section 15.2(a) below) and such failure shall remain unremedied for a period of five (5) Business Days after the non-defaulting Party shall have given written notice thereof, unless such failure to pay is the subject of a dispute resolution under Section 12.3, in which case the five (5) Business Day period shall commence upon receipt of the written findings from the Accountants.

(b)Such Party shall fail to perform, satisfy or comply with any material obligation, condition, covenant or other provision contained in this Agreement (other than failure to comply with any SLAs), and such failure shall remain unremedied for a period of thirty (30) days after the other Party shall have given written notice thereof specifying the nature of such failure in reasonable detail, provided that if such failure cannot be cured in a commercially reasonable manner within such time, such failure shall not constitute an Event of Default if the defaulting Party shall have initiated and diligently pursued a cure within such time and such cure is completed within ninety (90) days from the date of written notice regarding such failure.

(c)Any representation or warranty by such Party contained in this Agreement shall not be true and correct in any respect as of the date when made, and the Party making such representation or warranty shall fail to cure the event giving rise to such breach within thirty (30) days after the other Party shall have given written notice thereof specifying the nature of such breach in reasonable detail, provided that if such failure cannot be cured in a commercially reasonable manner within such time, such breach shall not constitute an Event of Default if the defaulting Party shall have initiated a cure within such time and such cure is completed within ninety (90) days from the date of written notice regarding such breach.

15.2    Defaults by the Bank. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default by the Bank hereunder:

(a)The Bank fails to settle Charge Transaction Data and make payment in full therefor within twenty-four (24) hours of the time that such settlement payment is due pursuant to Section 8.3.

(b)The Bank shall no longer be solvent or shall fail generally to pay its debts as they become due or substantial cessation of the Bank's regular course of business.

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(c)Any regulatory authority having jurisdiction over the Bank or Bank Parent shall order the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Bank or Bank Parent or of any substantial part of its properties, or order the winding-up or liquidation of the affairs of the Bank or Bank Parent.

(d)Either (i) the Bank shall (A) consent to the institution of proceedings specified in paragraph (d) above or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such entity or of any substantial part of its properties, or (B) take corporate or similar action in furtherance of any such action; or (ii) either (A) a petition under the U.S. Bankruptcy Code or similar law shall be filed against Bank Parent and not be dismissed within sixty (60) days, (B) a decree or order by a court having jurisdiction (1) for relief in respect of the Bank or Bank Parent pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (2) for appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Bank or Bank Parent or of any substantial part of its properties, or (3) ordering the winding-up or liquidation of the affairs of the Bank or Bank Parent shall, in any such case, be entered, and shall not be vacated, discharged, stayed or bonded within sixty (60) days from the date of entry thereof or (C) Bank Parent shall (1) file a petition seeking relief pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (2) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Bank Parent or any substantial part of its properties, or (3) take corporate or similar action in furtherance of any such action.

(e)The Bank shall fail to meet one or more SLAs expressly giving rise to the right to terminate hereunder pursuant to Schedule 7.2(a).

(f)As a result of the regulatory status or any constraints imposed on the Bank or any of its Affiliates by any Governmental Authority, (i) the Bank's ability to perform its obligations under this Agreement are materially impaired, (ii) the benefits of the Program to the Company are materially diminished or (iii) the Company experiences a material decline in Cardholder satisfaction.

15.3    Defaults by the Company. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default by the Company hereunder:

(a)The Company shall no longer be solvent or shall fail generally to pay its debts as they become due or substantial cessation of the Company's regular course of business.

(b)A petition under the U.S. Bankruptcy Code or similar law shall be filed against the Company and not be dismissed within sixty (60) days.

(c)A decree or order by a court having jurisdiction (i) for relief in respect of the Company pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (ii) for appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of the Company shall, in any such case be entered, and shall not be vacated, discharged, stayed or bonded within sixty (60) days from the date of entry thereof.

(d)The Company shall (i) file a petition seeking relief pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (ii) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or any substantial part of its properties, or (iii) take corporate or similar action in furtherance of any such action.

15.4    Remedies for Events of Default. In addition to any other rights or remedies available to the Parties at law or in equity, upon the occurrence of an Event of Default pursuant to Section 15.1, 15.2 or 15.3, the non-defaulting Party shall be entitled to collect from the defaulting Party any amount indisputably in default plus interest based on the Federal Funds Rate.

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ARTICLE XVI

TERM/TERMINATION

16.1    Term. This Agreement shall continue in full force and effect for seven (7) years from the Chase Closing Date (the “Initial Term”). Notwithstanding the foregoing, in the event that the Bank shall owe the Company any amount pursuant to Schedule 9.1(a)(iii)(b) in respect of the fifth Program Year, then the Company shall be entitled to elect, within one hundred eighty (180) days following the end of such Program Year, by notice in writing delivered to the Bank, to cause the Initial Term to end on the sixth anniversary of the Chase Closing Date. The Agreement shall renew automatically without further action of the Parties for successive one (1) year terms (each, a “Renewal Term”) unless a Party provides written notice of termination at least three hundred sixty five (365) days prior to the expiration of the Initial Term or current Renewal Term, as the case may be.

16.2    Termination by the Company Prior to the End of the Initial Term or a Renewal Term. The Company may terminate this Agreement upon written notice prior to the end of the Initial Term or any Renewal Term:

(a)after the occurrence of a Bank Event of Default that is continuing;

(b)upon thirty (30) days' prior written notice if there is a change in Applicable Law which reduces or could reasonably be expected to reduce in any material respect the ability of the Company or any of its Subsidiaries to gain access to, or to use, any Cardholder Data, Shopper Data or Charge Transaction Data below the level of access and use permitted under Applicable Law immediately prior to the date of this Agreement; provided, however, that prior to delivering a notice of termination pursuant to this Section 16.2(b), the Company shall engage in good faith negotiations with the Bank to modify the Program in a way that would preserve at least the same level of access and use of such data for the benefit of the Company and its Affiliates following the relevant change in Applicable Law as was permissible prior to the date of this Agreement, such negotiations not to terminate (in the absence of an agreement between the Parties on any modification) earlier than thirty (30) days after the earlier of (i) the date on which one of the Parties delivers a notice to the other that the relevant change in Applicable Law is likely to occur or (ii) the date on which the relevant change in Applicable Law takes effect;provided further, however, if the Company terminates this Agreement pursuant to this Section 16.2(b), the Company shall refund to the Bank the Unamortized Premium; provided that the Company shall have no such reimbursement obligation if the restrictions under Applicable Law on the level of access to or use of Cardholder Data, Shopper Data or Charge Transaction Data by the Company or any of its Subsidiaries, after giving effect to such change could be materially lessened if the Company and its Subsidiaries operated the Program with a financial institution other than Bank;

(c)if the Bank exercises its rights to break a deadlock by imposing the resolution as a Bank Matters with respect to more than three (3) Unapproved Matters within the last twelve (12) Fiscal Months;provided, however, if the Company terminates this Agreement pursuant to this Section 16.2(c), the Company shall refund to the Bank the Unamortized Premium;

(d)pursuant to Section 4.6(c);

(e)if the Bank shall fail to perform, satisfy or comply with any obligation, condition, covenant or other provision contained in this Agreement for a period of not less than sixty (60) days due to a Force Majeure Event and such failure shall either have a Bank Material Adverse Effect or materially diminish the benefits of the Program to Company;

(f)if (i) the Chase Purchase Agreement is not executed by the Bank on or prior to October 1, 2013 or (ii) the Chase Purchase Agreement is terminated without the occurrence of the Chase Closing Date; provided, however if the Company terminates this Agreement pursuant to clause (i) of this Section 16.2(f), the Company shall refund to the Bank the payments in full received by the Company as set forth in subsection (i) of Schedule 9.1(b); or

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(g)if the Bank makes a unilateral change to the sections specified in Schedule 9.1(a)(iii)(e), as permitted by Schedule 9.1(a)(iii).

16.3    Termination by the Bank Prior to the End of the Initial Term or a Renewal Term. The Bank may terminate this Agreement upon written notice prior to the end of the Initial Term or any Renewal Term (i) after the occurrence of a Company Event of Default that is continuing, (ii) if the Company shall fail to perform, satisfy or comply with any obligation, condition, covenant or other provision contained in this Agreement for a period of not less than sixty (60) days due to a Force Majeure Event and such failure shall either have a Company Material Adverse Effect or materially diminish the benefits of the Program to the Bank, (iii) if the Chase Purchase Agreement is not executed by the Bank on or prior to October 1, 2013 or (iv) pursuant to Schedule 9.1(a)(iii)(c), provided, however, that the Bank shall not be entitled to exercise this termination right if it is in breach of its obligations pursuant to Section 11.5(j); provided further, however, if the Bank terminates this Agreement pursuant to (x) clause (i) or (iv) of this Section 16.3, the Company shall refund to the Bank the Unamortized Premium; provided that if the termination event is based upon a Company Event of Default pursuant to Section 15.1 and the occurrence of such Company Event of Default is in dispute, then the Company must refund the Unamortized Premium to the Bank so long as such Company Event of Default is proved by the Bank to have occurred, or (y) clause (iii) of this Section 16.3, the Company shall refund to the Bank the payments in full received by the Company as set forth in subsection (i) of Schedule 9.1(b).

ARTICLE XVII

EFFECTS OF TERMINATION

17.1    General Effects.

(a)In the event of a notice of termination or non-renewal of this Agreement, all obligations of the Parties, including (i) operating and servicing the Accounts in the ordinary course of business, (ii) compensation as set forth in Article IX, originating and extending credit on Accounts and funding Cardholder Indebtedness, (iv) solicitations, marketing and advertising of the Program, and (v) acceptance of the Company Credit Cards in Company Channels, shall continue in accordance with and subject to the terms of this Agreement until the applicable provisions of Sections 17.2 and 17.4 are satisfied; provided that the Company may, at its option, upon notice to the Bank, stop accepting Company Credit Cards in Company Channels and/or marketing the Program if the Bank has breached its obligation to settle Transactions in accordance with Section 8.3. The Parties shall cooperate to ensure the orderly wind-down or transfer of the Program.

(b)Upon the satisfaction of the applicable provisions of Section 17.2 and 17.4, all obligations of the Parties under this Agreement shall cease, except that the provisions specified in Section 19.21 shall survive.

17.2    The Company's Option to Purchase the Program Assets.

(a)If this Agreement expires or is terminated by either Party for whatever reason, the Company has the option to purchase, or arrange the purchase by a third party nominated by the Company (a “Nominated Purchaser”), of the Program Assets from the Bank on customary terms and conditions (and no more onerous to (i) the Bank than those applicable to Chase in the Chase Purchase Agreement or (ii) the Company or the Nominated Purchaser than those applicable to the Bank in the Chase Purchase Agreement).

(b)The purchase option is exercisable by the Company or a Nominated Purchaser serving notice (the “Purchase Notice”) by the later of: (i) one hundred eighty days prior to expiration of the Term pursuant to Section 16.1 (or one hundred eighty (180) days after notice of termination pursuant to Section 16.2 or Section 16.3, if applicable) or (ii) one hundred eighty (180) days after Company receives the information required to be provided pursuant to Section 17.2(e).

(c)If such purchase option is exercised, the Company or the Nominated Purchaser must complete the purchase of the Program Assets within two hundred seventy (270) days after the notice has been given pursuant to

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Section 17.2(b); provided, however, that such time period shall be extended as necessary for required regulatory approvals, rating agency consents. The date of such completion shall be the “Program Purchase Date.”

(d)The purchase price for the Program Assets purchased (which for the avoidance of doubt shall include all written off Accounts that have not been sold off in the ordinary course), payable on the Program Purchase Date, shall be equal to:

(i)the par value (i.e., outstanding amount) as of the Program Purchase Date of the Cardholder Indebtedness in respect of the Private Label Accounts that have not been written off in accordance with the Risk Management Policies (and should not have been so written off in accordance with such Risk Management Policies); and

(ii)the fair market value, as determined in accordance with Section 17.3, as of the Program Purchase Date of the Co-Branded Accounts.

(e)The Parties will use commercially reasonable efforts to minimize transition costs. Following the provision by either Party of notice of termination or non-renewal of this Agreement or the occurrence of an event that gives rise to a right of termination (or will with the passage of time or giving of notice give rise to such a termination right in the future), or at any time during the eighteen (18) month period preceding the expiration of the Term, promptly upon the Company's request (but in no event later than twenty (20) days after such request), the Bank shall provide (i) the Company with Program-related data of the type that is both permitted to be disclosed by Applicable Law and typically included in a request for proposal process including all information set forth in Schedule 17.2(e)(i), to allow the Company, its advisors and potential bidders to value the Program Assets and provide a comprehensive bid, and (ii) the Company and its prospective or actual Nominated Purchasers access to the books and records relating to the Program Assets and the performance of the Program, including, to the extent permitted by Applicable Law, Account-level data typically accessed in such a process (including the information set forth in Schedule 17.2(e)(ii), for the purpose of conducting due diligence investigations to determine whether they wish to purchase the Program Assets. Prior to providing any prospective bidder or Nominated Purchaser with access to any of the foregoing data, the Company shall cause such prospective bidder or Nominated Purchaser to enter into confidentiality arrangements (naming the Bank as a third party beneficiary thereof) that require the prospective or actual Nominated Purchaser to maintain the confidentiality of such information consistent with the requirements of this Agreement and not to use the information other than for the evaluation of whether to make an offer to purchase the Program Assets. During this period, the Bank shall make itself reasonably available to participate in due diligence with prospective or actual Nominated Purchasers.

(f)After the Program Purchase Date, the Bank shall have no further rights in or to any Cardholder Data. If the Purchase Option is not exercised, following the termination of this Agreement, in no event shall the Bank solicit any Cardholder for any loan, product or service on the basis of such Person's status as a Cardholder or any other information obtained in connection with the Program without the Company's prior consent. For the avoidance of doubt, nothing in the Agreement shall require the Bank to delete Cardholders from general solicitations made by the Bank when such Cardholders' information was obtained independently from third party sources of information.

(g)If the Company exercises its right to purchase, or selects a Nominated Purchaser to purchase, the Program Assets, the Bank shall negotiate in good faith with respect to the assignment of Approved Ancillary Products (to the extent such products are not proprietary to the Bank's Credit Card business), if any, to the Company or its Nominated Purchaser.

(h)If the Company exercises its right to purchase, or to select a Nominated Purchaser to purchase, the Program Assets, the Bank shall be required, at the Company's option, to continue to service the Accounts for the benefit of the Company or the Nominated Purchaser in accordance with the provisions of this Agreement (or in the case of a Nominated Purchaser, an interim servicing agreement providing for the terms set forth in this Section 17.2(h) and such other terms as are customary for such agreements) for a period of twelve (12) months (or such shorter period as may be elected by the Company) following the end of the Termination Period. Such servicing shall be in

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accordance with the servicing standards set forth herein, including as set forth in Schedule 7.2(a), and the Bank shall be paid a monthly servicing fee on a per active Account basis equal to its actual historical costs, as full compensation for such servicing.

17.3    Fair Market Value. Upon receipt of the Purchase Notice, if applicable, the Parties shall enter into good faith negotiations to determine the fair market value of the Existing Receivables for a period of thirty (30) days. In the event that the parties do not reach agreement on the fair market value of the Existing Receivables during such period, the Bank and the Company shall each retain an Independent Appraiser, and such Independent Appraisers shall jointly select, and the Parties shall jointly retain, a third Independent Appraiser. The Bank and the Company shall each pay the costs associated with the Independent Appraiser retained by it and fifty percent (50%) of the costs associated with the third Independent Appraiser selected by the Independent Appraisers. The Parties shall provide such information to the Independent Appraisers as is necessary to permit each of the Independent Appraisers to provide a valuation of the Program Assets; provided, however, that the information provided to all Independent Appraisers shall be identical. Such appraisals shall be performed on the basis of the assumptions set forth in Schedule 17.3. The fair market value shall be the average of the two (2) closest valuations received from the Independent Appraisers; provided, however, if the median valuation is equal to the mean of the three (3) valuations, the fair market value shall be such median/mean value. The fair market value determined in accordance with this Section 17.3 shall be final and binding on the parties and enforceable in any court having jurisdiction. None of the Independent Appraisers can be compensated based on the outcome of their appraisal or the outcome of the fair market value process.

17.4    Rights of the Bank if Purchase Option Not Exercised.

(a)If this Agreement expires or is terminated and the Company gives written notice that the Company shall not exercise its option referred to in Section 17.2 or otherwise fails to exercise its option within the time period specified in Section 17.2, the Company shall have no further rights whatsoever in the Program Assets. In such event, the Bank shall have the right on or after the expiration or termination of this Agreement to:

(i)issue to Cardholders a replacement or substitute Credit Card (which card and any related account documentation and solicitation and promotional materials must not bear any Company Licensed Marks or any other trademarks or source indicators confusingly similar thereto) with such characteristics as the Bank considers appropriate (the cost of card re-design and re-issue being borne by the Bank); provided that the replacement or substitute Credit Card shall not be issued in cooperation with or for the benefit of, or bearing the brands of, any retailer;

(ii)subject to Applicable Law, notify Cardholders that the Bank shall cease providing credit under the Accounts and require repayment of all amounts outstanding on all Accounts until all associated receivables have been repaid;

(iii)sell the Accounts and associated receivables to a third party purchaser, other than to or for the benefit of a retailer or other competitor of the Company and its Affiliates, selected by the Bank at a price agreed between the Bank and the purchaser; or

(iv)any combination of (i), (ii) and (iii).

(b)Notwithstanding the foregoing, in no event shall the Bank use or disclose or permit any of its Affiliates to use or disclose the Cardholder Data to market or promote a Credit Card or ancillary product together with any retailer.

(c)Company hereby grants and agrees to grant to the Bank a non-exclusive, royalty-free, non-transferable, non-sublicensable license to use the Company Licensed Marks (i) for up to sixty (60) days after the Company gives written notice that the Company shall not exercise its option referred to in Section 17.2 or after the time period for the Company to exercise such option shall have expired solely to the extent necessary to exercise its rights under this Section 17.4 and (ii) for up to one hundred eighty (180) days after such written notice or expiration

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solely to the extent necessary to identify the Accounts in connection with the billing and collection thereof and as otherwise required by Applicable Law, after which time the Bank shall no longer use any of Company Licensed Marks (or any other trademarks or source indicators confusingly similar thereto) and must rebrand the Company Credit Cards.

ARTICLE XVIII

INDEMNIFICATION

18.1    Company Indemnification of the Bank. From and after the Effective Date, the Company shall indemnify and hold harmless the Bank, its Affiliates, and their respective officers, directors and employees from and against and in respect of any and all losses, liabilities, damages, costs and expenses of whatever nature, including reasonable attorneys' fees and expenses, to the extent caused or incurred by, resulting from, arising out of or relating to claims, suits or actions by third parties against the Bank, its Affiliates or any Person with a right of indemnification pursuant to this Section 18.1 regarding any of the following or allegations thereof by such third parties:

(a)the Company's or its Affiliates' or Service Providers' negligence or recklessness or willful misconduct (including acts and omissions) relating to the Program;

(b)any breach by the Company of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement;

(c)any actions or omissions by the Bank taken or not taken at the Company's written request or direction pursuant to this Agreement except where the Bank would have been otherwise required to take such action (or refrain from acting) absent the request or direction of the Company;

(d)fraudulent acts by the Company, or any of its Affiliates, agents or employees, in connection with the Program (except to the extent charged back pursuant to Section 8.4);

(e)any failure by the Company or its Affiliates or Service Providers to satisfy any of their obligations to third parties with respect to the sale by them to such third parties of Goods and Services;

(f)any Account Documentation or Solicitation Materials that were distributed by the Company and not approved by the Operating Committee;

(g)the failure of the Company to comply with Applicable Law in connection with the Program or the Operating Procedures, unless such failure was the result of any action taken or not taken by the Company at the written request or direction of the Bank or any of its Affiliates;

(h)the Company's Inserts or Billing Statement messages; and

(i)the use of the Company Licensed Marks constituting infringement of any Intellectual Property right of such third party.

18.2    Bank Indemnification of the Company. From and after the Effective Date, The Bank shall indemnify and hold harmless the Company, its Affiliates and their respective officers, directors and employees from and against and in respect of any and all losses, liabilities, damages, costs and expenses of whatever nature, including reasonable attorneys' fees and expenses, to the extent caused or incurred by, resulting from, arising out of or relating toclaims, suits or actions by third parties against the Company, its Affiliates or any Person with a right of indemnification pursuant to this Section 18.2regarding any of the following or allegations thereof by such third parties:

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(a)The Bank's or its Affiliates' or Service Providers' negligence or recklessness or willful misconduct (including acts and omissions) relating to the Program;

(b)any breach by the Bank or any of its Affiliates, employees or agents of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement or any Credit Card Agreement;

(c)any actions or omissions by the Company taken or not taken at the Bank's or any of its Affiliates' written request or direction pursuant to this Agreement, except where the Company would have been otherwise required to take such action (or refrain from acting) absent the request or direction of the Bank or such Affiliate;

(d)fraudulent acts by the Bank, or any of its Affiliates, agents or employees, in connection with the Program;

(e)any failure by the Bank or its Affiliates or their Service Providers to satisfy any of their obligations to (i) Cardholders with respect to the Program or the Accounts, whether pursuant to the Credit Card Agreements or otherwise or (ii) any other third parties in connection with its provision of other products and services to such third parties;

(f)any Account Documentation or Solicitation Materials that fail to comply with Applicable Law, unless such failure resulted from the Company's modification of such Account Documentation or Solicitation Materials in contravention of the review and approval requirements of this Agreement;

(g)(i) the failure of the Program (including the Company Credit Cards or any Approved Ancillary Products) to comply with Applicable Law or (ii) the failure of the Bank or any of its Affiliates to comply with Applicable Law in connection with the Program or the Operating Procedures unless such failure was the result of any action taken or not taken by the Bank or any of its Affiliates at the specific written request or direction of the Company;

(h)the Bank's Inserts or Billing Statement messages; and

(i)the use of the Bank Licensed Marks constituting infringement of any Intellectual Property right of such third party.

18.3    Procedures.

(a)In case any claim is made, or any suit or action is commenced, against a Party (the “Indemnified Party”) in respect of which indemnification may be sought by it under this Article XVIII, the Indemnified Party shall promptly give the other Party (the “Indemnifying Party”) notice thereof and the Indemnifying Party shall be entitled to participate in the defense thereof and, with prior written notice to the Indemnified Party given not later than twenty (20) days after the delivery of the applicable notice from the Indemnified Party, to assume, at the Indemnifying Party's expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 18.3 for any attorneys' fees or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation and other than as set forth in Section 18.3(b).

(b)The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party's expense, unless (i) the employment of such counsel has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not employed counsel to take charge of the defense within twenty (20) days after delivery of the applicable notice or, having elected to assume such defense, thereafter ceases its defense of such action, or (iii) the Indemnified Party has reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the

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right to direct the defense of such action on behalf of the Indemnified Party), in any of which events the attorneys' fees and expenses of counsel to the Indemnified Party shall be borne by the Indemnifying Party.

(c)The Indemnifying Party shall promptly notify the Indemnified Party if the Indemnifying Party desires not to assume, or participate in the defense of, any such third party claim, suit or action.

(d)The Indemnified Party or Indemnifying Party may at any time notify the other of its intention to settle or compromise any claim, suit or action against the Indemnified Party in respect of which payments may be sought by the Indemnified Party hereunder, and (i) the Indemnifying Party may settle or compromise any such claim, suit or action solely for the payment of money damages for which the Indemnified Party will be released and fully indemnified hereunder, but shall not agree to any other settlement or compromise without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (it being agreed that any failure of an Indemnified Party to consent to any settlement or compromise involving relief other than monetary damages shall not be deemed to be unreasonably withheld), and (ii) the Indemnified Party may not settle or compromise any such claim, suit or action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

18.4    Notice and Additional Rights and Limitations.

(a)If an Indemnified Party fails to give prompt notice of any claim being made or any suit or action being commenced in respect of which indemnification under this Article XVIII may be sought, such failure shall not limit the liability of the Indemnifying Party to the extent the Indemnifying Party's ability to defend the matter was not materially prejudiced by such failure to give prompt notice.

(b)This Article XVIII shall govern the obligations of the Parties with respect to the subject matter hereof but shall not be deemed to limit the rights that either Party might otherwise have at law or in equity.

(c)Notwithstanding anything to the contrary in this Agreement, no Party shall be liable to the other for punitive or exemplary damages relating to or arising out of this Agreement or any breach hereof or any of the transactions provided for therein, unless the Indemnified Party shall have become liable to a third party for such punitive or exemplary damages, in which case the Indemnifying Party shall be liable, subject to and in accordance with the terms of this Article XVIII for reimbursement of the amounts so paid to such third party.

ARTICLE XIX

MISCELLANEOUS

19.1    Securitization.

(a)The Bank shall have the right to securitize the Cardholder Indebtedness or any part thereof by itself or as part of a larger offering at any time. Such securitization shall not affect the Company's rights or the Bank's obligations hereunder. The Bank shall not securitize the Cardholder Indebtedness in any manner that may encumber the Company's rights hereunder to purchase Program Assets free and clear of any lien or other interest created pursuant to such securitization. All uses of the Company Licensed Marks in any securitization document shall be made in accordance with Section 10.1 and with the prior written approval of the Company.

(b)In the event the Company elects to purchase the Program Assets pursuant to Section 17.2 and the Bank has securitized or participated any of the Cardholder Indebtedness included therein that is included in the Program Assets, the Bank shall take such actions as are necessary to remove such Program Assets from such securitization or otherwise terminate all interests and liens created in the Program Assets pursuant to such securitization and to transfer such Program Assets free and clear of all such interests and liens to the Company or its Nominated Purchaser.

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19.2    Assignment. None of the Company, on the one hand, or the Bank, on the other hand, shall assign this Agreement or any of its rights hereunder without the prior written consent of the other Party, provided that the Bank may freely assign, transfer or convey this Agreement to any direct or indirect wholly-owned subsidiary of Bank Parent who agrees to assume all the rights and liabilities of this Agreement upon notice of such assignment to the Company, provided, that no such assignment shall relieve the Bank of its obligations under this Agreement, provided, further, that the Bank may not assign this Agreement to any such assignee if such assignment would result in the occurrence of a termination right of the Company either immediately or after the lapse of any applicable cure period assuming a notice of termination is given by the Company on the effective date of such assignment. Any attempted assignment of this Agreement other than as permitted by this Section 19.2 shall be null and void.

19.3    Sale or Transfer of Accounts. Subject to Section 19.2, the Bank shall not sell or transfer in whole or in part any Accounts; provided, however the Bank may sell written-off Accounts in the ordinary course of business (it being understood and agreed that the Bank shall not change its normal practices with respect to such sales following the delivery by either party of a notice of nonrenewal or notice of termination).

19.4    Subcontracting. Each Party hereto shall be responsible for functions performed by such Affiliates or other Persons to the same extent the Party would be responsible if it performed such functions itself. No Person other than an Affiliate of the Bank may perform obligations of the Bank hereunder without approval of the Operating Committee if such approval is required by Article III hereof.

19.5    Amendment. Except as provided herein, this Agreement may not be amended, supplemented or otherwise modified except by a written instrument signed by the Bank and the Company.

19.6    Non-Waiver. No delay by a Party hereto in exercising any of its rights hereunder, or partial or single exercise of such rights, shall operate as a waiver of that or any other right. The exercise of one or more of a Party's rights hereunder shall not be a waiver of, or preclude the exercise of, any rights or remedies available to such Party under this Agreement or in law or at equity. Any waiver by a Party shall only be made in writing and executed by a duly authorized officer of such Party.

19.7    Severability. In case any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein and there had been contained herein instead such valid, legal and enforceable provisions as would most nearly accomplish the intent and purpose of such invalid, illegal or unenforceable provision.

19.8    Waiver of Jury Trial and Venue.

(a)Each Party hereby waives all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

(b)Each Party hereby irrevocably submits to the jurisdiction of the United States District Court for the Northern District of Illinois or, if such federal jurisdictions are unavailable, in the state courts of the State of Illinois located in Chicago, Illinois over any action arising out of this Agreement, and each Party hereby irrevocably waives any objection which such Party may now or hereafter have to the laying of improper venue or forum non conveniens. Each Party agrees that a judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Any and all service of process and any other notice in any such suit, action or proceeding with respect to this Agreement shall be effective against a Party if given as provided herein.

19.9    Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.

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19.10    Specific Performance. The Parties agree that money damages would not be a sufficient remedy for any breach of ARTICLE VI, X or XIII or the failure of a Party to perform any of its material obligations hereunder, and that, in addition to all other remedies, each Party will be entitled to seek specific performance and to seek injunctive or other equitable relief as a remedy for any such breach or failure to perform its material obligations hereunder. Each Party waives any requirements for the securing or posting of any bond in connection with such remedy.

9.11    Notices. Any notice, approval, acceptance or consent required or permitted by a Party under this Agreement shall be in writing to the other Party and shall be deemed to have been duly given when delivered in person, when received via overnight courier, or when posted by United States registered or certified mail, with postage prepaid, addressed as follows:

If to the Company:	Coldwater Creek U.S., Inc.
1 Coldwater Creek Drive
Sandpoint, ID 83864
Attention: Chief Financial Officer

With a copy	legal.department@thecreek.com
(which shall not constitute notice) to:

With a copy to (which shall not constitute notice) to:	Simpson Thacher& Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Maripat Alpuche, Esq.
Facsimile: (212) 455-2502

If to the Bank:	Comenity Bank
One Righter Parkway, Suite 100
Wilmington, DE 19803
Attention: President

With a copy (which shall not constitute notice) to:	Attention: Law Department

With a copy (which shall not constitute notice) to:	Pepper Hamilton LLP
1313 N. Market Street, Suite 5100
P.O. Box 1709
Wilmington, DE 19899-1709
Attention: Richard P. Eckman
Facsimile: 302-421-8390

19.12    Further Assurances. The Company and the Bank agree to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions specified herein and to take all such further action as the other Party may reasonably request in order to give evidence to the consummation of the transactions specified herein.

19.13    No Joint Venture. Nothing contained in this Agreement shall be deemed or construed by the Parties or any third party to create the relationship of principal and agent, or apartnership, joint venture or any association between the Company and the Bank, and no act of either Party shall be deemed to create any such

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relationship. The Company and the Bank each agree to such further actions as the other may request to evidence and affirm the non-existence of any such relationship.

19.14    Press Releases. The Company, on the one hand, and the Bank, on the other hand, each shall obtain the prior written approval of the other Party with regard to the content, substance, timing and distribution of (i) any press releases announcing the execution of this Agreement or the transactions specified herein and (ii) any subsequent press releases concerning this Agreement or the transactions specified herein. The foregoing notwithstanding, it is understood that neither Party shall be required to obtain any prior consent, but shall consult with each other to the extent practicable, with regard to (a) public disclosures required by Applicable Law or the applicable rules and regulations of any Governmental Authority or stock exchange or (b) publications prepared solely by and for employees of any of the Company or the Bank, or their respective Affiliates.

19.15    No Set-Off. Except with respect to the Bank's right to charge back pursuant to Section 8.4, the Company and the Bank agree that each Party has waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of the other Party held by the Party or (ii) any indebtedness or other liabilities at any time owing by the Party to the other Party, as the case may be, against or on account of any obligations owed by the other Party under this Agreement, except as expressly set forth herein.

19.16    Third Parties. Except for the Indemnified Parties with respect to indemnity claims pursuant to Article XVIII, the Parties do not intend: (i) the benefits of this Agreement to inure to any third party; or (ii) any rights, claims or causes of action against a Party to be created in favor of any person or entity other than the other Party.

19.17    Force Majeure. If performance of any service or obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade or embargo or any other act, which are beyond the reasonable control and foreseeability of a Party (each, a “Force Majeure Event” (it being understood that a change in Applicable Law shall not be deemed a Force Majeure Event), then such Party shall be excused from such performance to the extent of and during the period of such Force Majeure Event. A Party excused from performance pursuant to this Section 19.17 shall give the other Party prompt written notice of the occurrence of such Force Majeure Event and shall exercise all reasonable efforts to continue to perform its obligations hereunder, including by implementing its disaster recovery and business continuity plan as provided in Section 7.2(b), and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform except that nothing herein shall obligate either Party to settle a strike or other labor dispute when it does not wish to do so. To the extent that either party is unable to maintain continuity of the services through such Force Majeure, it will make commercially reasonable efforts to procure an alternate source of the services in order to fulfill its obligations hereunder at its own cost. Notwithstanding the foregoing, if a condition constituting a Force Majeure Event with respect to the Bank, on the one hand, or the Company, on the other hand, exists for more than thirty (30) consecutive days (or five (5) consecutive days in the case of any Force Majeure Event affecting any payment obligation hereunder), this provision shall cease to apply and all rights and remedies of the other Party shall be reinstated as if this provision had not applied.

19.18    Entire Agreement. This Agreement, the Chase Purchase Agreement and the Confidentiality Agreement, dated as of June 27, 2013 between Comenity LLC on behalf of its subsidiaries and other affiliates, and the Company, together with the Exhibits, Schedules and Annexes hereto and thereto, supersede any other agreement, whether written or oral, that may have been made or entered into by the Company and the Bank (or by any officer or employee of any such Parties) relating to the matters specified herein and therein, and constitute the entire agreement by the Parties related to the matters specified herein or therein.

19.19    Binding Effect.

(a)This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

001549-0001-13793-Active.14250169.10

(b)The following provisions of this Agreement shall become effective as of the date hereof: ARTICLE I, Section 2.2, Article III, Section 4.1(b), Article VI, Section 9.1(b), and Articles X through XIX, and such provisions hereof requiring the Parties to take actions prior to or in preparation of the Effective Date. All of the other provisions of this Agreement shall become effective as of the Effective Date, except that the provisions of Article VII, Section 4.2 and 9.2 shall not become effective until, and shall become effective as of, the conversion of the Accounts purchased by the Bank pursuant to the Chase Purchase Agreement to the Bank Systems.

19.20    Counterparts/Facsimiles. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Any facsimile of an executed counterpart shall be deemed an original.

19.21    Survival. Upon the expiration or termination of this Agreement, the Parties shall have the rights and remedies described herein. Upon such expiration or termination, all obligations of the Parties under this Agreement shall cease, except that the obligations of the Parties pursuant to Article VI (Cardholder Information), Section 8.4 (the Bank Right to Charge Back), Article X (Intellectual Property), Article XII (Access, Audit and Dispute Resolution), Article XIII (Confidentiality), Article XVII (Effects of Termination), Article XVIII (Indemnification), Section 19.8 (Waiver of Jury Trial and Venue) and 19.9 (Governing Law) shall survive the expiration or termination of this Agreement.

19.22    Captions. Captions of the articles and sections of this Agreement are for convenient reference only and are not intended as a summary of such articles or sections and do not affect, limit, modify or construe the contents thereof.

[Remainder of Page Intentionally Left Blank]

001549-0001-13793-Active.14250169.10

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first above written.

COMENITY BANK

By: /s/ John J. Coane
Name: John J. Coane
Title: President

COLDWATER CREEK U.S. INC.

By: /s/ James A. Bell
Name: James A. Bell
Title: President & Treasurer

Active.14023846.3

SCHEDULE 1.1(a)

Approved Ancillary Products

Debt cancellation products

Credit insurance

SCHEDULE 1.1(b)

Bank Licensed Marks

COMENITY BANK

SCHEDULE 1.1(c)

Company Licensed Marks

The trademark COLDWATER CREEK as identified in US Patent and Trademark Office Trademark Registration Nos. 2544681 and 2217173, the trade name Coldwater Creek Inc., the stylized logo, the internet domain name www.coldwatercreek.com, the Trade dress associated with credit card artwork provided to the Bank by Coldwater Creek Inc.

SCHEDULE 1.1(d)

Comparable Partner Programs

Ann, Inc. / Ann Taylor
Bon Ton
Charming Shoppes
Christopher and Banks Corporation
Dress Barn
Eddie Bauer
Express
J Jill
Limited Stores (i.e. branded as Limited Stores)
New York & Co.
Talbots

SCHEDULE 1.1(e)

Competing Retail Programs

J. Jill
Talbots
Chico's
WHBM
Christopher and Banks
ANN, Inc. - Ann Taylor and LOFT
GAP, Inc. - Banana Republic and GAP
Kohls
Macy's
JC Penney
Nordstrom
Eddie Bauer

SCHEDULE 1.1(f)

Transition Plan

Task Name	Responsible Parties
Coldwater Creek Initialization
Define Coldwater Creek IM Manager	CWC
Define Operations Lead	CWC
Define Coldwater Creek Technical/Systems Lead	CWC
Define Coldwater Creek Network Lead	CWC
Define Coldwater Creek WEB Lead	CWC
Define Coldwater Creek Marketing Lead	CWC
Kick Off Meeting & Establish Weekly Coldwater Creek Meetings	CWC
Understand Coldwater Creek Environment
Current Transactional Flow/Diagrams	CWC
Order Entry Flow	CWC
Current Operational Strategies (free shipping)	CWC
Current Call Center Processing Volumes	CWC
Provide Zip - Sec Center Volumes (if possible)	CWC
Chase Conversion File
Existing & Previous Financial Terms & Billing Calendar	Chase
Conversion File Layouts - Acct Number Structure	Chase
Delivery Schedule	Chase
Data Dictionary	Chase
Provide 3 TEST Conversion MasterFiles	Chase
Provide Support As Needed For Mapping Questions	Chase
Network & Technical
Current Network Processing Volumes	CWC
Data Transmission Capabilities	CWC
Provide Coldwater Creek w/Recommended Host Diagram	CWC
Processing Mode (Real Time vs. Batch)	CWC
Current Credit Functionality	CWC
Exchange Test and PROD IP Addresses	CWC
Confirm Connectivity	CWC & Alliance Data
Coldwater Creek Design - Technical
New Account Acquisition	CWC
Authorizations sales are real time, the rest is batch or expires.
Sale	CWC & Alliance Data
Payments	CWC & Alliance Data
Returns	CWC & Alliance Data
Voids	CWC & Alliance Data
Account Summary / Account Look Up	CWC & Alliance Data
Settlement File	CWC & Alliance Data
Descriptor File	CWC & Alliance Data
Store File	CWC & Alliance Data
Daily MasterFile	CWC & Alliance Data
Monthly MasterFile	CWC & Alliance Data

Task Name	Responsible Parties
Collateral Design
Welcome Kit
Plastic
Review Plastic Design Concepts	CWC & Alliance Data
Sign Off On Card Design	CWC & Alliance Data
Credit Card Agreement Embossing	CWC & Alliance Data
Data Card Carrier	CWC & Alliance Data
Data Card Carrier Envelope	CWC & Alliance Data
Data Card Carrier Template Verbiage	CWC & Alliance Data
Application/CCA (In Store)	CWC & Alliance Data
Billing Statement Branding	CWC & Alliance Data
Billing Statement Envelope	CWC & Alliance Data
Create OLPS Letter Stock - IF APPLICABLE	CWC & Alliance Data
Store Signage	CWC & Alliance Data
Coldwater Creek Development
New Account Acquisition	CWC
Authorization	CWC
Settlement File(s)	CWC
Descriptor File	CWC
Store File - FINAL	CWC
Daily MasterFile	CWC
Monthly MasterFile	CWC
Point Of Sale Modifications	CWC
Web Pages - Account Center/ Landing Pages	CWC
File Transfer
Determine Plans For File(s) Transfer	CWC & Alliance Data
Document Files To Be Transferred	Alliance Data
Confirm File Transfer Details	CWC & Alliance Data
Deliver File Names- Settlement, Daily, Monthly, Portal, Mosaic	Alliance Data
Coldwater Creek Unit Testing / Certification Preparation
Determine If Cards Needed For Certification Testing	CWC & Alliance Data
Request and Create Cards For Testing	Alliance Data
Coordinate Plans/Times For Testing With Coldwater Creek	CWC & Alliance Data
Complete ALWAYS transactions	CWC & Alliance Data
Complete Unit Test for Authorization and New Accounts	CWC & Alliance Data
File Transfer Testing
Monthly MasterFile, Daily Add, New Account Portal File	CWC & Alliance Data
Settlement	CWC & Alliance Data
Descriptor File	CWC & Alliance Data
Coldwater Creek Testing and Certification
Certify New Accounts	CWC & Alliance Data
Certify Authorization	CWC & Alliance Data
Certify Payments	CWC & Alliance Data
Certify Returns	CWC & Alliance Data
Certify Voids	CWC & Alliance Data
Certify Account Summary	CWC & Alliance Data

Certify Settlement	CWC & Alliance Data
Task Name	Responsible Parties
Validate Descriptor File	CWC & Alliance Data
Validate Store File	CWC & Alliance Data
Conduct Coldwater Creek Training
Field Store Training	CWC & Alliance Data
Coldwater Creek Install
Move Code to Production To Process Auth& New Accounts	CWC
Update IP addresses	CWC

SCHEDULE 2.1(b)

Company Credit Card Issuance

Once the Chase Closing Date occurs, the Bank shall identify and shall issue a corresponding Credit Card to each existing Cardholder that made a purchase using her or his Account within the eighteen (18) months period prior to the date of the conversion of the Accounts purchased by the Bank pursuant to the Chase Purchase Agreement to the Bank Systems, with the following exceptions:

1.    any Account that is 180 or more days past due;

2.    any Account that has been charged-off or should have been charged-off in accordance with seller's policies and procedures;

3.    any Account that is the subject of litigation brought by a Cardholder in an individual capacity against seller, or by seller against any Cardholder in an individual capacity;

4.    any Account on which fraudulent activity or unauthorized use has occurred;

5.    any Account that is blocked, expired, voluntarily closed or terminated with a balance equal to or less than zero dollars ($0.00);

6.    any Account as to which a corporate entity is the Cardholder or which is issued to a Cardholder due to his or her status as an employee of a company having a commercial credit card account with seller;

7.    any Account the Cardholder of which, other than an authorized user, is under the age of eighteen (18) years;

8.    any Account of which does not have an address located in the United States (unless the Cardholder has a United States military base address located outside the United States) or Canada;

9.    any Account that is payable in a currency other than U.S. dollars;

10.    any test accounts opened or maintained by seller; and

11.    any Account with respect to which the primary Cardholder has filed a voluntary petition, or has had filed against it an involuntary petition, in bankruptcy under bankruptcy law prior to the Chase Closing Date.

As used in this Schedule 2.1(b), “Accounts” shall have the meaning as defined in the Chase Program Agreement.

SCHEDULE 3.2(b)

Initial Company Designees and Bank Designees

Initial Company Designees

•	Chief Financial Officer

•	Vice President of Marketing

•	Senior Director of Loyalty

Initial Bank Designees

•	Chief Client Officer

•	Vice President Client Sales

•	Director Client Sales

SCHEDULE 3.3

Managers and Program Team

(b) - Senior Director of Loyalty

(c) - Director of Client Sales

(d)

BANK PROGRAM TEAM
Client Sales Senior Manager (designated)	Accountable for the creation and oversight of the strategic plan for Coldwater Creek.
Client Sales Manager (dedicated)	Primary day-to-day contact responsible for directing and executing strategic program goals.
Client Sales Coordinator (dedicated)	Manages program execution and deliverables under the direction of the Client Sales Manager.
Field Sales Manager (dedicated)	Responsible for directing and executing the strategic acquisition plan, include training and incentives for store associates.
Business Analyst	Provides reporting and general business insights specific to Coldwater Creek, including customized market, competitor and opportunity assessments.
CROSS-FUNCTIONAL TEAM
Co-brand Product Specialists, IT, Marketing, Analytics, Market Research, Customer Care, Implementation

SCHEDULE 4.1(a)

Initial Operating Procedures

The provisions of this Agreement and Schedule 4.1(a) shall supersede Bank's standard operating procedures applicable to most of its credit card relationships (the most current operating procedures document titled Comenity Bank 2012 Bank Operating Procedures, “CBOP”).

Product Eligibility

Company and Bank agree that the Co-Branded Credit Card product is the primary Company Credit Card offered in any Real-Time Prescreen or Instant Credit-enabled channels, and that Applicants shall only receive the Private Label Credit Card if they:

•	Are not approved for the Co-Branded Credit Card, but approved for the Private Label Credit Card; or

•	Explicitly request to apply for the Private Label Credit Card.

Applications

This section modifies Section 2 of CBOP.
Retail-Real-Time Prescreen during checkout
When a customer is checking out and does not have a Private Label Credit Card or Co-Branded Credit Card with Company:

1)	Transaction begins at the register

2)	Company associate searches for customer information using customer's Rewards Card Number via the 2D Barcode Reader (supports scanning mobile device) or, entering Last name, and/or zip code

a)	Customer information can be collected via the following

i)	New customer entry typed

ii)	Driver's license scan via 2D Barcode Reader

3)	Customer information sent to Bank for Real-Time Prescreen

4)	Possible Responses

a)	No pre-approval available

i)	Company associate may ask customer if she would like to apply for Company Credit Card (go to Quick Credit process)

b)	Pre-approved for Co-Branded Credit Card -or Private Label Credit Card

i)	Company associate will let the customer know that they have been pre-approved for the Co-Branded Credit Card

ii)	If customer declines Co-Branded Credit Card, Company associate may offer the customer the opportunity to apply for a Private Label Credit Card.

c)	Pre-approved for Private Label Credit Card

i)	Company associate will inform the customer that she has been pre-approved for the Private Label Credit Card.

5)	If pre-approved:

a)	Customer must provide a valid photo ID in accordance with 2.1 of CBOP criteria, but shall not be required to provide a valid reference credit card.

b)	Company associate will collect the customer's birth date, phone number and last four digits of social security number (birth date and telephone number will be pre-populated if captured previously).

6)	If approved, Applicant will be provided with the Credit Card Agreement card as set forth in 2.2.2 and 2.2.4 of the CBOP.

7)	Customer transaction may be applied to new Account.

8)	Company associate will print temporary card.

9)	End transaction.

Quick Credit (Full Application)
Customer has requested a Co-Branded Credit Card or Private Label Credit Card from Company:

1)	Company associate will direct the customer to review the application pre-disclosures before allowing the customer to apply for an account in accordance with Section 2.2.1 of the CBOP.

2)	Customer must provide a valid photo ID in accordance with Section 2.1 of CBOP criteria, but shall not be required to provide a valid reference credit card.

3)	Driver's License Lookup or

a)	Company associate asks for driver's license.

b)	Company associate will scan customer's driver's license via barcode scanner and all pre-populated information will be loaded.

4)	Store lookup or

a)	Company associate searches for customer information using customer's Rewards Card Number via the 2D Barcode Reader or, entering Last name, and/or zip code

5)	Manual Entry

a)	Company associate enters customer information

6)	Customer provides birthdate (may be available via driver's license), phone number(s) and last 4 digits of social security number.

7)	Information is sent to Bank for approval.

8)	Bank replies with message indicating if Applicant is approved for the Private Label Credit Card or the Co-Branded Credit Card depending on what they requested.

9)	If approved:

a)	If approved, Applicant will be provided with the Credit Card Agreement card as set forth in Sections 2.2.2 and 2.2.4 of the CBOP.

b)	Customer transaction may be applied to new Account.

c)	Company associate will print temporary card

ColdwaterCreek.com (desktop, kiosk, mobile and iPad app sites) - Pre-approval
When a customer is checking out and does not have a Private Label Credit Card or Co-Branded Credit Card with Company:

1)	Transaction begins when customer logs in or creates a new account for checking out online.

2)	Customer billing information is completed or loaded from previous visit.

3)	Customer information sent to Bank for Real-Time Prescreen.

4)	Possible Responses (will be shown when customer is at payment screen)

a)	No Pre-approval available (no response shown)

i)	Customer places order.

b)	Pre-approved for Co-Branded Credit Card

i)	Prompt customer letting customer know she has been pre-approved.

c)	Pre-approved for Private Label Credit Card

i)	Prompt customer letting customer know she has been pre-approved.

5)	If pre-approved:

a)	Website will have credit pre-disclosures information available before applying the customer for an account in accordance with Section 2.2.1 of the CBOP.

b)	Applicant will provide phone number, birthdate and last four numbers of social security number.

6)	If approved, credit limit will be shown to Applicant.

7)	Applicant will be prompted to read and accept the Credit Card Agreement card as set forth in Sections 2.2.2 and 2.2.4 of the CBOP via email, display, links or mail.

8)	Customer transaction can be applied to new Account.

9)	Customer can print temporary PLCC card and save to account for future purchases.

10)	End transaction.

Full Application (Quick Credit)
Customer has clicked or navigated to the full application URL on the Program Website to apply for a Company Credit Card. Customer would choose Co-Branded Credit Card or Private Label Credit Card before applying.

1)	The Program Website will provide credit pre-disclosures information in accordance with Section 2.2.1 of the CBOP.

2)	Applicant will provide her name address, birthdate, phone number and social security number.

3)	Bank receives information for adjudication.

4)	If approved:

a)	Credit limit will be shown.

b)	Applicant will be prompted to read and accept the Credit Card Agreement card as set forth in Sections 2.2.2 and 2.2.4 of the CBOP.

c)	Customer transaction can be applied to new Account.

d)	Customer can print temporary PLCC card.

Call Center (Ecometry System)
Company does not intend to offer this process through the call center. Customer will be directed to the store or website.

Application Disclosures

1)
As of the date of this Agreement, Company does not plan to accept applications through its Merchant Call Center and until such time as applications are accepted through the Call Center, references to the Merchant Call Center and phone / catalog customers in the CBOP shall not apply, including all of Section 2.2.3.

Account Purchases

1)
The Floor Limit(i.e., the maximum dollar amount for an off-line Company Credit Card transaction in a Company Channel that shall be deemed authorized under this Agreement) for the Program shall be $200; provided however that in the months of November through January, the Floor Limit shall be $350. The Operating Committee shall periodically review Floor Limit amounts and usage.

2)	References to the Merchant Call Center and phone / catalog customers in the CBOP shall not apply, including the applicable sentences of Section 3.1.2.1.

At-Location Payments

As of the date of this Agreement, Company does not accept payments in-store and until such time that Company agrees to accept in-store payments Section 3.2 shall not apply to the Program.

Settlement

1)
This Agreement shall govern the Company's use and disclosure of Cardholder Data, Shopper Data and reporting provided by Bank, and shall supersede any terms of the CBOP, in particular the second paragraph of CBOP Section 6.1.)

2)
The terms of Section 8.4 of this Agreement shall supersede the relevant terms of Sections 6 and 7 of the CBOP as set forth below, including that the Company shall have 30 days from notification by Bank of any proposed chargeback to review any proposed chargeback and produce the sales slip or proof of delivery with respect to such Transaction. In the event Company is unable to produce a sales slip or proof of delivery with respect to such Transaction, Bank may delete such Transaction from suspense and charge such Transaction back to the Company.

Chargebacks

Chargeback Investigation (Modifies CBOP Section 7.1)

1)	Non-fraud-related chargeback investigations should be initiated only by a Cardholder refusal to pay a charge made by the Cardholder or on behalf of a Cardholder by a Company Associate.

Bank's Request for Documentation (Modifies CBOP Section 7.2)

1)
Company shall have 30 days from notification by Bank of any proposed chargeback to review any proposed chargeback and produce the sales slip or proof of delivery with respect to such Transaction. In the event Company is unable to produce a sales slip or proof of delivery with respect to such Transaction, Bank may delete such Transaction from suspense and charge such Transaction back to the Company.

2)
The Company shall retain Transaction media consistent with the Company's document retention policies, as they may be modified from time to time. Bank's right to charge back any Transaction will expire 180 days after the later of Transaction date or merchandise shipping date.

Chargeback Terms (Modifies CBOP Section 7.3)

1)	Bank's right to charge back any Transaction will expire 180 days after the later of Transaction date or merchandise shipping date.

2)	The second sentence of Section 7.3 shall be deleted.

3)	Billed finance charges and late fees shall not be included in any amount charged back by Bank to Company.

4)	The Section of 7.3.1 related to delay posting shall not apply to the Program.

5)	The chargeback reasons listed in 7.3.1 and 7.3.2 shall be replaced by those set forth in Section 8.4 of this Agreement.

SCHEDULE 4.2(f)

Support of the Program

The Company shall:

1.
Provide access and full support to train associates on the Program, including processing prescreen acceptance, completing Applications, conducting Account lookups and authorizing credit transactions and providing necessary tools, technology and disclosures at each POS.

2.	Develop associate, manager and regional goals that incentivize associates to promote the Program.

3.	Promote the Program in store by featuring signage in such areas of the store location, as the Company reasonably determines.

4.
Provide a link on the Company's website to a dedicated Program page describing the Program benefits and a link to apply for an Account, which link shall appear on the payment page and, in the Company's good faith discretion, may appear above the fold from time to time.

SCHEDULE 4.7

Cardholder Terms

TERM/CONDITION	Co-Brand	PLCC
APR	Prime+13.74% Prime+17.74% Prime+21.74%	Prime+23.74%
DefaultAPR	Prime+26.74%	Prime+26.74%
GracePeriod	Notless than23-days	Noless than23-days
Annual Fee	None	None
MinimumFinanceCharge	$2.00or anamountnotto exceed that whichis permitted under applicable law	$2.00or anamountnotto exceed thatwhichis permittedunderapplicable law
CashAdvanceFee	$10.00or 5%of eachtransaction; whicheveris greater	N/A
LatePayment Fee	Upto$35.00	Upto$35.00

SCHEDULE 4.8

Program Website Specifications

Co-Branded Credit Card and Private Label Credit Card with CWC Branding
Features and Functionality
Marketing

▪	Ability for customer to receive customized messages

▪	Banners and the overall ability to have links to CWC shopping throughout all web pages

▪	Ability to apply for a credit card with instant approval

▪	Smart phone/Ipad applicable

Provide Log In Information

▪	Ability to create user sign in and password information

▪	Reset password /sign in (receive new password link via automated email or via security questions and verification)

▪	Security and privacy measures

Top/Side Navigation Bar that includes the following tabs/links

▪	Account Summary

▪	Statements

▪	Rewards & Benefits

▪	Payments

▪	Manage Profile

▪	Contact Us

Provide Account Summary Information

▪	Current Balance

▪	Min Payment Due (side button to “Make Payment”)

▪	Payment Due Date

▪	Available Credit (side button to click to request increase)

▪	Last Payment Received (Date and amount)

▪	Last statement Date

▪	Last Statement Balance (side button to click on view statement)

▪	Activity Summary

▪	Rewards Summary (regardless of what platform the Rewards Summary page sits there needs to be a feed with high level rewards information that is displayed on this page via ADS)

◦	Side button or top navigation button to click “View Rewards” that takes to Rewards Page

◦	Rewards status (tier level, total points, etc…) and how far to next reward / tier/ benefit (TBD) or total points summary.
Statements
Activity

▪	Ability to search for specific time period

Statements

▪	Ability to view on line statements for 16 months or greater

▪	Ability to choose statement delivery method (email/electronic or paper statements)

Side Bar with Account Summary Information

▪	Current Balance

▪	Min Payment Due

▪	Due Date

▪	Available Credit

▪	Last Payment

▪	Last Payment Posted Date

Payments

▪	Customer should have multiple choices to pay account: Make a Payment Today, Schedule a future payments (one time future schedule or reoccurring)

▪	Ability to pay via bank information by entering routing and checking account information

▪	Provide Payment History

Rewards Page (this page would either be on ADS platform/website or on CWC website)

▪	Clear overview of program and how it works

▪	Customer should be able to view her awards and/or coupons

▪	Current point or tier status (based on 2014 CWC Loyalty Value Proposition/Strategy),

▪	A progress bar that displays how far or what spend is needed to advance to the next tier or how many points needed to reach next reward (coupon or set of benefits based on tier)

▪	Unique messaging that provides special invites or offers that are currently available to her

▪	Provide summary of any bonus points or other special reward if applicable

▪	Provide savings (discounts) total to date (calendar year or to be determined)

▪	Ability to print coupon or have paper copy sent to her based on customer preference

Account Services

▪	Provide the customer with the ability to receive Alerts via email or text

▪	Alerts should include those that would ensure customer is notified X days before she is billed for any fees for nonpayment (payment reminder)

▪	Phone number that is easily accessible to report a lost or stolen card

▪	Ability to dispute a charge on line

▪	Ability to request an credit line increase

Customer Profile

▪	Ability for customer to update and change her mailing address, phone number or email on line

▪	Ability for customer to choose communication preferences

Contact/General Information

▪	FAQS

▪	Customer Service Number for Credit Card Questions

▪	Privacy Policy available

SCHEDULE 4.10

Loyalty Program

Coldwater Creek's Co-Branded credit card value proposition currently offers Cardholders the ability to earn points when making purchases inside and outside of Coldwater Creek and are rewarded when enough points are accumulated for monetary coupons that are currently delivered in the mail. Cardholders:

•	Earn 5 points for every $1 spent at Coldwater Creek.

•	Earn 1 point for each $1 of all other net purchases.

•	Receive a $20 Coldwater Creek coupon for every 2,000 points earned.

•	Save 20% on the first Coldwater Creek purchase after credit approval.

•	A birthday surprise coupon of $15

•	Bonus point promotions and Sneak peeks at Coldwater Creek sales.

Coldwater Creek's objective is to continue to encourage spend and increase the cardholder base by maintaining a competitive set of benefits.

The Company is also one of few retailers that offer a noncredit card rewards program to all customers, allowing its customers to earn rewards on all CWC purchases. The table below provides an overview of its noncredit card rewards program:

Coldwater Creek's 2014 plan is to have one cohesive rewards program across all tender types (CBCC/PLCC/Non credit card). Coldwater Creek's Loyalty program value proposition would ideally be similar for all customers; however the value for CBCC/PLCC Cardholders would be equal to or greater than the value of non-credit card holders (CBCC and PLCC).

2014 Program Concept

•	Earn Rate varies based on method of payment

•	Move to points-based program for both credit card and non-credit card as points based programs are easier to market and promote (i.e. double point promotions for all loyalty members)

•	Value Proposition (rewards/benefits) are the same for everyone

Illustrative

	Cash, Check, Debit, AMEX	PLCC	CBCC
Point Accumulation*	1	1.5	2

Benefit (Reward) Options	2,000 points = $20 Cash Reward
	2013 CWC Reward Program Benefits
	Combination of the two

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE 5.2(b)

Marketing Commitment and Marketing Fund

The aggregate Marketing Commitment for the *** shall be $*** (the “*** Marketing Commitment”). Beginning with the *** and each *** thereafter, Bank's Marketing Commitment will be an amount per *** equal to ***% (*** basis points) of the prior ***; provided, however, should the *** Marketing Commitment be greater than or less than ***% (*** basis points) of the aggregate *** for the ***, such difference shall be added or subtracted, as the case may be, to the aggregate Marketing Commitment provided during the period commencing with the *** to the end of the ***.

SCHEDULE 6.2(b)

Privacy Policy

See attached

SCHEDULE 7.1

Reports

Between the date of this Agreement and the Effective Date, the Parties shall mutually agree upon the form of the following reports, it being understood that the content and the frequency of such reports shall be in substance as set forth in this schedule.

(a)(i)    Monthly Reports.

Frequency:	Name:	Description:
Weekly	Core Performance Metrics	New account processing; number submitted, duped, pending, activated and percentages.
Monthly	Core Performance Metrics
High level executive overview of Program key measures (market share, average initial and add-on transaction, credit applications, new Accounts); reconciliation of beginning month and ending number of active accounts; portfolio statistics (including on and off Retail Merchant metrics for Co-branded Credit Cards)

Monthly	Core Service Metrics	Report showing performance level standard achievement by performance level standard type, all contact sources, response time and dispute resolutions
Monthly	Core Performance Metrics	Flash reports of program performance (TBD) prior to closing of the month-end financial statements
Daily	Disbursement	Sales, Returns, Royalty (Company Revenue Share pursuant to Schedule 9.1(a)(i)), and Net funding released to Company
Monthly	Disbursement	Sales, Returns, Royalty, New Account Payments (pursuant to Schedule 9.1(a)(ii), and Net funding released to Company
Monthly	Marketing Fund	Monthly and cumulative amounts committed by Bank to the Marketing Fund and used by Company
Daily	Settlement & Chargeback Reporting	Reporting necessary to reconcile daily settlement and chargeback
Monthly	Settlement & Chargeback Reporting	Reporting necessary to reconcile monthly settlement and chargeback activity
Weekly	New Application & Account Reporting	Store level reporting (by store, district, & region)
Monthly	Program P&L
A profit and loss statement with line-item detail on revenue and expenses at the product level as well as a report that includes a forecast of the profit sharing calculations to be made each year pursuant to Schedule 9.1(a)(iii).

Monthly	Net Credit Sales
Net Credit Sales in Company Channels by acquisition channel, product, store, district, territory, etc.
Net Credit Sales outside Company Channels by merchant category, top 50 merchants, geographical region, etc.

Quarterly	APR Distribution	Distribution of Accounts and outstanding balances by APR by product

Monthly	Other PLCC Metrics/Reports (PLCC Dash Boards, Enhancement Services Reporting Package, &PLCC Graph Packages)
Total Accounts
Total Open Accounts
Total Accounts with a Balance (referred to as Statement Active herein)
Debit Active Accounts
Inactive Accounts
New Accounts
Total Outstanding balances by credit plan (as applicable)
Average Statement Active Balance
Average Statement Active Payment
Total Payments
Average Payment
Payment Rate
Applications processed
Applications approved
Net activation Purchases (New)
Average activation Purchase
Net add-on Purchases
Average add-on Purchases
Average credit limit on all Accounts
Average open-to-buy on all Accounts
Average open-to-buy on all active accounts
Accounts with debt cancellation
Active Accounts with debt cancellation
Debt cancellation fees billed
Credit performance trend
Credit performance snapshot
Total Credit Sales
Total Returned Sales
Net Credit Sales
Total Purchase Transactions
Total Return Transactions
Total Net Transactions
Total # Voluntary Closed Accts
Annual Voluntary Closure Rate
Annual Cumulative Voluntary Closure Rate
Cumulative Voluntary Closure Rate
Total # Involuntary Closed Accts
Annual Involuntary Closure Rate
Annual Cumulative Involuntary Closure Rate
Cumulative Involuntary Closure Rate
Revolve Rate(#)
Revolve Rate($)
Average Credit Limit
Average Original Account Credit Limit
Average Statement Active Account Credit Limit
Statement Active Account Utilization
Annual Credit Revoked Rate

Monthly	Other Co-brand Metrics/Reports (Co-Brand Portfolio Dashboard Report) Other Co-brand Metrics/Reports (Co-Brand Portfolio Dashboard Report)
Total Accounts
Total Open Accounts
Total Accounts with a Balance (referred to as Statement Active herein)
Debit Active Accounts
Inactive Accounts
New Accounts
Applications Processed
Applications Approved
Net activation Purchases (New)
Average activation Purchase
Total Balance
Total Retail Balance
Total Cash Balance
Average Total Balance
Average Retail Balance
Average Cash Balance
Average Statement Active Balance
Average Statement Active Payment
Total Payments
Average Payment
Payment Rate
Total Net Credit Sales
Net Credit Sales in Company Channels
Net Credit Sales outside Company Channels
Total Cash Advance Volume
Total Balance Transfer Volume
Total New Net Credit Sales
Total New Cash Advance Volume
Total New Balance Transfer Volume
Average Statement Active New Net Credit Sales
Average Statement Active New Cash Volume
Total Net Purchase Transactions in Company Channels
Total Net Purchase Transactions outside Company Channels
Total Cash Transactions
Total # Voluntary Closed Accts
Annual Voluntary Closure Rate
Annual Cumulative Voluntary Closure Rate
Cumulative Voluntary Closure Rate
Total # Involuntary Closed Accts
Annual Involuntary Closure Rate
Annual Cumulative Involuntary Closure Rate
Cumulative Involuntary Closure Rate
Active Rate
Revolve Rate(#)
Revolve Rate($)
Average Credit Limit
Average Original Account Credit Limit
Average Statement Active Account Credit Limit
Statement Active Account Utilization
Annual Credit Revoked Rate

Monthly	Additional fields currently received from issuing partner that CWC would like to continue to receive:
Statement rate
Statement % Y/Y
Fee Income (If applicable)
Fee Services Income (If applicable)

On partner breakout:
CWC Active accounts
CWC Active %
CWC Sales
CWC Trans
% of active customers using their co-branded card only at CWC and any pertinent metrics

Quarterly	Forecasted Program P&L- by month	Forecasted Program Pre-Tax Profit Statement by product by month for next 12 months.

Monthly	Identification of Risks and Opportunities
As part of the monthly reporting, the Parties will identify risks and opportunities that are foreseen as potentially impacting the Pre-Tax Profit.

Should a risk be identified that may lower the Pre-Tax Profit, the Parties will identify, discuss and evaluate implementation of mitigating actions to offset the negative impact to the Pre-Tax Profit.

Likewise, if the Parties identify opportunities the Parties will discuss and evaluate implementation of opportunities to increase the Pre-Tax Profit.

Quarterly	Portfolio Credit Risk
Credit risk reports (e.g., average FICO and FICO distributions) on actual and forecasted behavior for all Program Accounts and credit risk reports on actual behavior for POS Accounts and Internet Accounts for each month in a given quarter, respectively (delivered quarterly). Report would include percent of accounts past due (30,60, 90), % of POS declines, average FICO of approved accounts, average FICO of declined accounts in a month at the territory and enterprise level (all channels)

Monthly	New Account Credit Mix	Information about credit mix for the prior calendar month, including the quantity of point of sale Applications (by FICO band) that have been (i) submitted, and (ii) approved
Ad Hoc	Co-brand Card Apps in Non- Participating Stores	Reasonable reports in relation to Co-brand Card Applications in non-participating Stores.
Quarterly	Schedule 9.1	Reporting necessary to substantiate all calculations contemplated in Schedule 9.1.
Quarterly	Trends, Risks, & Opportunities
Reporting on charge offs, recoveries, and delinquencies with sufficient detail and history for the Parties to mutually understand trends, risks, and opportunities within the Programs. (Bank will also meet with quarterly to review this reporting.)

Monthly	Average Payment Duration	Average duration of payment completion by plan/promotion (as applicable)
Monthly	CLI	Summary of customer and bank-initiated credit limit increases/decreases (ties into OTB statistics/OTB utilization)
Monthly	OTB	Reduction in net OTB due to (i) voluntary and (ii) involuntary Cancellation
Monthly	Revenue Share	Reporting summarizing revenue paid monthly to CWC (received before CWC fiscal month end of the next month)
Monthly	Rewards Earned	Report reflects the total number of points earned, redeemed, forfeited for the month
Monthly	Instant Credit Acquisition Report (i.e. Credit Card Acceptance)	Report reflects applications received and processed through the Internet and Retail channels
Monthly	Instant Credit Purchase Report	Report reflects applications and the purchase amount for applications received via the Full Application and Instant Credit Channels

Files

Frequency	Name:	Description
Daily	Rewards Coupons Earned	Files forwarded to 3rd party vendor to fulfill $20 coupons
Weekly	Master File	Systemic file sent from ADS to CWC containing card holder information (see contents below)
TBD	Program performance data	Program stats and performance in file format that can be loaded and utilized for program performance reporting rather than Excel spreadsheets

Master File Information:

a)	Account Identification Number

b)	Month Account Opened

c)	Year Account Opened

d)	Store Account Opened
d1) Channel Account Opened (Online or Retail)

e)	Cardholder Name (Parsed into First, MI, Last)

f)	Cardholder's Street Address

g)	Cardholder's City

h)	Cardholder's State

i)	Cardholder's Zip Code

j)	Cardholder's Home Phone Number

k)	Date of Last Purchases

l)	Cardholder's Open to Buy

m)	Number of Purchases Monthly

n)	Amount of Purchases Monthly, YTD

o)	Number of Returns Monthly

p)	Amount of Returns Monthly

q)	Items Purchased
r) Birth Month/Day
s) Account Status Indicator (Open/Closed)
t) Card Type (Co-Brand/PLCC)
u) Number of cards (extra for spouse, etc…)

(b)    Year-End Settlement Sheet.

The Year-End Settlement Sheet shall set forth:

A)	the aggregate of all Marketing Fund amounts spent by the Company in the last Fiscal Year;

B)	the aggregate of all Launch Fund amounts spent by the Company in the last Fiscal Year;

C)	the volume of Promotional Program sales in the last Fiscal Year (as applicable);

D)	average receivables and average Promotional Program receivables for the last Fiscal Year;

E)	the royalty amount on Net Credit Sales in the last Fiscal Year;

F)	the Annual Cumulative Net Portfolio Yield in the last Fiscal Year;

G)	any other amounts owed to the Company as explicitly provided in the Agreement or as otherwise agreed by the Parties in writing with line item specificity, which amounts may be netted.

Provided that the Card Association makes available to the Bank, the Bank shall, on a monthly basis, provide to the Company up to five (5) standard reports as selected by the Company, from the Card Association's reporting tool (e.g., Portfolio Analytics), at no cost to the Company; provided that the Company's agreement with the Card Association provides for at least one seat license to be available to the Bank. The Bank shall make additional such reports available to the Company at a cost to be agreed upon by the parties.

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE 7.2(a)

Performance Level Standards

SLA Implementation: The provisions in this Schedule 7.2(a) shall be measured on a going-forward basis beginning with the *** following the *** after the Launch Date.

SLA Assumptions:

1.    Each SLA (as defined in the SLA table below) is expressed as a simple average and is measured on a *** basis.

2.    Response time for electronic authorizations shall exclude any authorizations requiring manual or external intervention and shall also exclude transaction transmission time.

3.    Credit Card Applications that Bank is reviewing under special circumstances requiring manual intervention, such as a meet the sale or fraudulent Credit Card Application, shall not be included in the measurement of performance.

4.    Any SLA failure that is the result of a Force Majeure Event shall be excluded from consideration in measuring compliance with this Schedule.

5.    If Company does not notify Bank at least *** in advance of any out of the ordinary promotional event to Cardholders that is reasonably likely to materially increase call volume so that Bank may staff appropriately and Bank misses an SLA as a result of the promotional event, or if the root cause of any SLA failure is traced to Company, then the SLA will not be deemed failed.

6.    Bank shall report to Company every *** by the *** of ***, in a mutually agreed format, Bank's performance under each of the SLAs set forth in this Schedule.

Service Failure Payments:

If Bank fails to meet any SLA in any ***, then no later than the *** of the ***, Bank shall deliver to Company a report detailing the reason(s) for such failure and a corrective action plan. Bank shall implement such corrective action plan as soon as practicable but no later than the *** of the *** following the original failure. Bank shall deliver to Company a second report, no later than the *** of the *** during which the corrective action plan was implemented, assessing the results of the plan. During any ***, the *** immediately following Bank's initial failure to meet any SLA shall be a *** and no service failure penalties shall apply. If Bank misses the same SLA more than *** (without taking into account any failure that may occur during the *** for such SLA), Bank will be eligible for a service failure penalty in the amount corresponding to the magnitude of the miss of the SLA.

By way of illustration, if Bank's performance in a Non-Critical SLA is ***%, the difference between the target SLA of ***% and the actual performance would be *** basis points and Bank would pay a $*** Service Failure payment for the Service Failure of the Non-Critical SLA.

Table of Payments for Service Failures

Difference in Target SLA from Actual SLA Achieved in Basis Points
	***	***
Critical SLA	$***	$***
Non-Critical SLA	$***	$***

*** Confidential material redacted and filed separately with the Commission.

Determination of Bank Events of Default Due to Service Failures

The following failures shall each constitute a “SLA Termination Event”:

•	A failure to meet the same Critical SLA by more than *** basis points below the target for each of ***; or

•	A failure to meet any combination of *** Critical SLAs in *** in any *** where at least *** of the Critical SLAs is missed by at least *** basis points in each of the ***.

Notwithstanding anything to the contrary in this Agreement, the penalties and remedies set forth in this Schedule 7.2(a) shall be Company's sole and exclusive remedy for Bank's failure to meet the Service Level Standards contemplated hereunder; provided however, that the foregoing shall not limit Company from exercising any other right or remedy available to it hereunder that is not based upon Bank's failure to satisfy a Service Level Standard.

SLAs:

Key Performance Metric	Performance Requirement / Goal / Target Co-Brand and Private Label	Category
Average Speed of Calls Answered	***% in *** for Cardholder and Store calls after exit from the IVR. Bank will prioritize store calls to the top of the call queue.	Critical SLA
Abandoned Call Rate	***% or less abandoned calls excluding any abandoned call that occurs within *** of exiting the IVR	Non-Critical SLA
Call Blockage
***% Routing Blocked Calls. Bank will not intentionally code or install any routing strategy to facilitate a blocked call when customer service representatives are busy or too many calls are in queue. Bank will provide to Company at its request a letter signed by the Bank's Operations Manager responsible for servicing Company's portfolio, that no such routing strategy has been implemented by Bank for any in-bound customer service toll-free numbers associated with the Program
Non-Critical SLA
Application Response turnaround time
***% for all Instant Credit and Pre-screen application response times for  approval, decline, or pending decisions within *** of receipt by Bank's host.
***% for all Instant Credit and Pre-screen application response times for  approval, decline, or pending decisions within *** of receipt by Bank's host.
***% of Mail-In applications decisioned or acknowledged as incomplete within ***. Excludes any applications that are not forwarded to address designated by Bank for Application processing and any Applications received for which there is not enough information available to determine the identity of the Applicant to fulfill the request.
Critical SLA
Initial Card or Card replacement turnaround time
***% within ***
***% within ***
Measurement is in *** and begins once any plastic request is generated for any reason (new account and/or lost/stolen replacement). This SLA excludes mass card reissuance, including by Bank and Company for marketing purposes.
Non-Critical SLA

*** Confidential material redacted and filed separately with the Commission.

Key Performance Metric	Performance Requirement / Goal / Target Co-Brand and Private Label	Category
Cardholder/inquiry turnaround time (paper/email)
Paper: ***% responded to within ***, ***% resolved within ***. Excludes any inquiry for which Bank is awaiting media from Company or information from the consumer or Company. Only includes inquiries where the consumer has written to the designated Bank address as referenced on the billing statement.
Email: ***% acknowledged within ***. ***% resolved within ***, ***% resolved within ***. Excludes any inquiry for which Bank is awaiting media from the Company or other information from the consumer or Company. Only includes inquiries where the consumer has emailed Bank through Bank's secured email channel.
Non-Critical SLA
Authorization Times	***% for all authorization approval, decline, or pending decisions within *** of receipt by Bank's host.	Critical SLA
Authorization availability
Authorization system will be available to respond to Cardholder authorization requests ***% of the *** excluding scheduled maintenance time that would be communicated at least *** in advance, and never to exceed *** in a *** and only to be executed from *** until ***.) Bank shall not be allowed to exclude any scheduled maintenance during the period from Thanksgiving through Christmas during any year.
Critical SLA
POS Application System Uptime (includes Instant Credit applications in Store)
Bank's electronic New Account system will be fully operational to process Instant Credit and Pre-Screen Applications a minimum of ***% of all ***. (Metric excludes scheduled maintenance time if communicated at least *** in advance and agreed to by both Parties if such maintenance is to take place during Store hours.)
Critical SLA
Website Uptime	***% of the ***	Non-Critical SLA
Dispute Resolution
***% resolved within regulatory guidelines (excluding failures caused by Company's failure to respond to a request for information within ***). Only includes dispute inquiries where the consumer has written to the designated Bank address as referenced on the billing statement.
Non-Critical SLA
Transaction Posting	***% posted next ***	Non-Critical SLA
Payment Processing for Payments Submitted Through the Mail or through the Program Website
***% of conforming payments processed within *** of receipt, if received by ***;
***% of conforming payments processed within *** of receipt if received by ***;
***% of non-conforming payments processed within ***;
All conforming payments posted as of the day received (it being agreed that Bank may correct posting errors by re-posting so as to reflect the correct day and, in such case, such payment shall be deemed to be posted as of such day for purposes of this SLA.
Critical SLA
Statement production	***% of statements will be mailed at least *** before the payment due date.	Non-Critical SLA

SCHEDULE 7.2(h)

Service Providers

•	Comenity Servicing LLC

•	Comenity LLC

•	ADS Alliance Data Systems, Inc.

•	Comenity Operating Company LLC

SCHEDULE 7.4(c)

System Modifications

Ecommerce Platform

•	OS patching

•	Hardware maintenance (HD failure, memory, etc)

•	Hardware replacement / upgrades

•	Store systems peripheral replacement / upgrades

•	Website maintenance downtime.

Network

•	Network maintenance

 POS System:

•	Bug Fixes/patches to POS software

•	Enhancements to POS system (features and functionality)

•	Installing Upgrades to POS software

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE 9.1(a)(i)

*** Payments

Company Revenue Share. The Bank shall pay the following amounts to the Company on ***:
(a)*** bps times all *** on Co-Branded Accounts since the preceding ***; plus

(b)*** bps times all *** on Private Label Accounts since the preceding ***.

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE 9.1(a)(ii)
*** Payments

New Account Payments. The Bank shall pay to the Company the sum of:

(i)
an amount equal to *** Dollars ($***) per new Co-Branded Account originated in a Company Channel after the Effective Date (including at POS, through take ones and via online applications) or pursuant to a marketing campaign by the Company (including direct mail campaigns by the Company pursuant to Section 5.7(c)) or funded from the Marketing Fund and, in each case, activated with a general purpose purchase by the Cardholder for the first time in the prior ***; provided that no such payment shall be made with respect to any such Account if such activation with a general purpose purchase occurred more than *** after the Account was opened; and

(ii)
an amount equal to *** dollars ($***) per new Co-Branded Account originated after the Effective Date pursuant to a marketing campaign funded by the Bank and not from the Marketing Fund, activated with a general purpose purchase by the Cardholder for the first time in the prior ***; provided that no such payment shall be made with respect to any such Account if such activation with a general purpose purchase occurred more than *** after the Account was opened.

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE 9.1(a)(iii)

*** Payments

(a)Profit Share. An amount equal to (i) the cumulative Company Profit Share accumulated since the Effective Date minus (ii) the sum of all amounts paid by the Bank to the Company in all preceding Program Years in respect of the Company Profit Share (after deducting any amounts reimbursed by the Company to the Bank in respect of the Company Profit Share in any such prior Program Year), minus (iii) the sum of all amounts paid by the Bank to the Company, if any, in all preceding Program Years in respect of the *** amount that was *** (see section ***), provided that such amount is a positive number.

“Company Profit Share” means, for any Program Year:

(i) ***% of *** with respect to *** of ***% or more and less than ***%; plus
(ii) ***% of *** with respect to *** of ***% or more.

*** means, with respect to any ***, the sum of the following for such *** and each preceding ***:

(i) *** (from all sources, including *** or *** except for *** and ***; minus
(ii) the *** of all *** and *** of any *** of the *** (including any *** or *** of *** of the type referred to in *** plus
(iii) the *** of *** all *** on *** to the *** or *** (including through *** of *** minus
(iv) *** minus
(v) *** minus
(vi) *** minus
(vii) *** minus
(viii) *** minus (ix) *** minus (x) *** minus (xi) *** by the *** with the *** provided that *** and *** this *** shall *** in the *** of *** for any *** in which the *** the *** of this *** or ***
*** for *** and the *** by ***

*** as of the *** of the *** for such *** and the *** for each of the ***

*** for any *** the *** of the *** such *** of the *** of the *** of *** such ***

*** the *** of *** the *** of *** in *** on *** the *** if a *** is not *** for such *** be the *** on the *** a *** the *** is the *** in the *** not to *** and the *** of ***

*** for any *** the *** the *** the *** of the *** of *** that *** in *** of such *** and *** the *** the ** of the *** of *** that *** a *** in *** in such ***

*** In the *** that *** the *** of *** the *** of the *** to *** and *** to *** the *** the *** to *** and *** the *** the *** of this *** is *** than *** the *** for such *** the *** the *** the *** of such *** as the *** has *** and ***

*** Confidential material redacted and filed separately with the Commission.

*** with *** to any *** the ***

***

***

*** the *** to *** by the *** is *** than *** for *** the *** shall *** either *** or *** the *** of such *** to the *** to *** by the *** the *** of such *** and for the *** of such the *** shall *** such *** and *** not be *** by *** the *** and *** to *** of the *** to in this ***

*** the *** to *** by the *** than *** at any time *** of the *** the *** of such *** the *** shall for a *** in *** to the *** in this *** such *** the *** to come to an *** to such *** to *** the *** this *** and the *** to the ***

*** the *** does *** in all *** if the *** to *** or the *** or *** of such *** the *** and *** to the *** in this *** the *** of such ***

(e)Reduction of Interchange. If for any period of *** the Co-Branded Credit Card program's Interchange Rate is:

(i)***, then the Parties shall for a period of *** following such decrease negotiate in good faith with respect to such mutually agreeable modifications to the terms under Schedules 4.7, 5.2(b), 9.1(a)(i), 9.1(a)(ii) and/or 9.1(a)(iii) applicable to the Co-Branded Credit Card program (collectively, the “Change in Interchange Terms”) to mitigate the effect of such decrease in a way that would preserve at least the same level of economic terms and compensation arrangements of the Program that were in effect prior to such decrease; and if the Parties shall fail to agree to such modifications prior to the end of such *** day period, then the Parties shall take such actions as are necessary to cause the APR for the Co-Branded Credit Cards set forth in Schedule 4.7 to be adjusted to mitigate the effect of the interchange decrease; or

(ii)equal to or less than ***%, then Bank shall have the option to propose to the Company after such decrease such Changes in Interchange Terms as Bank believes will mitigate the effect of such decrease to preserve at least the same level of economic terms and compensation; and the Parties shall for a period of *** following receipt of such proposal by the Company negotiate in good faith with respect to such mutually agreeable modifications to the Change in Interchange Terms to mitigate the effect of such decrease in a way that would preserve at least the same level of economic terms and compensation arrangements of the Program that were in effect prior to such decrease; if the Parties shall fail to agree to such mutually agreeable modifications, the Bank shall have the right to unilaterally implement the modifications to the Change in Interchange Terms initially proposed by Bank pursuant to this clause (ii), and if the Bank elects to take such unilateral action, the Company shall have the right to terminate this Agreement. If the Company terminates this Agreement pursuant to this clause (e)(ii) of this Schedule 9.1(a)(iii) and starts a new Credit Card program within twelve (12) months of the notice of such termination, the Company shall refund to the Bank the Unamortized Premium.

“Interchange Rate” means, with respect to the Co-Branded Credit Card program for any date or measurement period, an amount equal to the gross interchange revenue (which shall be reported as a separate line item under the monthly Program P&L pursuant to Schedule 7.1(a)(i)), divided by Net Credit Sales.

SCHEDULE 9.1(b)
Payments
(i)Initial Payment. On the date of this Agreement, the Bank will pay the Company Eleven Million Five Hundred Thousand ($11,500,000), and on the date of execution and delivery of the Chase Purchase Agreement, the Bank will pay the Company Eleven Million Five Hundred Thousand Dollars ($11,500,000). Notwithstanding the foregoing, if the Chase Purchase Agreement is not executed and delivered on or prior to October 1, 2013, then the Company shall refund to the Bank the Eleven Million Five Hundred Thousand Dollars ($11,500,000) payment in full.

(ii)Private Label Payment. On the Private Label Launch Date, the Bank will pay the Company Two Million Dollars ($2,000,000).

SCHEDULE 17.2(e)
Program and Account-level Data
RFP Data / Bid Data
A. The following data categories constitute RFP Data:

1.	Separate portfolio P&Ls for the private label and co-branded card programs; reported up to risk adjusted revenue (for the trailing 24 month period) to include:

a.	Finance Charge Revenue

b.	Cardholder Fee Revenue broken out by type

c.	Interchange (if applicable)

d.	Other Revenue

e.	Gross Charge-offs

f.	Reversals

g.	Recoveries

h.	Fraud Losses

2.	Portfolio metrics for the private label and co-branded card program (for the trailing 24 month period) to include:

a.	Outstanding Balance Statistics (EOP and Average)

b.	Account Statistics (Total Beginning Accounts, New Accounts, Closed Accounts, Total Ending Accounts, Statement Active Accounts, Purchase Active Accounts)

c.	Sales Statistics (Gross Sales, Net Sales)

d.	Revolve Statistics (Outstandings with Finance Charges, Outstandings with 0% APR)

e.	Credit Line Statistics (Credit Lines, Line Utilization)

f.	Cash Advance Statistics (Cash Advance $s and #s)

g.	Balance Transfer/Convenience Check Statistics (BT Volume $s and #s, Convenience Check $s and #s)

h.	Charge-off Statistics (Gross Charge-offs by reason, Recoveries, Reversals; all in $s)

i.	Payment Statistics (Payments $s and #s, Average Payment, % of Statements w/ Payment)

j.	Delinquency Statistics (Delinquency Volume $s and #s broken out by 30 day buckets)

3.	Average ticket size, in aggregate, for the last 12 months (one number for each of the private label and co-brand programs)

4.	Distribution of balances for the private label and co-branded card programs (for the trailing 24 month period)

5.	Distribution of balances across APR rates for each card program (for the trailing 24 month period)

6.	Distribution of applications by FICO Equivalent band (trailing 24 month period)

7.	Number of applications for each of the private label and co-branded programs (trailing 24 months)

8.	Number of approved accounts for each of the private label and co-branded programs (trailing 24 months)

9.	Mix of sales on co-brand between inside and outside over last 12 months

B. The following data categories constitute Bid Data:

1.	Distribution of balances across FICO Equivalent band for each of the private label and co-branded programs

2.	Change in Terms history for last 24 months

3.	Details/breakdown of accounts in a “status” or accounts in collections or write-off queues (accounts and dollars)

4.	Minimum payment due stratification for accounts assessed late fees over last 12 months (by month)

5.	Charge-off Statistics (by reason)

6.	Master File with the most recent 2 years of monthly vintage data (for the trailing 24 month period), including, at a minimum, information for the data elements in each of Sections A.1. and A.2. above

SCHEDULE 17.3

Fair Market Value Assumptions

Methodology for Determining Fair Market Value
In the event that Company notifies Bank that it shall purchase the Program Assets in accordance with the terms of this agreement, Company (or its Nominated Purchaser) and Bank shall engage in discussions for at least thirty (30) days following receipt by Company of RFP Data and Bid Data that is provided to Company by Bank after Company gives the Purchase Notice, in an effort to mutually determine the fair market value of the Co-Branded Accounts and the related Program Assets, based on the assumptions set forth in this Schedule (“Fair Market Value”). Fair Market Value shall be expressed as a percentage and shall equal the dollar amount of the Cardholder Indebtedness plus any premium or minus any discount, as applicable, divided by the dollar amount of Cardholder Indebtedness.
If the Parties cannot reach agreement on the Fair Market Value of the Program Assets within the thirty (30) day period, each Party shall, prior to the end of such thirty (30) day period, nominate an investment banker. Each Party shall be responsible for its own costs with respect to its nominated investment banker.
Each Party's investment banker shall complete a valuation of the Fair Market Value of the Program Assets no later than fifteen (15) Business Days after the thirty (30) day period.
If the two valuations by each investment banker are three hundred and fifty (350) basis points or less apart, the Fair Market Value shall be the average of the two valuations. If the difference between the two valuations is greater than three hundred and fifty (350) basis points, the investment bankers shall, within five (5) days after the end of the fifteen (15) Business Day period jointly select a third investment banker to complete a valuation of the Fair Market Value of the Program Assets. The third investment banker shall be required by the Parties to complete the valuation of the Fair Market Value of the Program Assets no later than fifteen (15) Business Days after being selected. Each Party shall be responsible for one-half of the cost of the third investment banker. The final determination of the Fair Market Value shall be equal to the average of the two closest appraisals prepared by the three investment bankers.

Assumptions for Determination of Fair Market Value
The investment bankers shall be instructed to assume an arms-length transaction between a willing buyer and a willing seller and shall take into consideration, among other things, the amount of the outstanding receivables, the aggregate number of Accounts, and the value of an ongoing relationship with Company. Each investment banker shall be given the following instructions for preparing their valuations:

(A)	All, but not less than all, of the Accounts shall be purchased;

(B)	Assume a seven (7) year ongoing endorsement of the existing program by Company;

(C)	Assume no new acquisition marketing shall be endorsed, i.e. no growth due to new Accounts; and

(D)	Assume the existing value proposition, revenue sharing and product pricing shall remain in effect.